FITCHRATINGS FUND AND ASSET MANAGER RATING GROUP
                                                         Closed-End Funds/U.S.A.

RATING CLOSED-END FUND DEBT AND PREFERRED STOCK
MASTER CRITERIA

RELATED CRITERIA

Rating Market Value Structures, Aug. 16, 2011

Global Bond Fund Rating Criteria,Aug. 16, 2011

Rating Puerto Rico Closed-End Fund Debt and Preferred Stock, Aug.16, 2011

Counterparty Criteria for Structured Finance Transactions, March 14, 2011

RELATED RESEARCH

Tax-Exempt CEFs Change Leverage (ARPS Balances Reduced; New Securities Provide Flexibility), June 17, 2011

Taxable Closed-End Funds Reduce ARPS Leverage, Shift to Alternate Forms, May 25, 2011

CLOs and CEFs: A Comparison of Leveraged Loan Investment Vehicles, April 26,
2011

Tax-Exempt Closed-End Funds Weather Price Declines (Asset Coverage Remains Strong), Feb. 2, 2011

Closed-End Funds: Evolving Use of Leverage and Derivatives, Sept. 27, 2010

Closed-End Funds: Redemptions Provide Some Liquidity to Illiquid ARPS Market, Aug. 31, 2010

ANALYSTS

Ian Rasmussen
+1 212 908-0232
ian.rasmussen@fitchratings.com

Yuriy Layvand, CFA
+1 212 908-9191
yuriy.layvand@fitchratings.com

Greg Fayvilevich
+1 212 908-9151
gregory.fayvilevich@fitchratings.com

Nathan Flanders
+1 212 908-0827
nathan.flanders@fitchratings.com

Roger W. Merritt
+1 212 908-0636
roger.merritt@fitchratings.com

This report updates and replaces the master criteria report titled "Closed-End Fund Debt and Preferred Stock Rating Criteria," dated Aug. 17, 2009. This report primarily covers collateralized short- and long-term obligations issued by U.S. closed-end funds (CEFs) regulated by the Investment Company Act of 1940 (1940
Act).

STRESSED ASSET VALUES EMPHASIS: The ability of a CEF to redeem debt and preferred stock is fundamentally linked to the market value of the fund's assets, especially in times of market stress. Stress testing a CEF portfolio's market value under a liquidation scenario to repay rated liabilities is a core element of Fitch's rating methodology for CEFs.

STRUCTURAL PROTECTIONS SUPPORT RATINGS: CEFs must adhere to leverage restrictions and structural features prescribed by the 1940 Act, which provide a baseline set of protections. Fitch's criteria considers the stressed price volatility of specific asset types, all forms of on- and off-balance sheet leverage, the level of diversification, and other risk factors not fully addressed by the 1940 Act.

DISCOUNT FACTORS DRIVE COVERAGE: Stressed discount factors (DFs) are applied to specific portfolio assets based on the assets' historical worst volatility. In turn, the discounted value of the portfolio provides the overcollateralization
(OC) available to rated liabilities. DFs are largely unchanged in this criteria update. Notable exceptions include clarification of certain DFs, inclusion of previously released structured finance DFs, and a more conservative framework for single-state municipal CEFs.

CONSERVATIVE SINGLE-STATE MUNICIPAL FRAMEWORK: Asset DFs have been increased by an additional 1.25x multiple for high concentrations in states rated 'BBB' or lower. This change is intended to compensate for the risks of holding a portfolio of assets from a state undergoing extreme financial stress. Asset price volatility and correlations may be more pronounced in such instances.

IMPORTANCE OF PORTFOLIO DIVERSIFICATION: The criteria places heavy emphasis on the fund's portfolio diversification to limit overall portfolio risk. Portfolio guidelines that allow for issuer, industry, municipal sector, and/or state concentrations higher than Fitch's diversification framework will result in higher DFs and potentially lower ratings.

CAPTURING ECONOMIC LEVERAGE: The Fitch OC tests seek to capture all forms of leverage-traditional and economic-utilized by CEFs. Forms of economic leverage include derivatives, tender options bonds (TOBs), and other off-balance sheet liabilities, many of which are not captured by the 1940 Act.

RECOGNITION OF SUBORDINATION RISKS: The Fitch Net OC test captures the effects of subordination that may pose a risk to rated debt and preferred stock. Subordination arises from the presence of senior debt and other obligations in the fund's capital structure, which may have a first priority on fund assets.

DYNAMIC DELEVERAGING A KEY FEATURE: CEFs typically implement structural deleveraging mechanisms to protect investors in CEF debt and preferred stock. The deleveraging triggers are based on minimum OC ratios recalculated on a regular basis, with an allowable cure period before mandatory deleveraging takes place. Fitch's criteria closely consider the frequency and robustness of these deleveraging mechanisms.

www.fitchratings.com                                            August 16, 2011

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FITCHRATINGS FUND AND ASSET MANAGER RATING GROUP


RATINGS ASSIGNED TO SECURITIES ISSUED BY CEFS

Fitch assigns long- and short-term credit ratings to debt and preferred stock issued by leveraged CEFs, consistent with Fitch's published ratings definitions. Ratings do not address liquidity in secondary markets.

LONG-TERM RATINGS

The long-term credit ratings address the likelihood of full and timely payment of interest or dividends on each payment date and principal upon optional or mandatory redemption or at maturity and are based on the following:


- STRUCTURAL MECHANISMS: OC triggers, mandatory redemption parameters, and other structural protections for rated debt obligations.

- CAPITAL STRUCTURE: The fund's capital structure and sufficiency of asset coverage, according to seniority of the liabilities.

- INVESTMENT PORTFOLIO: Evaluation of the fund's portfolio assets with a focus on the potential market value loss under stress scenarios.

- INVESTMENT MANAGER REVIEW: Qualitative assessment of the fund's investment manager.

-    LEGAL CONSIDERATIONS: Integrity of the legal structure.

SHORT-TERM RATINGS

Fitch may also assign short-term credit ratings to notes and preferred stock with maturities viewed as short-term based on market convention (typically up to 13 months) and notes and preferred stock that offer a demand feature that gives investors the right to tender the securities back to the fund or the liquidity provider on pre-specified periods or dates. In the latter case, Fitch assigns a long-term rating to the leverage to address the sufficiency of asset coverage to note and preferred investors and a short-term rating to address the strength of the put feature based on:

- LIQUIDITY PROVIDER'S OBLIGATION: Review of the terms and conditions of the liquidity provider's obligation to purchase all debt or preferred stock tendered for sale that have not been sold on the tender date or upon certain events defined in the transaction documents, such as expiration of the liquidity agreement or downgrade of the liquidity provider below a specified threshold.

- LIQUIDITY PROVIDER'S CREDIT STRENGTH: The credit strength of the liquidity provider or the guarantor supporting the liquidity provider's obligation.

-    LEGAL CONSIDERATIONS: The integrity of the legal structure

RATINGS ASSIGNED TO OTHER CEF LEVERAGE TYPES

Fitch also assigns ratings to other types of financing instruments for CEFs and CEF-like fund structures. Examples include credit facilities, margin loans, and reverse repurchase agreements extended to CEFs and bespoke exchange-traded note transactions.

CEF DEBT AND PREFERRED STOCK RATED BELOW INVESTMENT GRADE

The majority of Fitch-rated CEFs seek to achieve and maintain 'AAA' or 'AA' ratings on their debt and preferred stock obligations. The baseline protections of the 1940 Act help support such rating levels. As such, Fitch does not publish DFs below the 'BBB' rating level. In a scenario where a CEF's obligations are rated below 'BBB,' Fitch would evaluate the portfolio, the structure, and the manager on a case-by-case basis, taking into account potential future asset market value losses.

Rating Closed-End Fund Debt and Preferred Stock                                2
August 16, 2011

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FITCHRATINGS FUND AND ASSET MANAGER RATING GROUP


STRUCTURAL MECHANISMS SUPPORT RATINGS

Fitch's criteria for CEF debt and preferred stock assess the stressed asset coverage or OC as the primary means for repaying rated debt and preferred stock. The analytical focus is on the asset pool and the structural mechanisms in place to redeem rated obligations even during a stressful market environment where no refinancing options are available. Asset liquidations and forced deleveraging are presumed to be the only means of debt repayment upon an early or mandatory redemption, as well as repayment at maturity. CEF debt and preferred stock investors therefore are exposed to risks stemming from:

- MARKET RISK: The general risk of declines in the market value of portfolio assets, particularly in periods of market stress such as what was experienced in 2008.

- LIQUIDITY RISK: The risk that a security cannot be sold quickly enough in the market to prevent a further loss or only can be liquidated at a haircut to its intrinsic value. This risk is present in the event of mandatory deleveraging or redemption following a breach of certain asset coverage ratios.

- LEVERAGE RISK: The risk that leverage carried by the fund will exacerbate market losses allocated to investors and, depending on the exact nature of each form of debt, may also subordinate investors of rated debt and preferred stock.

- MORAL HAZARD RISK: The risk that an investment manager may manage a fund's portfolio and leverage to the benefit of common stockholders and to the detriment of debt and preferred stock investors.

OC IN TIMES OF STRESS

OC is measured by evaluating the market value of collateral available to retire rated liabilities adjusted by DFs to address the possibility that market values could decline further prior to sale. The presence of market value-based OC triggers serves as the primary source of credit enhancement and protection for rated obligations. Consequently, CEFs with rated instruments maintain overcollateralization guidelines within their governing documents.

Fitch will assign ratings by analyzing how funds seek to maintain sufficient OC compared with Fitch OC tests. By maintaining a minimum standard for OC, the asset coverage tests are designed to protect CEF debt and preferred stock investors against default on principal and any accrued interest or dividends.

MANDATORY DELEVERAGING OR REDEMPTION

Fitch's CEF rating criteria are based on deleveraging/mandatory redemption provisions over a pre-specified and limited timeframe. Fitch views favorably any additional provisions CEFs incorporate to increase asset coverage upon breaching the tests, such as ceasing distributions to common stockholders until the OC is restored.

Fitch reviews mandatory deleveraging and other collateral maintenance provisions within transaction documents to assess whether CEFs maintain sufficient OC for debt and preferred stock for a given rating level. The period for deleveraging usually takes the form of a cure period followed by a set period for performing mandatory redemptions.

For instance, the fund is first afforded a cure period within which it may take voluntary action to bring the tests back into compliance upon a breach of either the 1940 Act or Fitch OC tests. During this period, funds may sell assets and use proceeds to deleverage the portfolio or seek a capital injection through an equity offering. Fund managers may also elect to rebalance the portfolio into more liquid, less risky assets to cure a breach of the tests. If the manager fails to

Rating Closed-End Fund Debt and Preferred Stock                                3
August 16, 2011

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FITCHRATINGS FUND AND ASSET MANAGER RATING GROUP


cure a breach of a test within the prescribed cure period, the governing documents require redemption of debt and preferred stock within a predefined period in sufficient amounts to restore compliance with the failed test(s).

EXPOSURE PERIOD TO MARKET RISK

The exposure period is the period of time from the last valuation date when the OC tests passed to the last allowable date when any OC test breach must be cured. The exposure period is a central factor in Fitch's rating analysis, as it limits the maximum number of days that a CEF debt or preferred stock investor is exposed to portfolio market value declines before deleveraging and/or early redemption takes place. The average exposure period is around 40-60 business days for Fitch-rated CEFs.

The exposure period, which is specified in the fund governing documents, is calculated as the sum of the following periods:

- VALUATION PERIOD: The frequency with which the fund calculates coverage ratios to ensure it is passing the tests (typically weekly).

- CURE PERIOD: The number of days the fund has to cure any breach before entering into a mandatory redemption period (typically 10 business days).

- MANDATORY REDEMPTION PERIOD: The covenanted time allotted for redeeming shares or notes, during which time funds cannot issue additional leverage or pay common stock dividends (typically 30 days). This period is set to account for mandated shareholder notification periods, auction dates, and other structural considerations.

In determining the asset DFs presented in the table on pages 7-8, Fitch calculated stressed DFs using exposure periods of between 40-60 business days. Governing documents that specify an exposure period greater than 60 business days may result in more conservative DFs being applied at a given rating level. Conversely, an exposure period under 40 business days may result in less conservative DFs at a given ratings level. Fitch will evaluate shorter exposure periods on a case-by-case basis, as shorter liquidation periods can also lead to higher losses due to periods of market illiquidity and forced selling.

INVESTOR ACTIONS TO ENFORCE OR WAIVE DELEVERAGING

Some closed-end fund debt and preferred stock transaction documents permit their investors to enforce or waive the fund's deleveraging and collateral maintenance procedures when asset coverage tests are breached. Typically, a minimum number of votes by certain investor classes are needed for the actions to become effective. A waiver of the deleveraging mechanisms may extend the length of time investors are exposed to volatility in the market value of the fund's portfolio and, thus, could put negative pressure on the ratings.

CEF OC TESTS

1940 ACT-BASELINE PROTECTION TO RATED DEBT AND PREFERRED STOCKHOLDERS

The 1940 Act does not mandate fund deleveraging upon breach of asset coverage but does restrict payments/declaration of common dividends and limits the issuance of new leverage until sufficient 1940 Act asset coverage is restored. However, fund operating documents usually include mandatory deleveraging/redemptions as a mechanism for curing a breach of the 1940 Act. Therefore, 1940 Act asset coverage ratios, as typically incorporated into fund governing documents, effectively limit the amount of leverage a fund can maintain. The 1940 Act requires a minimum OC

Rating Closed-End Fund Debt and Preferred Stock                                4
August 16, 2011

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FITCHRATINGS FUND AND ASSET MANAGER RATING GROUP


of 200% for total debt and preferred stock leverage and a minimum asset OC of 300% for senior debt leverage. These OC tests are based on current, rather than stressed, market values.

Fitch monitors funds' compliance with such 1940 Act asset coverage ratios, as they are an important structural protection for investors of rated notes and preferred stock. The 200% asset coverage ratio for debt and preferred stock is typically calculated in one of two ways, both of which yield the same result:

                 [Total Assets at MV - Current Liabilities(a)]
=  ----------------------------------------------------------------------------
       [All 1940 Act Leverage(b) + Accrued Expenses and Fees on Leverage]

                                       or

[Common Equity + All 1940 Act Leverage + Accrued Expenses and Fees on Leverage]
   ----------------------------------------------------------------------------
=        [All 1940 Act Leverage + Associated Accrued Expenses and Fees]

(a)Current liabilities do not include any liabilities associated with fund leverage, as recognized by the 1940 Act in Section 18.

(b)1940 Act leverage only includes leverage that funds interpret to be recognized as leverage under Section 18 of the 1940 Act (e.g. preferred stock, notes, and bank facility). Other types of leverage, such as reverse repurchase agreements, mortgage dollar rolls, and noncash settled derivatives, are excluded from this test and, instead, follow asset segregation rules. For more information see Fitch Research on "Closed-End Funds: Evolving Use of Leverage and Derivatives," dated Sept. 27, 2010, available on Fitch's Web site at www.fitchratings.com.

The 300% asset coverage ratio for senior debt is typically calculated in one of two ways, both of which also yield the same result:

                 [Total Assets at MV - Current Liabilities(a)]
=  ----------------------------------------------------------------------------
    [All Senior 1940 Act Leverage(a) + Accrued Expenses and Fees on Leverage]

                                       or

[Common Equity + All 1940 Act Leverage + Accrued Expenses and Fees on Leverage]
   ----------------------------------------------------------------------------
=    [All Senior 1940 Act Leverage + Accrued Expenses and Fees on Leverage]

(a)Senior 1940 Act leverage only includes leverage that funds interpret to be recognized as senior securities other than preferred stock under Section 18 of the 1940 Act. (e.g. notes and bank facility). Similar to the 200% test, other types of leverage such as reverse repurchase agreements, mortgage dollar rolls, and noncash settled derivatives are excluded from the 300% test and instead follow asset segregation rules. For more information, see Fitch Research on "Closed-End Funds: Evolving Use of Leverage and Derivatives," dated Sept. 27, 2010, available on Fitch's Web site at www.fitchratings.com.

ASSIGNING RATINGS BASED ONLY ON INVESTMENT COMPANY ACT OF 1940 ASSET COVERAGE RATIO

Fitch may rely on the leverage limits embedded in the 1940 Act when rating certain CEFs holding less volatile assets. To determine whether Fitch can rely solely on 1940 Act asset coverage ratios for assigning an 'AAA' rating, Fitch seeks to determine that the fund:

-    Is limited to only purchasing lower risk assets.

- Has appropriate levels of issuer and industry diversification consistent with Fitch's criteria.

-    Restricts forms of leverage to those captured under the 1940 Act.

- Maintains appropriately conservative mandatory deleveraging provisions that ensure deleveraging and/or redemption of rated obligations within a 60-business-day (or less) period.

The table on page 8 shows which asset types have Fitch DFs that are lower than those implied by the 1940 Act's asset coverage tests. These asset types may be analyzed on the basis of the 1940 Act's asset coverage tests, subject to the caveats above. Fitch's diversification guidelines are outlined in Diversification Framework, pages 10-15.

FITCH OC TESTS: GOING BEYOND THE 1940 ACT

The asset coverage/leverage restrictions of the 1940 Act are not sufficiently conservative at higher ratings levels for many of the asset types held by CEFs. Moreover, the 1940 Act tests often do not capture certain forms of leverage.

Rating Closed-End Fund Debt and Preferred Stock                                5
August 16, 2011

FITCHRATINGS FUND AND ASSET MANAGER RATING GROUP


Fitch's CEF rating criteria measures the OC of debt and preferred stock via the Fitch Total OC and Fitch Net OC tests (together, the Fitch OC tests). The Fitch OC tests address the potential for additional forms of leverage and more volatile asset classes. Fitch OC tests seek to measure whether the risk-adjusted market value of fund assets is sufficient to meet all principal and interest/dividends payments of debt and preferred stock upon optional or mandatory redemption. In the absence of other qualitative considerations, Fitch OC and Fitch Net OC ratios in excess of 100% are generally deemed to be consistent with the rating assigned to the debt and preferred stock.

FITCH TOTAL OC TEST: SUFFICIENCY OF ASSET COVERAGE

Fitch evaluates a fund's asset coverage on the basis of the Fitch Total OC test for each rated class of leverage in the fund's capital structure. The calculation of the Fitch Total OC test includes, in the numerator, all portfolio assets discounted using Fitch DFs along with any applicable haircuts for insufficient diversification. The denominator includes all portfolio liabilities that are pari passu or are senior to that class of rated debt or preferred stock.

                                       Total Net Discounted Assets at MV(a)
Fitch Total OC = -------------------------------------------------------------------------------------
                 Fitch Rated Liability + Other Liabilities Pari Passu and Senior to Rated Liability

(a)Total net discounted assets at market value (MV) equal total portfolio assets at MV and accrued income, including assets held as collateral for other fund liabilities, less nonleverage liabilities that are not part of a rolling leverage strategy (such as to-be-announced (TBA) securities, futures, and forwards, among others), then discounted at the Fitch DFs in the table on pages 7-8 and adjusted per Fitch's criteria discussed in Diversification Framework on pages 10-15.

FITCH NET OC TEST: SUBORDINATION RISK PROTECTION

Fitch also evaluates a CEF's asset coverage on the basis of the Fitch Net OC test, which is relevant if a fund has liabilities that are senior to the Fitch-rated debt and preferred stock or if it has liabilities that are secured by specific assets. The Fitch Net OC test assesses whether the fund has sufficient assets to provide asset coverage for the rated debt or preferred stock after first repaying liabilities that are legally or structurally more senior in the capital structure. The Fitch Net OC test is calculated as follows:

                              Available Net Discounted Assets(a)
Fitch Net OC = -----------------------------------------------------------------
               Fitch Rated Liability + Other Liabilities That Are Pari Passu


(a)Available net discounted assets equals total portfolio assets at MV and accrued income minus all assets that are either held as collateral for other fund liabilities and/or subject to a first claim of a senior liability in the capital structure minus nonleverage liabilities that are not part of a rolling leverage strategy (such as TBA security rolls, futures, and forwards, among others), then discounted at the Fitch DFs in the table on pages 7-8 and adjusted per Fitch's criteria discussed in Diversification Framework on pages 10-15.

The Fitch Net OC test may be either more or less conservative than the Fitch Total OC test and may be particularly relevant for CEFs that utilize senior bank lines, depending on the collateralization requirements. For instance, the Fitch Net OC test could be more conservative when senior bank liabilities are secured by specific assets. This may result in the remaining portfolio assets being more highly concentrated by issuer and/or industry or concentrated in terms of more volatile asset types. Fitch discounts the portfolio's assets applying the diversification framework after subtracting any assets that are encumbered as collateral for senior obligations. Fitch will calculate available net assets after subtracting the total amount of senior liabilities if senior liabilities have a general claim on fund assets. If specific assets are encumbered or segregated, Fitch will seek to exclude these assets from the OC tests.

Rating Closed-End Fund Debt and Preferred Stock                                6
August 16, 2011

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FITCHRATINGS FUND AND ASSET MANAGER RATING GROUP


FITCH DFS REFLECT ASSETS' MARKET VALUE RISK

Fitch's DFs are used to calculate the Fitch OC tests. These DFs reflect each asset class's unique price volatility based on historically observed worst-case price declines. For higher ratings levels, Fitch applied an additional stress factor multiple and a liquidity haircut to the worst-observed loss.
(For more information on Fitch's determination of asset-specific DFs, see Appendix 2: Market Value Approach to DF Development on page 20.) The DFs in many cases are higher (i.e. afford CEFs lower levels of leverage) than allowed under the 1940 Act, in some cases substantially so (see Fitch DFs tables below and on page 8). Fitch will evaluate the sufficiency of the fund's asset coverage in the context of the Fitch OC and Fitch Net OC tests for CEFs that invest in higher risk asset classes in addition to the fund's compliance with the 1940 Act.

FITCH DISCOUNT FACTORS


                                                         DISCOUNT FACTORS APPROPRIATEFOR DIFFERENT RATING
                                                               LEVELS OF CEF DEBT AND PREFERRED STOCK
                                                       -------------------------------------------------
                                                                  AAA      AA       A       BBB
ASSETS
CASH AND SHORT-TERM INVESTMENTS
Cash and Receivables                                             1.00     1.00     1.00     1.00
Due in 10 Business Days or Less
Securities Rated in 'A' to                                       1.10     1.08     1.05     1.00
'AAA' Rating Categories; < 1 Year

U.S. GOVERNMENT SECURITIES
Treasuries, Supranationals, Direct U.S.                          1.10     1.08     1.05     1.00
Agency Debt, and U.S.
 Agency-Backed MBS; 1-10 Years(a)
Treasuries, Supranationals, Direct U.S.                          1.25     1.20     1.15     1.10
Agency Debt and U.S. Agency MBS; >10 Years

SOVEREIGNS
Debt of Developed Countries; 1-10 Years (b c)                    1.15     1.10     1.08     1.05
Debt of Developed Countries; >10 Years                           1.30     1.25     1.20     1.15
Debt of Emerging Countriesd                                      3.10     2.40     1.75     1.50

MUNICIPALS
Obligations in 'AAA' or 'AA'                                     1.20     1.15     1.10     1.08
Rating Categories; 1-10 Years(e)
Obligations in 'A' Rating                                        1.30     1.20     1.15     1.10
Category; 1-10 Years
Obligations in 'AAA' Or                                          1.45     1.35     1.25     1.20
'AA' Rating Categories; >10 Years
Obligations in 'BBB' Rating                                      1.45     1.35     1.25     1.20
Category; 0-10 Years
Obligations in 'A' Rating                                        1.50     1.40     1.30     1.20
Category; >10 Years
Obligations in 'BBB' Rating                                      1.70     1.50     1.40     1.25
Category; >10 Years
Obligations Below Investment                                     2.50     2.00     1.70     1.45
Grade or Unrated

CORPORATES
Bonds, Developed Countries,                                      1.30     1.20     1.15     1.10
in 'AAA' or 'AA' Rating Categories; 1-10 Years(f)
Bonds, Developed Countries,                                      1.40     1.30     1.25     1.20
in 'A' Rating Category; 1-10 Years
Bonds, Developed Countries,                                      1.40     1.30     1.25     1.20
in 'BBB' Rating Category; 0-10 Years
Bonds, Developed Countries,                                      1.40     1.30     1.25     1.20
in 'AAA' or 'AA' Rating Categories; >10 Years
Bonds, Developed Countries,                                      1.65     1.50     1.35     1.25
in 'A' or 'BBB' Rating Categories; >10 Years
Bonds, Developed Countries, in 'BB' Rating Category              1.80     1.60     1.40     1.30
Bonds, Developed Countries , in 'B' Rating Category              2.15     1.80     1.55     1.40
Bonds, Developed Countries,                                      3.70     2.55     1.95     1.60
Rated 'CCC' or Lower or Unrated
Bonds, Emerging Countries                                        4.60     2.90     2.10     1.65

CONVERTIBLES
Busted Convertible Debt, Developed Countries,                    1.30     1.20     1.15     1.10
in 'AAA' or 'AA' Rating Categories or Unrated; 1-10 Years(f)
Busted Convertible Debt, Developed Countries,                    1.40     1.30     1.25     1.20
in 'A' or 'BBB' Rating Categories; 1-10 Years
Busted Convertible Debt, Developed Countries,                    1.40     1.30     1.25     1.20
in 'AAA' or 'AA' Rating Categories or Unrated; >10 Years
Busted Convertible Debt, Developed Countries,                    1.65     1.50     1.35     1.25
in 'A' or 'BBB' Rating Categories; >10 Years
Typical Convertible Debt, Typical Convertible
Preferred Stock and Busted Convertible
Preferred Stock, Developed
Countries, Investment Grade, or Unrated(h)                       1.80     1.60     1.40     1.30
Busted Convertible Debt and Busted Convertible                   1.80     1.60     1.40     1.30
Preferred Stock, Developed Countries,
in 'BB' Rating Category
Busted Convertible Debt and Busted Convertible                   2.15     1.80     1.55     1.40
Preferred Stock, Developed Countries,
in 'B' Rating Category
Equity Sensitive Convertible Debt and Equity                     2.15     1.80     1.55     1.40
Sensitive Convertible Preferred Stock,
Investment Grade, or Unrated(i)
Typical Convertible Debt and Typical Convertible                 2.55     2.05     1.65     1.45
Preferred Stock, Below Investment Grade
Synthetic Convertible Securities(j)                                 -        -        -        -

(a)Asset category for agency-backed MBS excludes interest- and principal-only issues. (b)Sovereign debt excludes U.S. (c)Developed countries are advanced economies, as defined by the IMF. (d)Emerging countries are defined as all countries not included in the aforementioned definition of developed countries.
(e) 'AAA' rated municipals include refunded and pre-refunded municipal bonds, backed by U.S. government collateral. (f)Bonds category includes the collateralized bond asset class. (g)Busted convertible securities are defined as convertible securities having a conversion premium in excess of 70%. Conversion premium is calculated as (MV of the convertible security MV of total stock into which the security may be converted to)/MV of the convertible security).
(h)Typical convertible securities are defined as convertible securities that have a conversion premium between 20% and 70%. (i)Equity sensitive convertible securities are defined as convertible securities that have a conversion premium less than 20%. (j)Fitch will evaluate synthetic convertible securities on a case-by-case basis to determine the appropriate DF and diversification treatment. In making this determination, Fitch will review the credit rating of the issuer and put provider, the provisions on put protection and stock delta, and whether the underlying stock is trading at an equity sensitive, typical, or busted conversion premium.

Rating Closed-End Fund Debt and Preferred Stock                                7
August 16, 2011

FITCHRATINGS FUND AND ASSET MANAGER RATING GROUP

Fitch's DFs assume a market value exposure period between 40-60 days. Fitch may determine and publicly disclose DFs for other collateral types, exposure periods, and rating stresses on a case-by-case basis. Where DFs are based on the credit rating of the portfolio asset, Fitch looks to the Fitch rating first, if available, otherwise to the lowest available rating assigned by other global rating agencies. Where only a short-term security rating is available, Fitch's rating correspondence table, available in the Ratings Definitions page of Fitch's Web site at www.fitchratings.com, is used to map the security's short-term rating to a long-term rating.


FITCH DISCOUNT FACTORS (CONTINUED)

                                                                              DISCOUNT FACTORS APPROPRIATE
                                                                                 FOR DIFFERENT RATING
                                                                                  LEVELS OF CEF DEBT
                                                                                  AND PREFERRED STOCK
ASSETS                                                                        AAA     AA       A      BBB
----------------------------------------------------------------------        ---     ---     ---     ---
CONVERTIBLES (CONTINUED)
 Busted Convertible Debt and Busted                                           3.70    2.55    1.95    1.60
Convertible Preferred Stock, Rated 'CCC'
 or Lower or Unrated Distressed
 Convertible Debt and Unrated Distressed
 Convertible Preferred Stock, Developed Countries(i)
 Equity Sensitive Convertible Debt and                                        4.00    2.70    2.05    1.60
Equity Sensitive Convertible Preferred
 Stock, Below Investment Grade
 Convertible Debt and Convertible Preferred                                   5.00    3.50    2.10    1.75
Stock, Emerging Countries
 LEVERAGED LOANS
 Performing U.S., Canadian, and European                                      1.55    1.40    1.30    1.25
Union (EU) First Lien Loans Not Covenant Light(j k)
 Performing U.S., Canadian, and EU Second                                     2.50    2.00    1.60    1.40
Lien and Covenant Light First
 Performing U.S., Canadian, and EU Third                                      5.00    3.50    2.10    1.65
Lien and Covenant Light Second
 EQUITY
MLPs, RITs, and MTS, $1.5+ Billion                                            2.20    1.75    1.50    1.35
Float-Adjusted Market Capitalization(l)
 U.S. and Developed Countries, Large                                          2.60    2.10    1.70    1.50
Capitalization(m)
 U.S. and Developed Countries, Medium                                         4.00    2.70    2.05    1.60
Capitalization, and Small Capitalization,
 and MLPs, RITs and MTS, with Less
 Than $1.5 Billion Float-Adjusted
 Market Capitalization(n o)
 Emerging and Developing Markets                                              5.50    3.75    2.20    1.75
PREFERRED STOCK
 Preferred Stock                                                              2.50    2.00    1.60    1.40
FOREIGN CURRENCY
 Unhedged Foreign Currency Exposure,                                          1.50    1.40    1.30    1.25
Investment-Grade Countries (In Addition
 to Standard Asset DFs)
 STRUCTURED SECURITIES
 ABS Student Loans 'AAA' FFELP                                                1.35    1.25    1.20    1.15
Non-ARS; < 10 Years(p)
 CMBS Issued 2005 or Earlier: Super-Senior                                    1.45    1.35    1.25    1.20
Tranches Rated; 'AAA'(q)
 ABS Student Loans 'AAA' FFELP                                                1.45    1.35    1.25    1.20
Non-ARS; > 10 Years(p)
 CMBS Issued After 2005: Super-Senior                                         1.70    1.50    1.35    1.30
Tranches Rated 'AAA'(q)
 Non-Agency RMBS, other ABS, other                                            1.80    1.60    1.40    1.30
CMBS, and CLOs rated 'AAA'(r)
 Non-Agency RMBS, other ABS, other                                            2.50    2.00    1.60    1.45
CMBS, and CLOs rated 'AA' or 'A'(r)
OTHER
All Other Assets                                                                NC      NC      NC      NC


(i)Distressed convertibles have a bid price below 60% of par, as defined on page 303 of the March 2008 edition of "A Guide to the Lehman Brothers Global Family of Indices."

(j)Performing loans are defined as loans that remain current on principal and interest payment obligations. (k)Covenant light loans are defined as loans without maintenance-style financial covenants, such as maximum leverage and minimum interest and cash flow coverage tests, which are required to be tested (and passed) each quarter or half year. Fitch's DFs on leveraged loans are primarily derived from the performance of the U.S. leveraged loan market and reflects the jurisdictional support of creditor's rights in the U.S. To date, this analysis has also been applicable to leveraged loans originating from Canada and the EU, which together with U.S. leveraged loans constitute the majority of investments made by Fitch-rated loan closed-end funds. However, should a marked change in jurisdictional mix and creditor's rights take place in any of these geographical locations, Fitch will reevaluate its DFs to reflect such data. (l)Defined as excluding closely held stock and cross holdings, among others, consistent with the calculation methodology of the Alerian MLP Index. Also includes publicly traded c-corps with more than 80% of assets in MLPs, RITs, and MTS. Notwithstanding this, MLPs, RITs, and MTS that are restricted from trading with 180 days or less until the first available registration date are afforded same DFs as MLPs, RITs and MTS with less than $1.5 billion market capitalization, subject to a 10% overall limit on exposure. (m)Large capitalization is defined as company stock that has market capitalization equal to or more than $5 billion. (n)Medium capitalization is defined as company stock that has market capitalization of less than $5billion and equal to or more than $1 billion. (o)Small capitalization is defined as company stock that has market capitalization of less than $1 billion. (p)FFELP non-ARS student loans refer to the private sector student loan programs organized through one of the U.S. federal agencies' family education loan program. These loans have either full or almost-full support of the U.S. government, depending on vintage. Non-ARS refers to those investments that do not trade as an auction-rate security.
(q)Super-senior tranche refers to a tranche that has at least one other 'AAA' rated tranche junior to it and no other tranches senior to it in the capital structure. Furthermore, such tranche should not be on Rating Watch Negative or Rating Outlook Negative. (r)Other ABS includes 'AAA' rated obligations securitized by credit card and automobile loan receivables and student loans that are not already captured by other security-type categories in the above table. Notes: For all asset classes, asset maturity is calculated on the basis of the security's final maturity, except for securities that contain a put provision at the security holder's option. In such instances and for the purpose of determining the appropriate asset DF, the next available put date may be assumed to be the asset maturity date. For investments that synthetically reference diversified indices or portfolios, Fitch calculates the average credit quality needed to select the appropriate DF by: looking to the Fitch rating of each underlying security, if available, otherwise at the lowest available rating of other global rating agencies; assigning a probability of default value to each underlying security based on Fitch's Corporate CDO Criteria; and calculating the probability-of-default weighted-average credit rating of that index/portfolio in consistency with Fitch's report "Global Bond Fund Rating Criteria," DATED AUG. 16, 2011. MLPs - Master limited partnerships. RITs - Royalty or income trusts. MTS-Marine transportation securities. NC - No credit given unless evidence of stable market value risk can be demonstrated.

Rating Closed-End Fund Debt and Preferred Stock                              8
August 16, 2011

FITCHRATINGS FUND AND ASSET MANAGER RATING GROUP

DISCOUNT FACTORS RELATIVE TO THE 1940 ACT 200% AND 300% ASSET COVERAGE RATIOS

[GRAPH]

Rating Closed-End Fund Debt and Preferred Stock                              9
August 16, 2011

FITCHRATINGS FUND AND ASSET MANAGER RATING GROUP

LEVERAGE OUTSIDE THE 1940 ACT

Fitch OC tests also capture leverage that falls outside the 1940 Act's definitions of leverage. Nontraditional leverage that is excluded from the 1940 Act asset coverage tests include reverse repurchase agreements, tender option bonds (TOBs), securities lending arrangements, to be announced (TBA) security rolls, forwards, futures, total return swaps, credit default swaps, and purchased and written put and call options, among others.

The 1940 Act generally allows funds to exclude such leverage from their asset coverage tests if the leverage is fully collateralized by segregated liquid assets or if completely offsetting leverage positions exist, e.g. long and short credit default swaps referencing the same name. For more information on this topic, see Fitch Research on "Closed-End Funds: Evolving Use of Leverage and Derivatives," dated Sept. 27, 2010, available on Fitch's Web site at www.fitchratings.com.

The full effects of leverage as measured by the 1940 Act may be understated for funds utilizing such nontraditional forms of leverage. Fitch seeks to include all forms of leverage, whether on- or off-balance sheet for purposes of the Fitch OC tests. (For more information on how to calculate the Fitch Total OC test and Fitch Net OC test based on various types of traditional and nontraditional leverage, see Appendix 1: Fund Liabilities, page 17.)

DEFERRED TAX LIABILITIES

Most CEFs elect to be treated as regulated investment companies (RICs) under the Internal Revenue Code of 1986, as amended, allowing them not to pay entity-level income tax, subject to certain requirements. However, some CEFs choose to be treated as corporations to take advantage of preferred tax treatment given to certain assets, such as MLPs. As a result, these CEFs may carry deferred tax liabilities (or assets) on their balance sheets due to appreciation of portfolio securities and tax deferral on income.

Fitch treats a limited portion (10%) of a fund's deferred tax liability as a fund liability for the purposes of calculating the Fitch OC tests. Fitch expects that, under most market stress scenarios, declines in prices of portfolio assets will eliminate the deferred tax liabilities. However, including deferred tax liabilities in the Fitch OC tests accounts for the remote risk that a portion of the liability may be realized upon sale of securities in a stressed scenario.

REFINANCING RISKS

CEFs can be exposed to refinancing risk when senior debt matures or is called early or when debt and term preferred stock reach maturity, forcing the fund to liquidate portfolio assets to provide for repayment. To provide for liquidity upon maturity, the transactional documents for debt and term preferred stock may require a fund to segregate assets in an amount at least equal to the amount of maturing securities and to convert the segregated assets to more liquid securities as maturity approaches. Fitch views favorably the use of such liquidity accounts and also provisions for longer termination notice periods for senior financing securities, as they may serve to minimize forced asset sales in a stressed environment and offer additional time to find alternative financing sources.

DIVERSIFICATION FRAMEWORK

Fitch's CEF ratings guidelines include a minimum diversification framework by issuer, municipal sector, or corporate industry, and by state. Fitch developed its DFs for various asset classes based on an analysis of historical price declines and volatility of various indices. As a

Rating Closed-End Fund Debt and Preferred Stock                              10
August 16, 2011

FITCHRATINGS FUND AND ASSET MANAGER RATING GROUP

result, the DFs implicitly assume that the CEF portfolio being evaluated is sufficiently diverse, consistent with Fitch's diversification framework.

1940 ACT DIVERSIFICATION GUIDELINES

The 1940 Act provides a baseline diversification framework. CEFs regulated under the 1940 Act may elect to register as a diversified or a nondiversified company, both with respect to single issuer and industry/sector concentration. The issuer concentration guidelines of the 1940 Act permit diversified funds to invest up to 5% in a single issuer for up to 75% of their portfolio and allow up to 25% in a single issuer (also known as the Safe Harbor provision). The corporate industry and municipal sector concentration guidelines permit funds to register as diversified and subject their portfolios to a 25% concentration limitation per industry or municipal sector. Alternatively, CEFs may elect to operate as nondiversified CEFs and concentrate their holdings in a particular industry/sector. The nondiversified status is utilized primarily by sector funds, such as real estate- and energy-sector CEFs.

FITCH'S DIVERSIFICATION FRAMEWORK

Fitch views the 1940 Act diversification framework as insufficient for ratings obligations of CEFs. Fitch's CEF rating criteria includes a diversification framework that goes beyond the 1940 Act, addressing concentration risk relative to issuers, corporate industries, municipal sectors, and concentrated CEFs, including single-state municipal CEFs.

ISSUER DIVERSIFICATION

Fitch's criteria captures issuer concentration risk for purposes of calculating the Fitch OC tests. Fitch excludes the market value of any single-issuer holdings in excess of the concentration framework when calculating the Fitch Total and Net OC tests. Issuer concentration for corporate obligors is calculated as the sum of debt and equity securities issued by an entity on a consolidated basis, rolled up to the holding company level, if applicable.

FITCH CORPORATE ISSUER DIVERSIFICATION GUIDELINES

                             MAXIMUM AMOUNT ELIGIBLE
OBLIGOR                     FOR FITCH OC TESTS (%)(A)
--------------------------  -------------------------
Largest Obligor                                    10(b)
Next Five Largest Obligors                          5
All Other Obligors                                  3




(a)On a case-by-case basis, Fitch may raise its issuer concentration thresholds for funds where Fitch rates the issued debt or preferred stock below investment grade, since b such rating already reflects, to an extent, the increased risk associated with the idiosyncratic risk in the fund's portfolio. On a case-by-case basis, Fitch may raise its issuer concentration thresholds for exposure to broadly diversified investment portfolios or holding companies.
Notes: It is not uncommon for some fund managers to invest in other diversified funds, indices, or investment vehicles. In such cases, Fitch's single obligor guidelines may not apply. For restricted MLPs, RITs, and MTS securities, up to 10% aggregate exposure may be counted toward the Fitch OC tests. Any excess exposure is not eligible for credit. In cases where an obligor is in excess of these guidelines and the fund's exposure is to multiple securities, Fitch excludes the market values of securities with the highest DF first.

The issuer diversification framework for municipal CEFs is similar, with the exception of state-level GO bonds and other issues backed by state-level taxing authority. For 'AAA' rated CEF obligations, state-level GO obligations have a maximum issuer guideline of 20%. This is intended to promote an appropriate amount of portfolio diversification without creating an incentive for portfolios to diversify away from what is traditionally the most creditworthy and liquid of municipal issuances from within a given state.

Rating Closed-End Fund Debt and Preferred Stock                              11
August 16, 2011

FITCHRATINGS FUND AND ASSET MANAGER RATING GROUP

Concentration for municipal obligors is aggregated on the basis of the revenue source supporting repayment. For example, all general obligation bonds of a particular city are aggregated to calculate issuer concentration.

FITCH MUNICIPAL ISSUER DIVERSIFICATION GUIDELINES

                                                                                        MAXIMUM % ELIGIBLE
                                                                                        FOR FITCH OC   TESTS(A)
                                                                                        AAA   AA   A     BBB
-------------------------------------------------------------------------------------   ---   --   --  --------
State-Level General Obligations and Other Municipal
Issues Backed by State-Level Taxing Authority                                            20   40   60    80
Largest Obligor(b)                                                                       10   10   10    10
Next Five Largest Obligors                                                                5    5    5     5
All Other Obligors                                                                        3    3    3     3

(a)On a case-by-case basis, Fitch may raise its issuer concentration thresholds for funds where it rates the issued debt or preferred stock below investment grade, since such rating already reflects, to an extent, the increased risk associated with the idiosyncratic risk in the fund's b portfolio. Reflects maximum concentrations at a given rating stress for debt or preferred obligations issued by CEFs. (b)Excluding state-level general obligation and other municipal issues backed by state-level taxing authority, on a case-by-case basis, Fitch may raise its issuer concentration thresholds for exposure to broadly diversified investment portfolios or holding companies. Notes: In cases where an obligor is in excess of these guidelines and the fund's exposure is to multiple securities, Fitch excludes the market values of securities with the highest DF first.

CORPORATE INDUSTRY AND MUNICIPAL SECTOR DIVERSIFICATION

Fitch also applies a 25% concentration threshold to corporate industries and municipal sectors. Any exposure in excess of 25% is discounted at a higher DF to account for increased concentration risks. Specifically, the DF applied to municipal assets in excess of the 25% industry/municipal sector diversification guidelines are increased by an additional 1.1x or 1.25x, depending on the state GO ratings. The DF multiple for corporate industry concentrations above 25% is 1.5x.

CORPORATE INDUSTRIES FOR PURPOSES OF DETERMINING FUNDS' SINGLE-INDUSTRY EXPOSURE(A)

INDUSTRIES SUBJECT TO 25% THRESHOLD PER FUND
----------------------------------------------
Aerospace and Defense                            General Retail
Automobiles, Building and Materials, Chemicals   Healthcare
Banking, Finance, and Insurance                  Industrial/Manufacturing
Broadcasting, Media, and Cable                   Lodging and Restaurants
Business Services                                Metals and Mining
Computer and Electronics, Telecommunications     Packaging and Containers
Consumer Products                                Paper and Forest Products
Energy (Oil and Gas)                             Pharmaceuticals
Environmental Services                           Real Estate
Farming and Agricultural Services                Sovereigns
Food and Drug Retail                             Textiles and Furniture
Food, Beverage, and Tobacco                      Transportation and Distribution
Gaming, Leisure, and Entertainment               Utilities (Power)
(a)Based on Fitch corporate CDO criteria.

MUNICIPAL SECTORS FOR PURPOSES OF DETERMINING FUNDS' SINGLE-SECTOR EXPOSURE

SECTORS SUBJECT TO 25% THRESHOLD(A)
-------------------------------------------------
Pre-Refunded/Escrowed                              Municipal Essential Service Revenue(c)
General Obligation and Lease/Appropriation Backed  Transportation Revenue
Special Tax Backed                                 Corporate Backed(d)
Healthcare Revenue(b)                              Housing Revenue
Higher Education Revenue




(a)Investments in bonds that have been pre-refunded or escrowed to maturity and in bonds that are backed by state-level general obligation are exempt from the 25% threshold. (b)Includes hospitals, nursing, and senior care facility bonds, among others. (c)Includes power, water, and sewer bonds, among others.
(d)Includes tobacco bonds, investor-owned utilities, and industrial development bonds, among others.

Rating Closed-End Fund Debt and Preferred Stock                              12
August 16, 2011

FITCHRATINGS FUND AND ASSET MANAGER RATING GROUP

The particular multiples Fitch applies to DFs on the basis of portfolio concentration were derived by comparing the performance of broad market indices to indices concentrated in particular corporate industries and municipal sectors and states.

SUMMARY OF INDUSTRY DIVERSIFICATION GUIDELINES FOR TAXABLE CEF(S)

Treatment for Exposure in Excess of 25% to a Single Corporate Industry

Additional 1.5x Multiple to Applicable Asset DF

Note: In instances where a fund has concentration in excess of 25%, Fitch's diversification framework applies the DF multiple on a pro rata basis across all instruments within such a group.

Certain indices utilized by Fitch to derive DFs, such as and the Merrill Lynch Preferred Stock indices for preferred stock securities and the Alerian MLP Index for equity securities issued by MLPs, are inherently sector concentrated. As such, the worst-case losses and resultant DFs already include a concentration element. Therefore, Fitch does not apply an additional DF multiple with respect to preferred stock securities or securities issued by MLPs, RITs, or MTS.

SINGLE-STATE MUNICIPAL CEFS POSE ADDED RISKS

Fitch's CEF criteria consider the inherent concentration risks presented by single-state CEFs, which typically invest 75%-100% of assets in a single state. For single-state concentrations above 25%, Fitch applies a DF multiple of 1.1x for securities of issuers located in a single state rated at least 'BBB' and 1.25x for issuers located in a state rated below 'BBB'. This is intended to capture the increased likelihood of price volatility and correlation between portfolio assets from a single state under credit stress, which may be exacerbated by headline risk and/or forced selling.

SUMMARY OF SECTOR/STATE A DIVERSIFICATION GUIDELINES FOR TAX-EXEMPT CEF(S)

                                 Treatment for Exposures in Excess of 25%          Treatment for Exposures in Excess of
State General Obligation Rating  to a Single Municipal Sector(b)                   25% to a Single State
-------------------------------  ------------------------------------------------  -----------------------------------------------
BBB or Higher                    Additional 1.1x Multiple to Applicable Asset DF   Additional 1.1x Multiple to Applicable Asset DF
BBB-or Lower                     Additional 1.1x Multiple to Applicable Asset DF   Additional 1.25x Multiple to Applicable Asset DF

(a)This table summarizes sector/state diversification guidelines that are applicable to municipal CEFs. Other general guidelines, such as the issuer diversification framework, continue to apply. (b)Excludes state-level general obligation bonds and issues backed by state-level taxing authority. Note: In instances where a fund has concentration in excess of 25%, Fitch's diversification framework applies the DF multiple on a pro rata basis across all instruments within such a group.

ASSET MARKET DEPTH AN IMPORTANT CONSIDERATION

The depth and diversity of a given asset class is an important consideration in Fitch's analysis of CEFs' portfolios and the liquidity of underlying assets. Assets in a market with a homogenous or overly concentrated investor base may be less liquid, particularly in periods of stress where such investors may experience simultaneous selling pressures. For example, an asset market with significant open-end fund and CEF composition could be exposed to a downward spiral of pricing pressure as CEFs simultaneously hit liquidation triggers and/or open-end funds experience redemption pressure due to NAV declines.

Rating Closed-End Fund Debt and Preferred Stock                              13
August 16, 2011

FITCHRATINGS FUND AND ASSET MANAGER RATING GROUP

OTHER RATING CONSIDERATIONS

EARLY DEBT AND PREFERRED STOCK REDEMPTIONS

Historically, CEFs have made prepayments or early redemptions of outstanding securities at par or full liquidation preference. More recently, some CEFs have elected to make tender offers to repurchase outstanding ARPS at a price below their full liquidation preference as a means to offer ARPS investors partial liquidity.

Fitch typically does not view such tender offers at a price less than par or full liquidation amount as a distressed debt exchange leading to a restrictive default, provided that the redemption is fully discretionary to investors and is not coercive. On the other hand, Fitch may consider a tender offer coercive if the securities were not redeemed in cash and/or if the fund announced that the interest or dividend rate is lowered for securities that are not tendered. For more information on this topic, see Fitch Research on "Closed-End Funds:
Redemptions Provide Some Liquidity to Illiquid ARPS Market," dated Aug. 31, 2010, available on Fitch's Web site at www.fitchratings.com.

PREPAYMENT PREMIUMS AND MAKE-WHOLE AMOUNTS

Transaction documents of certain CEF liabilities at times incorporate a variable make-whole amount that is required to be paid to investors as a result of a breach of asset coverage tests. The increased payment may put additional pressure on the CEF's ability to restore appropriate levels of asset coverage and/or redeem obligations. Therefore, Fitch includes any make-whole amount dictated by transaction documents for purposes of calculating the Fitch asset coverage tests. Fitch may also elect to apply an additional stress factor in a higher and/or more volatile interest rate environment.

Similar to make-whole amounts, fixed prepayment premium obligations are also added to total principal and accrued expenses when grossing up the fund's total liabilities for purposes of calculating the Fitch OC tests. Given the fixed and pre-specified nature of the potential liability to the fund, no additional stress beyond the prepayment premium amount is applied.

Some CEF liabilities have a make-whole provision that is enacted solely in the event of a voluntary and optional prepayment of the notes at the discretion of the fund and is not applicable in the event of an early redemption due to a breach of the fund's asset coverage/deleveraging tests. In such instances, Fitch makes no adjustments in calculating Fitch OC tests.

EVALUATING COUNTERPARTY RISK

Fitch evaluates counterparty risk arising from funds' over-the-counter derivative positions when assigning ratings to CEF liabilities. The effectiveness of hedges and the value of speculative positions are linked to the performance of the derivative counterparty.

To evaluate counterparty risk, Fitch reviews the structure of the transaction and credit risk of the counterparty in comparison to Fitch's criteria, as noted in "Counterparty Criteria for Structured Finance Transactions," dated March 14, 2011, available on Fitch's Web site at www.fitchratings.com. Fitch looks to a minimum Fitch long-term issuer default rating (IDR) of 'A' and a minimum short-term IDR of 'F1' of the swap counterparty to support notes and preferred stock ratings in the 'AA' category or higher. If sufficient collateral is posted, the criterion is extended to counterparties rated a minimum of 'BBB+' and 'F2'.

Rating Closed-End Fund Debt and Preferred Stock                              14
August 16, 2011

FITCHRATINGS FUND AND ASSET MANAGER RATING GROUP

For purposes of calculating the Fitch Total and Net OC Tests, Fitch does not include any collateral posted by funds' counterparties in nonhedging derivative transactions as part of the tests' numerator because such amounts are already reflecting in Fitch's treatment of derivatives described in Appendix 1. On the other hand, Fitch includes any assets posted by the fund to a counterparty as part of the Fitch Total OC Test numerator, subject to appropriate DFs.

For other counterparty transactions such as securities lending arrangements, counterparty concentration remains a risk regardless of the market value of the transaction. In securities lending arrangements, securities lent are typically handled by the same counterparty that retains the cash collateral received, exposing the fund to risk of loss on both the securities lent and the cash collateral. Fitch will assess such risk on a case-by-case basis, evaluating whether cash collateral is held by a bankruptcy-remote entity apart from the counterparty, and calculating the Fitch Net OC test by subtracting the higher of discounted cash collateral received or the discounted securities lent from the numerator.

IMPLEMENTATION OF STRUCTURAL MECHANISMS

Historically, CEF governing documents incorporated most, if not every, aspect of the rating criteria that prevailed when the fund was originally rated. However, the absence of detailed descriptions of Fitch's CEF rating criteria, including asset-specific DFs, will not on its own have adverse rating implications, provided that the fund maintains sufficient deleveraging mechanisms and adheres to guidelines that are conservative compared with Fitch's current rating criteria. From the perspective of the investor and the fund manager, Fitch believes this offers greater transparency and easier implementation of any future criteria changes.

STRESS TESTING AS PART OF THE ANALYSIS

Fitch may conduct stress tests on CEF portfolios in cases where the fund's structure and/or portfolio guidelines differ from Fitch's criteria at a given ratings level. Stress tests contemplate worst case scenarios to ensure the assigned rating can withstand adverse changes in the fund's profile. For example, the tests may model migration in the fund's portfolio composition and leverage to the limits of the fund's operating and investment guidelines.

For municipal CEFs, additional stress tests may include the instantaneous credit migration of financial guarantors providing financial guarantee insurance to portfolio securities or the instantaneous decreases in the prices of unrated and/or below investment-grade portfolio assets, among others.

INFORMATION USED TO DETERMINE A RATING

In issuing and maintaining its ratings, Fitch relies on factual information it receives from issuers and underwriters and from other sources the rating agency believes to be credible. Fitch conducts a reasonable investigation of the factual information relied on by it in accordance with its rating methodology and obtains reasonable verification of that information from independent sources, to the extent such sources are available for a given security or in a given jurisdiction. Issuers may choose not to share certain information with external parties, including rating agencies, at any time. While Fitch expects that each issuer that has agreed to participate in the rating process, or its agents, will supply promptly all information relevant for evaluating both the ratings of the issuer and all relevant securities, Fitch neither has, nor would it seek, the right to compel the disclosure of information by any issuer or any agents of the issuer.

Rating Closed-End Fund Debt and Preferred Stock                              15
August 16, 2011

FITCHRATINGS FUND AND ASSET MANAGER RATING GROUP

INVESTMENT MANAGER REVIEW

Fitch assigns ratings at the request of investors or fund management and after reviewing all pertinent material and conducting an on-site manager review. Fitch performs a manager evaluation on a pass/fail basis. A failed review would likely preclude Fitch from assigning ratings in the case of a review for a new rating or lead to negative rating pressure in the case of an existing rating. Fitch's initial and ongoing reviews of CEFs encompass an analysis of the following areas:

- INVESTMENT POLICIES AND PROCEDURES: Sector overview, sector allocation and diversification, portfolio strategy construction and target composition, use of derivatives, and asset liquidity.

- OPERATIONS: Asset pricing and portfolio valuation, fair value pricing procedures, trading and settlement trade, reconciliation, and technology support.

- LEGAL AND COMPLIANCE: Regulatory compliance, including compliance with the fund's governing documents on the 1940 Act and Fitch OC tests, SEC examinations, board of directors structure and independence, and external and internal audits.

- ORGANIZATION: Organizational and management structure, assets by amount and type under management, key personnel experience and track records, product marketing, and distribution.

The on-site review includes meetings with the portfolio management team and related personnel. During the on-site review, the company has an opportunity to present information on its history, ownership structure, business plans, and investment strategies, as well as demonstrate its credit selection and portfolio monitoring capabilities. Fitch also evaluates the appropriateness of the alignment of interests between the fund manager and the rated note and preferred stock investors. The organization is asked to provide information on its operating processes, related technologies, controls, and staffing resources.

INVESTMENT MANAGER REPLACEMENT

Due to the importance of the investment manager to a CEF's operations, Fitch reviews the legal framework for replacement of the investment manager in cases of a bankruptcy or insolvency of the manager, or otherwise in an event the manager cannot perform its duties. The 1940 Act sets forth parameters to govern the manager's advisory relationship with a CEF, providing for the timely replacement of an investment manager. Fitch anticipates that the fund's board of directors, acting in its fiduciary duty, would reassign the manager's advisory responsibilities on determining that the manager is unable to perform them.

SURVEILLANCE

Fitch monitors fund compliance with Fitch OC and 1940 Act tests as follows:

- Weekly, funds internally calculate the Fitch OC and 1940 Act tests. If the resultant ratios are less than 5% above the minimum passing threshold (e.g. 105% for a Fitch OC tests and 210% for a 1940 Act test for preferred stock), Fitch expects CEF managers to notify the fund analyst so a more frequent dialogue can be held as necessary.

- At least monthly, funds calculate and provide Fitch with updated portfolio holdings and Fitch OC and 1940 Act test results.

- Fitch typically performs a review of each rated fund and its investment manager annually. The review includes assessing the fund's adherence to its stated investment objectives and constraints, net asset value performance, and recent asset coverage ratios; an evaluation of the alignment of interests between the fund manager and the rated note and

Rating Closed-End Fund Debt and Preferred Stock                              16
August 16, 2011

FITCHRATINGS FUND AND ASSET MANAGER RATING GROUP

     preferred stock investors; and a discussion with the fund manager to determine future investment strategies, plans, and other forms of research.

- In periods of heightened credit and/or liquidity stress, Fitch reserves the right to initiate more frequent/detailed surveillance procedures.

The regular reporting of asset coverage tests and updated portfolio holdings to Fitch by the fund manager and/or administrator is central to Fitch's surveillance process and critical to maintaining the outstanding ratings on CEF debt and preferred stock. Failure to receive this information in a timely manner may result in negative rating actions and/or the withdrawal of assigned ratings.

To facilitate standardized reporting of fund information and to assist in the adoption of the new criteria and weekly testing, Fitch has developed a reporting template. The Microsoft Excel-based template includes a coverage page that summarizes the fund's assets, liabilities, and relevant asset coverage ratios and a portfolio holdings page, with built-in formulas for determining asset DFs and diversification guidelines. Parties interested in receiving a copy of the reporting template may contact any of the analysts listed on page 1.

In addition to the information and analysis provided by the funds, Fitch performs its own internal analysis to support ratings surveillance. First, to assist in developing a current credit opinion for each fund and to measure up-to-date performance for all rated CEF debt and preferred stock, Fitch will internally calculate a 1940 Act ratio on a regular basis to gauge portfolio volatility between monthly surveillance reports. The internal monitoring serves as a trigger point for further dialogue with managers and helps Fitch verify performance figures noted in the monthly/weekly surveillance reports received from funds. Fitch also periodically monitors ongoing asset price movements to ensure DFs remain appropriate.

Rating Closed-End Fund Debt and Preferred Stock                              17
August 16, 2011

FITCHRATINGS FUND AND ASSET MANAGER RATING GROUP

APPENDIX 1: CEF LIABILITIES

TREATMENT OF FUND LIABILITIES FOR FITCH OC TEST CALCULATIONS

                                                              FITCH OC TESTS FOR RATED D
                                                              EBT OR PREFERRED STOCK
                                 FITCH TOTAL OC TEST                                       FITCH NET OC TEST
COLUMN 1                         COLUMN 2                     COLUMN 3                     COLUMN 4               COLUMN 5
TREATMENT OF
NONRATED LIABILITIES
IN FUND'S CAPITAL                NUMERATOR                    DENOMINATOR                  NUMERATOR              DENOMINATOR
STRUCTURE
-------------------------------  ---------------------------  ---------------------------  ---------------------  ------------------
Current Liabilities              _Current liabilities that    No adjustments               + Amount in column 2   No adjustments
                                 will settle within 10 days
                                 (does not include rolled
                                 securities, forwards,
                                 futures, and other
                                 leverage instruments)

Notes or Preferred               +Discounted MV of            No adjustments               + Amount in column 2   No adjustments
Stock (Subordinate               reinvested assets
to Rated Liability)
                                                                                           - Any earmarked asset
                                                                                           collateral MV for the
                                                                                           liabilities

Notes or Preferred               + Discounted MV of           + Outstanding liability      + Amount in column 2   + Outstanding
                                                                                                                  liability
Stock (Pari Passu                reinvested assets
to Rated Liability)
                                                              +accrued interest            - Any earmarked asset  + accrued interest
                                                              and fees                                            and fees
                                                                                           collateral MV for the
                                                                                           liabilities

Notes or Preferred               + Discounted MV of           + Outstanding liability      + Amount in column 2   No adjustments
Stock (Senior to                 reinvested assets
Rated Liability)
                                                              +accrued interest            - Any earmarked asset
                                                              and fees                     collateral MV for the
                                                                                           liabilities; if no
                                                                                           earmarked collateral,
                                                                                           then - column 3
Bank Credit                      + Discounted MV of           + Outstanding liability      + Amount in column 2   No adjustments
Facilities                       reinvested assets
                                                              + accrued interest           - Any earmarked asset
                                                              and fees                     collateral MV for the
                                                                                            liabilities; if no
                                                                                           earmarked collateral,
                                                                                           then - column 3

ABCP Conduit                     + Discounted MV of           + Outstanding liability      + Amount in column 2   No adjustments
Financing Facilities             reinvested assets
                                                              +accrued interest            - Any earmarked asset
                                                              and fees                     collateral MV for the
                                                                                            liabilities; if no
                                                                                           earmarked collateral,
                                                                                           then - column 3

Reverse Repurchase               + Discounted MV of           + Outstanding liability      + Amount in column 2   No adjustments
Agreements                       reinvested assets
                                                              + accrued interest           - Any earmarked asset
                                                              and fees                     collateral MV for
                                                                                           the liabilities;

Floating Rate                    + Discounted MV of           + Note liability;            + Amount in column 2   No adjustments
Certificates of Tender           reinvested assets
Option Bonds                                                  +accrued interest
(TOB) - corresponding                                         and fees
to any inverse
floaters (residuals) held
by the fund

                                 + Discounted MV of                                        - Bond collateral MV
                                 bond in TOB subject                                       held in TOB trust
                                 to an additional 10%
                                 haircut

Securities Lending               + Discounted MV of           + Liability due upon         + Amount in column 2   No adjustments
                                 securities lent              return of securities

                                 + Discounted MV of                                        - Amount in column 3
                                 collateral held for
                                 securities lent

Security Rolls (e.g. Mortgage    + Discounted MF of           + Liability due on           + Amount in column 2   No adjustments
Dollar Rolls)                    referenced assets            settlement date

                                                                                           - Amount in column 3
Futures and Forwards,            + Discounted MV of           + Liability due on           + Amount in column 2   No adjustments
Long (includes                   referenced assets            settlement date
eurodollar, euribor and
UK 90 day futures,
"Money Market Futures")

                                 + Discounted MV of                                        - Amount in column 3
                                 collateral held
Futures and Forwards,            + Amount receivable          + Referenced asset           + Amount in column 2   No adjustments
Short (includes                  on settlement date           MV multiplied by
money market futures)(a)                                      1 + [1 -(1/DF)]


                                 + Discounted MV of                                        - Amount in column 3
                                 collateral held
Securities Sold Short(a)         + Discounted MV of           + MV of Securities Sold      + Amount in column 2   No adjustments
                                 reinvested assets            Short multiplied by 1 +
                                                              [1-(1/DF)]


                                 + Discounted MV of                                        - Amount in column 3
                                 collateral held
Interest Rate Swaps (Long,       + Discounted value           + Swap notional              + Amount in column 2   No adjustments
Receive Fixed and Pay Floating)  of (swap notional +/- MV
                                 of fixed-rate leg)

                                                                                           - Amount in column 3
Interest Rate Swaps (Short,      + Swap notional              + Swap Notional+/-1          + Amount in column 2   No adjustments
Receive Floating and Pay Fixed)                               + [1 (1 /DF)]

                                                                                           - Amount in column 3
Total Return Swaps (Long)        + Discounted referenced      + (Referenced asset          + Amount in column 2   No adjustments
                                 assets MV                    MV - equity stake or
                                                              collateral put up)


                                                                                           - Amount in column 3
Credit Default Swaps (Long       + Discounted (CDS            + CDS notional               + Amount in column 2   No adjustments
Credit, Protection Seller)       notional  +/- MV)

                                 + Discounted MV of                                        - Amount in column 3
                                 assets' reinvested
                                 proceeds or assets
                                 segregated as a result
                                 of entering into the
                                 position (such as received
                                 upfront fee and
                                 any collateral held)

Rating Closed-End Fund Debt and Preferred Stock                              18
August 16, 2011

FITCHRATINGS FUND AND ASSET MANAGER RATING GROUP

                                                                   FITCH OC TESTS FOR RATED DEBT OR PREFERRED STOCK
                              -------------------------------------------------------------------------------------------------
                                              FITCH TOTAL OC TEST                           FITCH NET OC TEST
                              -----------------------------------------------------  ------------------------------------------
COLUMN 1                      COLUMN 2                      COLUMN 3                 COLUMN 4                COLUMN 5
TREATMENT OF NONRATED
LIABILITIES IN
FUND'S CAPITAL STRUCTURE      NUMERATOR                     DENOMINATOR              NUMERATOR               DENOMINATOR
----------------------------  ---------------------------   -----------------------  ---------------------   ------------------
Credit Default Swaps (Short   + Lower of 0 or (CDS          No adjustments           + Amount in column 2    No adjustments
Credit, Protection Buyer)     MV -present value of
                              future payments)

Deferred Swaps                Same as active swaps          Same as active swaps     Same as active swaps    Same as active
                                                                                                              swaps
Put Options (Purchased)       + Max {0, (Strike             No adjustments           + Amount in column 2    No adjustments
                              price - Reference Asset
                              MV x [1 + (1 - (1/DF))] }

Call Options (Purchased)      + Max {0, (Reference          No adjustments           + Amount in column 2    No adjustments
                              Asset MV/ DF) - Strike
                              Price}

Put Options (Written)         + Min {0, (Reference          No adjustments           + Amount in column 2    No adjustments
                              Asset MV/ DF) - Strike Price}

Call Options (Written)        + Min {0, (Strike             No adjustments           + Amount in column 2    No adjustments
                              price - Reference Asset
                              MV x [1+ (1 - (1/DF))] }

Any On- and Off-Balance       Case-by-case basis            Case-by-case basis       Case-by-case basis      Case-by-case basis
Sheet Liabilities Not
Addressed Above

(a)Fitch considers naked short selling as a form of leverage. Naked short selling is economically similar to a short future or forward contract, except the asset value recovered on the date of unwind/call is unknown in advance because it is driven by the value of the reinvested assets on that date. Whereas in a short future or forward contract, the value received on date of contract expiration is known in advance. As a general matter, Fitch will evaluate the use of naked short selling on a case-by-case basis, paying particular attention to issuer and industry concentration added by the positions in the context of the overall portfolio. Note: derivative positions that are used to hedge portfolio assets should first be netted before determining any net long or short derivative exposure. Treatment for any net derivative exposure (an amount not used to hedge or offset other derivatives or portfolio assets) is described in the table above. Appropriate DFs from the Fitch DFs table on pages 7_8 apply where noted. Derivatives referencing money market indices, such as the three-month LIBOR rate, three-month Euribor rate, and the UK 90-day rate would utilize a DF of 1.01.

Rating Closed-End Fund Debt and Preferred Stock                              19
August 16, 2011

FITCHRATINGS FUND AND ASSET MANAGER RATING GROUP

APPENDIX 2: MARKET VALUE APPROACH TO DF DEVELOPMENT

Fitch has developed DFs through historical worst-loss stress testing, an approach that is consistent with its criteria as detailed in the criteria report "Rating Market Value Structures," dated Aug. 16, 2011, available on Fitch's Web site at www.fitchratings.com. To reflect the dynamic and diverse nature of CEF portfolios, Fitch has developed specific DFs for common asset types.

Discounted portfolio assets are used as the numerator for the Fitch OC tests and are calculated by dividing current portfolio market value by the appropriate DF for each asset type. DFs are not intended to provide a static view of asset performance, rather they express current views of potential market value loss through current economic conditions and the credit cycle. Fitch will perform a periodic review of DFs using the methodology described in this criteria report. Fitch's determination of asset DFs was primarily based on worst-loss events experienced by each asset class. Therefore, even if future analysis indicates more positive and/or stable asset performance than implied in the currently presented DFs, Fitch may leave the DFs unchanged.

Fitch established DFs through determination of the appropriate asset categorization, quantitative analysis, and modeling of historical asset price movements, as well as other qualitative considerations.

CATEGORIZATION OF ASSET CLASSES

Fitch reviewed major asset classes within the CEF investable universe and assigned asset groups differentiated by type and exhibited magnitude of market value risk (for a list of Fitch-identified asset classes, see the table on pages 7-8). This approach segregated assets by sector, subordination in the issuer's capital structure, domicile, credit rating, and duration. Market-based characteristics, such as price or spread measures, were not utilized when segregating assets into distinct categories for the purposes of assigning asset DFs. The grouping of asset types is intended to strike an appropriate balance between differences in market value performance of asset subclasses and the diminishing benefit of overly specific classification (due to the correlation of similar assets and the challenges a more expanded approach would bring to implementation by funds). Assigning portfolio assets to broader groups is intended to allow funds to allocate DFs and perform the Fitch OC tests in an efficient and transparent manner.

QUANTITATIVE ANALYSIS AND MODELING

For each asset class, Fitch constructed a base case stress based on historical index performance and considered the volatility and liquidity of the given index. The base case stress was then converted into an expected loss at each rating level by multiplying the base case stress by a representative factor for higher rating stress scenarios.

VOLATILITY

Fitch's analysis of a given asset category was based on observation of the worst-case price decline experienced by the index, given a rolling 45-business-day exposure period. The analysis used historical price data drawn from an asset's representative index. Qualified indices typically had at least 10 years of available data. The starting dates for the index data varied but in all cases included the financial crisis of 2008 and ended in June 2011. At times,

Rating Closed-End Fund Debt and Preferred Stock                              20
August 16, 2011

FITCHRATINGS FUND AND ASSET MANAGER RATING GROUP

Fitch used multiple indices for its analysis, looking at both price volatility and index constituents. Representative indices for each asset class were selected on the basis of the best fit between the index constituents. Factors Fitch considered in determining robustness included frequency of data points, length of pricing history, inclusion of multiple stress periods and business cycles, and appropriateness of data series for the asset category under consideration. Examples of indices used include the S&P 500 Index, as a proxy for historical price volatility of U.S. large cap common stock; the Alerian MLP Index, for MLPs; the LSTA Leveraged Loan Index, for first lien leveraged loans; and the Lehman Intermediate Corporate Index, for U.S. investment-grade corporate debt that matures in less than 10 years.

As an added measure of conservatism, in certain instances, Fitch increased historically observed worst losses if the asset class had experienced its worst 45-business-day loss within the preceding six months. This was intended to address the uncertainty of potential further price declines in the near future. The size of the increase was based on the timing of the observed worst loss and the degree of historical volatility experienced by the index.

LIQUIDITY

Fitch views market liquidity in periods of stress to be particularly relevant to ensure deleveraging mechanisms work as intended. Therefore, Fitch constructed separate liquidity stresses based on observations of stressed liquidations and discussions with various internal sector analysts and external market participants. The amount of liquidity adjustments varied by asset type; for example, publicly traded equities received no additional liquidity haircut given the deep, established market for such securities.

Overall, Fitch made an assessment of an asset's liquidity profile based on factors such as:

-    Market size.

-    Market volumes (current and historical).

-    Bid/offer spreads, both in regular and stressed markets.

-    Observed liquidation prices during periods of stress.

-    Breadth and diversity of investors.

-    Size of issuance.

-    Transparency of the issuer.

-    Assessment of normal and large block trading sizes.

-    Depth of market making and stability in times of stress.

EXPECTED LOSS

A base case stress was calculated for each asset class as the sum of the worst loss plus any illiquidity adjustment. Each base case stress was classified by Fitch as being consistent with a particular rating stress, as determined by reviewing the main worst-loss drivers, the scale of decline during the specific economic period, and the magnitude of worst loss compared to other historical losses. Once a rating level was determined for each base case stress, the base case stress was increased using corresponding multipliers to reflect higher expected losses under higher rating stress scenarios. The multiplier was based on historical asset performance by rating category. For example, to increase a 'BBB' rating stress to an 'AAA' level, a multiple of two was used. Therefore, if an asset class's observed worst case loss for a 45-business-day period was 11% and this loss was deemed consistent with a 'BBB' rating stress, then an 'AAA' level worst loss was estimated at 22% over the 45-day period, assuming no additionally liquidity add on. For 'A' rating level base cases, the add-on for an 'AAA' is 1.5x. Most base case worst case losses were judged to be 'BBB' or 'A' rating stresses for purposes of this criteria.

Rating Closed-End Fund Debt and Preferred Stock                              21
August 16, 2011

FITCHRATINGS FUND AND ASSET MANAGER RATING GROUP

QUALITATIVE ASSESSMENT

Calculating base case historical stresses per asset category was only one of a number of factors Fitch considered when determining DFs. Fitch also analyzed the fundamental characteristics of assets, which included an analysis of the asset's structure (e.g. convertible securities) and information transparency (e.g. liquidity). The asset's place in the issuer's capital structure was also analyzed, with assets falling lower in the capital structure typically receiving higher DFs. For example, equities received more conservative DFs compared to bonds. However, this was not always the case; for instance, third-lien secured leveraged loans received lower DFs than unsecured high-yield bonds, primarily due to the relatively poor liquidity associated with such loans. Furthermore, given the importance of robust historical data in determining worst-loss estimates, asset classes that did not include significant periods of stress were afforded little to no credit for the purpose of Fitch's analysis.

ALL FITCH CREDIT RATINGS ARE SUBJECT TO CERTAIN LIMITATIONS AND DISCLAIMERS. PLEASE READ THESE LIMITATIONS AND DISCLAIMERS BY FOLLOWING THIS LINK:HTTP://FITCHRATINGS.COM/UNDERSTANDINGCREDITRATINGS. IN ADDITION, RATING DEFINITIONS AND THE TERMS OF USE OF SUCH RATINGS ARE AVAILABLE ON THE AGENCY'S PUBLIC WEB SITE AT WWW.FITCHRATINGS.COM. PUBLISHED RATINGS, CRITERIA, AND METHODOLOGIES ARE AVAILABLE FROM THIS SITE AT ALL TIMES. FITCH'S CODE OF CONDUCT, CONFIDENTIALITY, CONFLICTS OF INTEREST, AFFILIATE FIREWALL, COMPLIANCE, AND OTHER RELEVANT POLICIES AND PROCEDURES ARE ALSO AVAILABLE FROM THE CODE OF CONDUCT SECTION OF THIS SITE.

Copyright (C) 2011 by Fitch, Inc., Fitch Ratings Ltd. and its subsidiaries. One State Street Plaza, NY, NY 10004.Telephone:1-800-753-4824, (212) 908-0500. Fax:
(212) 480-4435. Reproduction or retransmission in whole or in part is prohibited except by permission. All rights reserved. In issuing and maintaining its ratings, Fitch relies on factual information it receives from issuers and underwriters and from other sources Fitch believes to be credible. Fitch conducts a reasonable investigation of the factual information relied upon by it in accordance with its ratings methodology, and obtains reasonable verification of that information from independent sources, to the extent such sources are available for a given security or in a given jurisdiction.The manner of Fitch's factual investigation and the scope of the third-party verification it obtains will vary depending on the nature of the rated security and its issuer, the requirements and practices in the jurisdiction in which the rated security is offered and sold and/or the issuer is located, the availability and nature of relevant public information, access to the management of the issuer and its advisers, the availability of pre-existing third-party verifications such as audit reports, agreed-upon procedures letters, appraisals, actuarial reports, engineering reports, legal opinions and other reports provided by third parties, the availability of independent and competent third-party verification sources with respect to the particular security or in the particular jurisdiction of the issuer, and a variety of other factors. Users of Fitch's ratings should understand that neither an enhanced factual investigation nor any third-party verification can ensure that all of the information Fitch relies on in connection with a rating will be accurate and complete. Ultimately, the issuer and its advisers are responsible for the accuracy of the information they provide to Fitch and to the market in offering documents and other reports. In issuing its ratings Fitch must rely on the work of experts, including independent auditors with respect to financial statements and attorneys with respect to legal and tax matters. Further, ratings are inherently forward-looking and embody assumptions and predictions about future events that by their nature cannot be verified as facts. As a result, despite any verification of current facts, ratings can be affected by future events or conditions that were not anticipated at the time a rating was issued or affirmed.

The information in this report is provided "as is" without any representation or warranty of any kind. A Fitch rating is an opinion as to the creditworthiness of a security. This opinion is based on established criteria and methodologies that Fitch is continuously evaluating and updating. Therefore, ratings are the collective work product of Fitch and no individual, or group of individuals, is solely responsible for a rating. The rating does not address the risk of loss due to risks other than credit risk,unless such risk is specifically mentioned. Fitch is not engaged in the offer or sale of any security. All Fitch reports have shared authorship. Individuals identified in a Fitch report were involved in, but are not solely responsible for, the opinions stated therein.The individuals are named for contact purposes only. A report providing a Fitch rating is neither a prospectus nor a substitute for the information assembled, verified and presented to investors by the issuer and its agents in connection with the sale of the securities. Ratings may be changed or withdrawn at anytime for any reason in the sole discretion of Fitch. Fitch does not provide investment advice of any sort. Ratings are not a recommendation to buy, sell, or hold any security. Ratings do not comment on the adequacy of market price, the suitability of any security for a particular investor, or the tax-exempt nature or taxability of payments made in respect to any security. Fitch receives fees from issuers, insurers, guarantors, other obligors,and underwriters for rating securities. Such fees generally vary from US$1,000 to US$750,000 (or the applicable currency equivalent) per issue. In certain cases, Fitch will rate all or a number of issues issued by a particular issuer, or insured or guaranteed by a particular insurer or guarantor, for a single annual fee. Such fees are expected to vary from US$10,000 to US$1,500,000 (or the applicable currency equivalent). The assignment, publication, or dissemination of a rating by Fitch shall not constitute a consent by Fitch to use its name as an expert in connection with any registration statement filed under the United States securities laws, the Financial Services and Markets Act of 2000 of Great Britain, or the securities laws of any particular jurisdiction. Due to the relative efficiency of electronic publishing and distribution, Fitch research may be available to electronic subscribers up to three days earlier than to print subscribers.

Rating Closed-End Fund Debt and Preferred Stock                              22
August 16, 2011

                                     FIFTH
                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                             PIMCO HIGH INCOME FUND

                   (Amended and Restated as of April 3, 2012)

                                   ARTICLE 1
            AGREEMENT AND DECLARATION OF TRUST AND PRINCIPAL OFFICE

     1.1 Principal Office of the Trust. A principal office of the Trust shall be located in New York, New York. The Trust may have other principal offices within or without Massachusetts as the Trustees may determine or as they may authorize.

     1.2 Agreement and Declaration of Trust. These Fourth Amended and Restated Bylaws (the "Bylaws") shall be subject to the Agreement and Declaration of Trust, as amended or restated from time to time (the "Declaration of Trust"), of PIMCO High Income Fund, the Massachusetts business trust established by the Declaration of Trust (the "Trust"). Capitalized terms used in these Bylaws and not otherwise defined herein shall have the meanings given to such terms in the Declaration of Trust.

                                   ARTICLE 2
                              MEETINGS OF TRUSTEES

     2.1 Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees. A regular meeting of the Trustees may be held without call or notice immediately after and at the same place as the annual meeting of the Shareholders (as defined in the Declaration of Trust).

     2.2 Special Meetings. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the Chairman of the Trustees, the President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.

     2.3 Notice. It shall be sufficient notice to a Trustee of a special meeting to send notice by mail at least forty-eight hours or by telegram, telex or telecopy or other electronic facsimile transmission method at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her, before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

     2.4 Quorum. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

                                   ARTICLE 3

                     OFFICERS AND CHAIRMAN OF THE TRUSTEES

     3.1 Enumeration; Qualification. The officers of the Trust shall be a President, a Treasurer, a Secretary, a Chief Compliance Officer and such other officers, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. Any officer may but need not be a Trustee or a Shareholder. Any two or more offices may be held by the same person.

     3.2 Election. The President, the Treasurer, and the Secretary shall be elected annually by the Trustees. Other officers, if any, may be elected or appointed by the Trustees at the same meeting at which the President, Treasurer and Secretary are elected, or at any other time. If required by the 1940 Act, the Chief Compliance Officer shall be elected or appointed by a majority of the trustees, as well as a majority of the Trustees who are not Interested Persons of the Trust ("Independent Trustees"), and otherwise in accordance with Rule 38a-1 (or any successor rule) under the 1940 Act, as such rule may be amended from time to time ("Rule 38a-1"). Vacancies in any office may be filled at any time.

     3.3 Tenure. The Chairman of the Trustees, if one is elected, the President, the Treasurer, the Secretary and the Chief Compliance Officer shall hold office until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed with or without cause or becomes disqualified, provided that, if required by the 1940 Act, any renewal of the Chief Compliance Officer shall be in accordance with Rule 38a-1. Each other officer shall hold office and each agent of the Trust shall retain authority at the pleasure of the Trustees.

     3.4 Powers. Subject to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

     3.5 Chairman of the Trustees. There shall be an office of the Chairman of the Trustees, which shall serve of behalf of the Trustees, but shall not be an officer of the Trust. The office of the Chairman of the Trustees may be held by more than one person. Any Chairman of the Trustees shall be elected by a majority of the Trustees, as well as a majority of the Independent Trustees if required by the 1940 Act. If required by the 1940 Act, any Chairman of the Trustees shall be an Independent Trustee and may, but need not, be a shareholder. The powers and the duties of the Chairman of the Trustees shall include any and all such powers and duties relating to the operations of the Trustees as, from time to time, may be conferred upon or assigned to such office by the Trustees or as may be required by law, provided that the Chairman of the Trustees shall have no individual authority to act for the Trust as an officer of the Trust. In carrying out the responsibilities and duties of the office, the Chairman of the Trustees may seek assistance and input from other Trustees or Committees of the Trustees, officers of the Trust and the Trust's investment adviser(s) and other service providers, as deemed necessary or appropriate. The Trustees, including a majority of the Independent Trustees if required by the 1940 Act, may appoint one or more persons to perform the duties of the Chairman of the Trustees, in the event of his absence at any meeting or in the event of his disability.

     3.6 President; Vice President. The President shall be the chief executive officer. Any Vice President shall have such duties and powers as may be designated from time to time by the Trustees or the President.

     3.7 Treasurer; Assistant Treasurer. The Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser, sub-adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President. Any Assistant Treasurer shall have such duties and powers as may be designated from time to time by the Trustees or the President.

     3.8 Secretary; Assistant Secretary. The Secretary shall record all proceedings of the Shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary from any meeting of the Shareholders or Trustees, an Assistant Secretary, or if there be none or if he or she is absent, a temporary secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books. Any Assistant Secretary shall have such duties and powers as may be designated from time to time by the Trustees or the President.

     3.9 Chief Compliance Officer. The Chief Compliance Officer shall perform the duties and have the responsibilities of the chief compliance officer of the Trust, including if required by the 1940 Act any such duties and responsibilities imposed by Rule 38a-1, and shall have such other duties and powers as may be designated from time to time by the Trustees.

     3.10 Resignations. Any officer may resign at any time by written instrument signed by him or her and delivered to the Chairman of the Trustees, if any, the President or the Secretary, or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

                                   ARTICLE 4
                                   COMMITTEES

     4.1 Quorum; Voting. Except as provided below or as otherwise specifically provided in the resolutions constituting a Committee of the Trustees and providing for the conduct of its meetings, a majority of the members of any Committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a Committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present) or evidenced by one or more writings signed by such a majority. Members of a Committee may participate in a meeting of such Committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

     With respect to a Valuation Committee of the Trustees, one or more of the Committee members shall constitute a quorum for the transaction of business.

     Except as specifically provided in the resolutions constituting a Committee of the Trustees and providing for the conduct of its meetings, Article 2, Sections 2.2 and 2.3 of these Bylaws relating to special meetings shall govern the notice requirements for Committee meetings, except that it shall be sufficient notice to a Valuation Committee of the Trustees to send notice by telegram, telex or telecopy or other electronic means (including by telephone voice-message or e-mail) at least fifteen minutes before the meeting.

                                   ARTICLE 5
                                    REPORTS

     5.1 General. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and Committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

                                   ARTICLE 6
                                  FISCAL YEAR

     6.1 General. Except as from time to time otherwise provided by the Trustees, the initial fiscal year of the Trust shall end on such date as is determined in advance or in arrears by the Treasurer, and the subsequent fiscal years shall end on such date in subsequent years.

                                   ARTICLE 7
                                      SEAL

     7.1 General. The seal of the Trust shall, subject to alteration by the Trustees, consist of a flat-faced die with the word "Massachusetts", together with the name of the Trust and the year of its organization cut or engraved thereon; provided, however, that unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                                   ARTICLE 8
                              EXECUTION OF PAPERS

	 8.1 General. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be executed by the President, any Vice President, the Treasurer or by whomever else shall be designated for that purpose by vote of the Trustees, and need not bear the seal of the Trust.

                                   ARTICLE 9
                         ISSUANCE OF SHARE CERTIFICATES

     9.1 Share Certificates. Except as provided in Article 11 hereof, each Shareholder shall be entitled to a certificate stating the number of Shares (as defined in the Declaration of Trust) owned by him or her, in such form as shall be prescribed from time to time by the Trustees. Such certificates shall be signed by the President or any Vice President and by the Treasurer or any Assistant Treasurer. Such signatures may be by facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issuance.

     Notwithstanding the foregoing, in lieu of issuing certificates for Shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such Shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

     9.2 Loss of Certificates. In case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees shall prescribe.

     9.3 Issuance of New Certificates to Pledgee. A pledgee of Shares transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. Such new certificate shall express on its face that it is held as collateral security, and the name of pledgor shall be stated thereon, who alone shall be liable as a Shareholder and entitled to vote thereon.

     9.4 Discontinuance of Issuance of Certificates. Notwithstanding anything to the contrary in this Article 9, the Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each Shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not effect the ownership of Shares in the Trust.

                                   ARTICLE 10
                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

     10.1 Voting Powers. The Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Article IV, Sections 1 and 3 of the Declaration of Trust and Article 11 hereto, (ii) with respect to any Manager or sub-adviser as provided in Article IV, Section 8 of the Declaration of Trust to the extent required by the 1940 Act, (iii) with respect to certain transactions and other matters to the extent and as provided in Article V, Sections 2 and 3 of the Declaration of Trust and Article 11 hereto, (iv) with respect to any termination of this Trust to the extent and as provided in
Article IX, Section 4 of the Declaration of Trust and Article 11 hereto (for the avoidance of any doubt, Shareholders shall have no separate right to vote with respect to the termination of the Trust or a series or class of Shares if the Trustees (including the Continuing Trustees) exercise their right to terminate the Trust or such series or class pursuant to clauses (ii) or (y) of Article IX,
Section 4 of the Declaration of Trust), (v) with respect to any amendment of the Declaration of Trust to the extent and as provided in Article IX, Section 7 of the Declaration of Trust and Articles 11 and 12 hereto, (vi) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (vii) with respect to such additional matters relating to the Trust as may be required by law, the Declaration of Trust, these Bylaws or any registration of the Trust with the Securities and Exchange Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except as otherwise provided in the Declaration of Trust, these Bylaws, or required by applicable law. Except as otherwise provided in the Declaration of Trust or in respect of the terms of a class of preferred shares of beneficial interest of the Trust as reflected in these Bylaws or required by applicable law, all Shares of the Trust then entitled to vote shall be voted in the aggregate as a single class without regard to classes or series of Shares. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. The placing of a Shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares of a particular class or series are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, the Declaration of Trust or these Bylaws to be taken by Shareholders as to such class or series.

     10.2 Voting Power and Meetings. Except as provided in the next sentence, regular meetings of the Shareholders for the election of Trustees and the transaction of such other business as may properly come before the meeting shall be held, so long as Common Shares are listed for trading on the New York Stock Exchange, on at least an annual basis, on such day and at such place as shall be designated by the Trustees. In the event that such a meeting is not held in any annual period if so required, whether the omission be by oversight or otherwise, a subsequent special meeting may be called by the Trustees and held in lieu of such meeting with the same effect as if held within such annual period. Special meetings of the Shareholders or any or all classes or series of Shares may also be called by the Trustees from time to time for such other purposes as may be prescribed by law, by the Declaration of Trust or by these Bylaws, or for the purpose of taking action upon any other matter deemed by a majority of the Trustees and a majority of the Continuing Trustees to be necessary or desirable. A special meeting of Shareholders may be held at any such time, day and place as is designated by the Trustees. Written notice of any meeting of Shareholders, stating the date, time, place and purpose of the meeting, shall be given or caused to be given by a majority of the Trustees and a majority of the Continuing Trustees at least seven days before such meeting to each Shareholder entitled to vote thereat by leaving such notice with the Shareholder at his or her residence or usual place of business or by mailing such notice, postage prepaid, to the Shareholder's address as it appears on the records of the Trust. Such notice may be given by the Secretary or an Assistant Secretary or by any other officer or agent designated for such purpose by the Trustees. Whenever notice of a meeting is required to be given to a Shareholder under the Declaration of Trust or these Bylaws, a written waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice. Notice of a meeting need not be given to any Shareholder who attends the meeting without protesting prior thereto or at its commencement the lack of notice to such Shareholder. No ballot shall be required for any election unless required by a Shareholder present or represented at the meeting and entitled to vote in such election. Notwithstanding anything to the contrary in this Section 10.2, no matter shall be properly before any annual or special meeting of Shareholders and no business shall be transacted thereat unless in accordance with Section 10.6 of these Bylaws.

     10.3 Quorum and Required Vote. Except when a larger quorum is required by any provision of law or the Declaration of Trust or these Bylaws, thirty percent (30%) of the Shares entitled to vote on a particular matter shall constitute a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or the Declaration of Trust or these Bylaws permits or requires that holders of any class or series of Shares shall vote as an individual class or series, then thirty percent (30%) (unless a larger quorum is required as specified above) of Shares of that class or series entitled to vote shall be necessary to constitute a quorum for the transaction of business by that class or series. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a different vote is required by any provision of law or the Declaration of Trust or these Bylaws, a plurality of the quorum of Shares necessary for the transaction of business at a Shareholders' meeting shall decide any questions and a plurality of Shares voted shall elect a Trustee, provided that where any provision of law or of the Declaration of Trust or these Bylaws permits or requires that the holders of any class or series of Shares shall vote as an individual class or series, then a plurality of the quorum of Shares of that class or series necessary for the transaction of business by that class or series at a Shareholders' meeting shall decide that matter insofar as that class or series is concerned.

     10.4 Action by Written Consent. Any action taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of law or the Declaration of Trust or these Bylaws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

     10.5 Record Dates. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, which shall be not more than 90 days before the date of any meeting of Shareholders or the date for the payment of any dividend or of any other distribution, as the record date for determining the Shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only Shareholders of record on such record date shall have the right notwithstanding any transfer of Shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any of such purposes close the register or transfer books for all or any part of such period.

     10.6 Advance Notice of Shareholder Nominees for Trustees and Other Shareholder Proposals. (a) As used in this Section 10.6, the term "annual meeting" refers to any annual meeting of Shareholders as well as any special meeting held in lieu of an annual meeting as described in the first two sentences of Section 10.2 of these Bylaws, and the term "special meeting" refers to all meetings of Shareholders other than an annual meeting or a special meeting in lieu of an annual meeting.

     (b) The matters to be considered and brought before any annual or special meeting of Shareholders shall be limited to only such matters, including the nomination and election of Trustees, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 10.6. Only persons who are nominated in accordance with the procedures set forth in this
Section 10.6 shall be eligible for election as Trustees, and no proposal to fix the number of Trustees shall be brought before an annual or special meeting of Shareholders or otherwise transacted unless in accordance with the procedures set forth in this
Section 10.6, except as may be otherwise provided in these Bylaws with respect to the right of holders of preferred shares of beneficial interest, if any, of the Trust to nominate and elect a specified number of Trustees in certain circumstances.

     (c) For any matter to be properly before any annual meeting, the matter must be (i) specified in the notice of meeting given by or at the direction of a majority of the Trustees and a majority of the Continuing Trustees pursuant to
Section 10.2 of these Bylaws, (ii) otherwise brought before the meeting by or at the direction of a majority of the Continuing Trustees (or any duly authorized committee thereof), or (iii) brought before the meeting in the manner specified in this Section 10.6(c) by a Shareholder of record entitled to vote at the meeting or by a Shareholder (a "Beneficial Owner") that holds Shares entitled to vote at the meeting through a nominee or "street name" holder of record and that can demonstrate to the Trust such indirect ownership and such Beneficial Owner's entitlement to vote such Shares, provided that the Shareholder was the Shareholder of record or the Beneficial Owner held such Shares at the time the notice provided for in this Section 10.6(c) is delivered to the Secretary.

     In addition to any other requirements under applicable law and the Declaration of Trust and these Bylaws, persons nominated by Shareholders for election as Trustees and any other proposals by Shareholders may be properly brought before an annual meeting only pursuant to timely notice (the "Shareholder Notice") in writing to the Secretary. To be timely, the Shareholder Notice must be delivered to or mailed and received at the principal executive offices of the Trust not less than forty-five (45) nor more than sixty (60) days prior to the first anniversary date of the date on which the Trust first mailed its proxy materials for the prior year's annual meeting; provided, however, with respect to the annual meeting to be held in the calendar year 2003, the Shareholder Notice must be so delivered or mailed and so received on or before May 1, 2003; provided further, however, if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before the first anniversary date of the annual meeting for the preceding year and ends thirty (30) days after such anniversary date (an annual meeting date outside such period being referred to herein as an "Other Annual Meeting Date"), such Shareholder Notice must be given in the manner provided herein by the later of the close of business on (i) the date forty-five (45) days prior to such Other Annual Meeting Date or (ii) the tenth (10th) business day following the date such Other Annual Meeting Date is first publicly announced or disclosed.

     Any Shareholder desiring to nominate any person or persons (as the case may be) for election as a Trustee or Trustees of the Trust shall deliver, as part of such Shareholder Notice: (i) a statement in writing setting forth (A) the name, age, date of birth, business address, residence address and nationality of the person or persons to be nominated; (B) the class or series and number of all Shares of the Trust owned of record or beneficially by each such person or persons, as reported to such Shareholder by such nominee(s); (C) any other information regarding each such person required by paragraphs (a), (d), (e) and
(f) of Item 401 of Regulation S-K or paragraph (b) of Item 22 of Rule 14a-101 (Schedule 14A) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), adopted by the Securities and Exchange

Commission (or the corresponding provisions of any regulation or rule subsequently adopted by the Securities and Exchange Commission or any successor agency applicable to the Trust); (D) any other information regarding the person or persons to be nominated that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of Trustees or directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (E) whether such Shareholder believes any nominee is or will be an "interested person" of the Trust (as defined in the Investment Company Act of 1940, as amended) and, if not an "interested person," information regarding each nominee that will be sufficient for the Trust to make such determination; and (ii) the written and signed consent of the person or persons to be nominated to be named as nominees and to serve as Trustees if elected. In addition, the Trustees may require any proposed nominee to furnish such other information as they may reasonably require or deem necessary to determine the eligibility of such proposed nominee to serve as a Trustee. Any Shareholder Notice required by this
Section 10.6(c) in respect of a proposal to fix the number of Trustees shall also set forth a description of and the text of the proposal, which description and text shall state a fixed number of Trustees that otherwise complies with applicable law, these Bylaws and the Declaration of Trust.

     Without limiting the foregoing, any Shareholder who gives a Shareholder Notice of any matter proposed to be brought before a Shareholder meeting (whether or not involving nominees for Trustees) shall deliver, as part of such Shareholder Notice: (i) the description of and text of the proposal to be presented; (ii) a brief written statement of the reasons why such Shareholder favors the proposal; (iii) such Shareholder's name and address as they appear on the Trust's books; (iv) any other information relating to the Shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies with respect to the matter(s) proposed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (v) the class or series and number of all Shares of the Trust owned beneficially and of record by such Shareholder; (vi) any material interest of such Shareholder in the matter proposed (other than as a Shareholder); (vii) a representation that the Shareholder intends to appear in person or by proxy at the Shareholder meeting to act on the matter(s) proposed;
(viii) if the proposal involves nominee(s) for Trustees, a description of all arrangements or understandings between the Shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the Shareholder; and (ix) in the case of a Beneficial Owner, evidence establishing such Beneficial Owner's indirect ownership of, and entitlement to vote, Shares at the meeting of Shareholders. As used in this Section 10.6, Shares "beneficially owned" shall mean all Shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act.

     (d) For any matter to be properly before any special meeting, the matter must be specified in the notice of meeting given by or at the direction of a majority of the Trustees and a majority of the Continuing Trustees pursuant to
Section 10.2 of these Bylaws. In the event the Trust calls a special meeting for the purpose of electing one or more Trustees, any Shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Trust's notice of meeting if and only if the Shareholder provides a notice containing the information required in the Shareholder Notice to the Secretary required with respect to annual meetings by Section 10.6(c) hereof, and such notice is delivered to or mailed and received at the principal executive office of the Trust not later than the close of business on the tenth
(10th) day following the day on which the date of the special meeting and of the nominees proposed by the Trustees to be elected at such meeting are publicly announced or disclosed.

     (e) For purposes of this Section 10.6, a matter shall be deemed to have been "publicly announced or disclosed" if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, in a document publicly filed by the Trust with the Securities and Exchange Commission, or in a Web site accessible to the public maintained by the Trust or by its investment adviser or an affiliate of such investment adviser with respect to the Trust.

     (f) In no event shall an adjournment or postponement (or a public announcement thereof) of a meeting of Shareholders commence a new time period (or extend any time period) for the giving of notice as provided in this Section 10.6.

     (g) The person presiding at any meeting of Shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to (i) determine whether a nomination or proposal of other matters to be brought before a meeting and notice thereof have been duly made and given in the manner provided in this Section 10.6 and elsewhere in these Bylaws and the Declaration of Trust and (ii) if not so made or given, to direct and declare at the meeting that such nomination and/or such other matters shall be disregarded and shall not be considered. Any determination by the person presiding shall be binding on all parties absent manifest error.

     (h) Notwithstanding anything to the contrary in this Section 10.6 or otherwise in these Bylaws, unless required by federal law, no matter shall be considered at or brought before any annual or special meeting unless such matter has been approved for these purposes by a majority of the Continuing Trustees and, in particular, no Beneficial Owner shall have any rights as a Shareholder except as may be required by federal law. Furthermore, nothing in this Section
10.6 shall be construed as creating any implication or presumption as to the requirements of federal law.

                                   ARTICLE 11
   STATEMENT CREATING FIVE SERIES OF AUCTION RATE CUMULATIVE PREFERRED SHARES

     Auction Rate Cumulative Preferred Shares, Series M: 7,200 preferred shares of beneficial interest, par value $0.00001 per share, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Auction Rate Cumulative Preferred Shares, Series M." Each share of Auction Rate Cumulative Preferred Shares, Series M (sometimes referred to herein as

"Series M Preferred Shares") may be issued on a date to be determined by the Board of Trustees of the Trust or pursuant to their delegated authority; have an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption as are set forth in these Bylaws. The Series M Preferred Shares shall constitute a separate series of preferred shares of beneficial interest of the Trust, and each share of Series M Preferred Shares shall be identical.

     Auction Rate Cumulative Preferred Shares, Series T: 7,200 preferred shares of beneficial interest, par value $0.00001 per share, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Auction Rate Cumulative Preferred Shares, Series T." Each share of Auction Rate Cumulative Preferred Shares, Series T (sometimes referred to herein as "Series T Preferred Shares") may be issued on a date to be determined by the Board of Trustees of the Trust or pursuant to their delegated authority; have an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption as are set forth in these Bylaws. The Series T Preferred Shares shall constitute a separate series of preferred shares of beneficial interest of the Trust, and each share of Series T Preferred Shares shall be identical.

     Auction Rate Cumulative Preferred Shares, Series W: 7,200 preferred shares of beneficial interest, par value $0.00001 per share, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Auction Rate Cumulative Preferred Shares, Series W." Each share of Auction Rate Cumulative Preferred Shares, Series W (sometimes referred to herein as "Series W Preferred Shares") may be issued on a date to be determined by the Board of Trustees of the Trust or pursuant to their delegated authority; have an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption as are set forth in these Bylaws. The Series W Preferred Shares shall constitute a separate series of preferred shares of beneficial interest of the Trust, and each share of Series W Preferred Shares shall be identical.

     Auction Rate Cumulative Preferred Shares, Series TH: 7,200 preferred shares of beneficial interest, par value $0.00001 per share, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Auction Rate Cumulative Preferred Shares, Series TH." Each share of Auction Rate Cumulative Preferred Shares, Series TH (sometimes referred to herein as "Series TH Preferred Shares") may be issued on a date to be determined by the Board of Trustees of the Trust or pursuant to their delegated authority; have an Initial Dividend Rate and an Initial

Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption as are set forth in these Bylaws. The Series TH Preferred Shares shall constitute a separate series of preferred shares of beneficial interest of the Trust, and each share of Series TH Preferred Shares shall be identical.

     Auction Rate Cumulative Preferred Shares, Series F: 7,200 preferred shares of beneficial interest, par value $0.00001 per share, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Auction Rate Cumulative Preferred Shares, Series F." Each share of Auction Rate Cumulative Preferred Shares, Series F (sometimes referred to herein as "Series F Preferred Shares") may be issued on a date to be determined by the Board of Trustees of the Trust or pursuant to their delegated authority; have an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust or pursuant to their delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption as are set forth in these Bylaws. The Series F Preferred Shares shall constitute a separate series of preferred shares of beneficial interest of the Trust, and each share of Series F Preferred Shares shall be identical.

     11.1 Definitions. (a) Unless the context or use indicates another or different meaning or intent, in Article 11 of these Bylaws the following terms have the following meanings, whether used in the singular or plural:

     "'AA' Financial Composite Commercial Paper Rate" on any date means (i) (A) the Interest Equivalent of the 7-day rate (in the case of a Dividend Period which is a 7-Day Dividend Period or shorter), the 30-day rate (for Dividend Periods greater than 7 days but fewer than or equal to 31 days), the 60-day rate (for Dividend Periods greater than 31 days but fewer than or equal to 61 days) and the 90-day rate (for Dividend Periods greater than 61 days but fewer than or equal to 91 days) on commercial paper on behalf of issuers whose corporate bonds are rated AA by S&P, or the equivalent of such rating by another Rating Agency, as announced by the Federal Reserve Bank of New York for the close of business on the Business Day immediately preceding such date; and (B) for Dividend Periods greater than 91 days but fewer than 184 days, the rate described in clause (ii) below; or (ii) if the Federal Reserve Bank of New York does not make available such a rate, or with respect to Dividend Periods greater than 91 days but fewer than 184 days, then the arithmetic average of the Interest Equivalent of such rates on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Auction Agent for the close of business on the Business Day immediately preceding such date (rounded to the next highest one-thousandth (0.001) of 1%). If any Commercial Paper Dealer does not quote a rate required to determine the "AA" Financial Composite Commercial Paper Rate, such rate shall be determined on the basis of the quotations (or quotation) furnished by the remaining Commercial Paper Dealers (or Dealer), if any, or, if there are no such Commercial Paper Dealers, by the Auction Agent. For purposes of this definition, (A) "Commercial Paper Dealers" shall mean (1) Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated; (2) in lieu of any thereof, its respective affiliate or successor; and (3) in the event that any of the foregoing shall cease to quote rates for commercial paper of issuers of the sort described above, in substitution therefor, a nationally recognized dealer in commercial paper of such issuers then making such quotations selected by the Trust, and (B) "Interest Equivalent" of a rate stated on a discount basis for commercial paper of a given number of days' maturity shall mean a number equal to the quotient (rounded upward to the next higher one-thousandth (0.001) of 1%) of (1) such rate expressed as a decimal, divided by (2) the difference between (x) 1.00 and (y) a fraction, the numerator of which shall be the product of such rate expressed as a decimal, multiplied by the number of days in which such commercial paper shall mature and the denominator of which shall be 360.

     "Accountant's Confirmation" has the meaning set forth in Section 11.7(c) of these Bylaws.

     "Affiliate" means any Person known to the Auction Agent to be controlled by, in control of, or under common control with, the Trust.

     "Agent Member" means a member of the Securities Depository that will act on behalf of a Beneficial Owner of one or more Preferred Shares or on behalf of a Potential Beneficial Owner.

     "Applicable Percentage" has the meaning set forth in Section 11.10(a)(vi) of these Bylaws.

     "Applicable Rate" means the rate per annum at which cash dividends are payable on the Preferred Shares for any Dividend Period.

     "Approved Price" means the "fair value" as determined by the Trust in accordance with the valuation procedures adopted from time to time by the Board of Trustees of the Trust and for which the Trust receives a mark-to-market price (which, for the purpose of clarity, shall not mean Market Value) from an independent source at least semi-annually.

     "Auction" means a periodic operation of the Auction Procedures.

     "Auction Agent" means Deutsche Bank Trust Company Americas unless and until another commercial bank, trust company or other financial institution appointed by a resolution of the Board of Trustees of the Trust or a duly authorized committee thereof enters into an agreement with the Trust to follow the Auction Procedures for the purpose of determining the Applicable Rate and to act as transfer agent, registrar, dividend disbursing agent and redemption agent for the Preferred Shares.

     "Auction Date" has the meaning set forth in Section 11.10(a)(i) of these Bylaws.

     "Auction Procedures" means the procedures for conducting Auctions set forth in Section 11.10 of these Bylaws.

     "Bank Loans" means direct purchases of, assignments of, participations in and other interests in (a) any bank loan or (b) any loan made by an investment bank, investment fund or other financial institution, provided that such loan under this clause (b) is similar to those typically made, syndicated, purchased or participated by a commercial bank or institutional loan investor in the ordinary course of business.

     "Beneficial Owner" means a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer (or, if applicable, the Auction Agent) as a holder of Preferred Shares or a Broker-Dealer that holds Preferred Shares for its own account.

     "Broker-Dealer" means any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer pursuant to Section 11.10 of these Bylaws, that has been selected by the Trust and has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.

     "Broker-Dealer Agreement" means an agreement between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in Section 11.10 of these Bylaws.

     "Business Day" means a day on which the New York Stock Exchange is open for trading and which is not a Saturday, Sunday or other day on which banks in New York City are authorized or obligated by law to close.

     "Closing Transactions" has the meaning set forth in Section 11.8(a)(i) of these Bylaws.

     "Commercial Paper Dealers" has the meaning set forth in the definition of "'AA' Financial Composite Commercial Paper Rate."

     "Common Shares" means the shares of beneficial interest designated as common shares, par value $0.00001 per share, of the Trust.

     "Cure Date" has the meaning set forth in Section 11.4(a)(ii) of these Bylaws.

     "Date of Original Issue" means, with respect to any Preferred Share, the date on which the Trust first issues such share.

     "Declaration of Trust" means the Amended and Restated Agreement and Declaration of Trust of the Trust dated April 8, 2003, as from time to time amended and supplemented.

     "Deposit Securities" means cash and portfolio securities rated at least A2 (having a remaining maturity of 12 months or less), P-1, VMIG-1 or MIG-1 by Moody's or A (having a remaining maturity of 12 months or less), A-1+ or SP-1+ by S&P.

     "Discount Factor" means a Moody's Discount Factor (if Moody's is then rating the Preferred Shares) or a discount factor included in the calculations used by another Rating Agency then rating the Preferred Shares for purposes of determining such Rating Agency's rating on the Preferred Shares, as applicable, provided that this term shall not apply with respect to Fitch Ratings or its rating on the Preferred Shares.

     "Discounted Value" of any asset of the Trust means the quotient of the Market Value of an Eligible Asset divided by the applicable Discount Factor, provided that with respect to an Eligible Asset that is currently callable, the Discounted Value will be equal to the quotient as calculated above or the call price, whichever is lower, and that with respect to an Eligible Asset that is prepayable, the Discounted Value will be equal to the quotient as calculated above or the par value, whichever is lower.

     "Dividend Payment Date," with respect to Preferred Shares, has the meaning set forth in Section 11.2(b)(i) of these Bylaws.

     "Dividend Period" means the Initial Dividend Period, any 7-Day Dividend Period and any Special Dividend Period.

     "Eligible Asset" means a Moody's Eligible Asset (if Moody's is then rating the Preferred Shares) and/or any asset included in the calculations used by another Rating Agency then rating the Preferred Shares for purposes of determining such Rating Agency's rating on the Preferred Shares, as applicable, provided that this term shall not apply with respect to Fitch Ratings or its rating on the Preferred Shares.

     "Existing Holder" means a Broker-Dealer, or any such other Person that may be permitted by the Trust, that is listed as the holder of record of Preferred Shares in the Share Books.

     "Extension Period" has the meaning set forth in Section 11.2(c)(iii) of these Bylaws.

     "FHLB, FNMA and FFCB Debentures" has the meaning set forth in paragraph
(viii) of the definition of "Moody's Eligible Assets."

     "Fitch Covered Forward Commitment" has the meaning set forth in Section 11.8(f) of these Bylaws.

     "Fitch Criteria" means the Closed-End Fund Criteria Report issued by Fitch Ratings entitled "Rating Closed-End Fund Debt and Preferred Stock" dated August 16, 2011 and attached to these Bylaws as Exhibit 1, which is hereby incorporated by reference into and made a part of these Bylaws. The Trust may, but is not required to, amend or restate the Fitch Criteria from time to time, through an amendment or restatement of Exhibit 1 or otherwise, to reflect revised criteria issued by Fitch Ratings by resolution of the Board of Trustees of the Trust and without shareholder approval.

     "Fitch Net OC" has the meaning given to such term in the Fitch Criteria to be consistent with a AAA rating of the Preferred Shares by Fitch Ratings, and shall be calculated with respect to the Trust in accordance with the applicable formula and related guidance provided in the Fitch Criteria and by Fitch Ratings (including with respect to discount factors, if any, or other treatment to be applied with respect to securities or other assets held by the Trust which are not specifically referenced in the Fitch Criteria), and the good faith determinations of the Trust or its agents of the Fitch Net OC and related interpretations of the Fitch Criteria shall be conclusive and binding on all parties.

     "Fitch Net OC Test" means an asset coverage test with respect to the Preferred Shares that shall be satisfied as of a particular date or time if the Trust has Fitch Net OC in excess of one-hundred percent (100%) as of such date or time.

     "Fitch Preferred Shares Asset Coverage" means, as of a particular date or time, sufficient asset coverage with respect to the Preferred Shares such that the Trust is satisfying both the (i) Fitch Total OC Test and the (ii) Fitch Net OC Test as of such date or time.

     "Fitch Ratings" means Fitch, Inc., doing business as Fitch Ratings, or its successors.

     "Fitch Preferred Shares Asset Coverage Report" means, with respect to Fitch Preferred Shares Asset Coverage, a report including the information to be provided to Fitch as called for in the second bullet under "Investment Manager Review - Surveillance" in the Fitch Criteria.

     "Fitch Total OC" has the meaning given to such term in the Fitch Criteria to be consistent with a AAA rating of the Preferred Shares by Fitch Ratings, and shall be calculated with respect to the Trust in accordance with the applicable formula and related guidance provided in the Fitch Criteria and by Fitch Ratings (including with respect to discount factors, if any, or other treatment to be applied with respect to securities or other assets held by the Trust which are not specifically referenced in the Fitch Criteria), and the good faith determinations of the Trust or its agents of Fitch Total OC and related interpretations of the Fitch Criteria at any time and from time to time shall be conclusive and binding on all parties.

     "Fitch Total OC Test" means an asset coverage test with respect to the Preferred Shares that shall be satisfied as of a particular date or time if the Trust has Fitch Total OC in excess of one-hundred percent (100%) as of such date or time.

     "Holder" means a Person identified as a holder of record of Preferred Shares in the Share Register.

     "Independent Accountant" means a nationally recognized accountant, or firm of accountants, that is, with respect to the Trust, an independent public accountant or firm of independent public accountants under the Securities Act and serving as such for the Trust.

     "Initial Dividend Payment Date" means, with respect to a series of Preferred Shares, the initial dividend payment date with respect to the Initial Dividend Period as determined by the Board of Trustees of the Trust or pursuant to their delegated authority with respect to such series.

     "Initial Dividend Period" has the meaning set forth in Section 11.2(c)(i) of these Bylaws.

     "Initial Dividend Rate" means, with respect to a series of Preferred Shares, the rate per annum applicable to the Initial Dividend Period for such series of Preferred Shares.

     "Interest Equivalent" has the meaning set forth in the definition of "'AA' Financial Composite Commercial Paper Rate."

     "Lien" means any material lien, mortgage, pledge, security interest or security agreement of any kind.

     "Long Term Dividend Period" means a Special Dividend Period consisting of a specified period of one whole year or more but not greater than five years.

     "Mandatory Redemption Price" means $25,000 per Preferred Share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) to (but not including) the date fixed for redemption.

     "Market Value" of any asset of the Trust shall be the market value thereof determined by a Pricing Service. The Market Value of any asset shall include any interest accrued thereon. A Pricing Service shall value portfolio securities at the quoted bid prices or the mean between the quoted bid and asked prices or the yield equivalent when quotations are not readily available. Securities for which quotations are not readily available shall be valued at fair value as determined by a Pricing Service using methods which include consideration of: yields or prices of securities of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. A Pricing Service may employ electronic data processing techniques and/or a matrix system to determine valuations. In the event a Pricing Service is unable to value a security, the security shall be valued at the lower of two bid quotations obtained by the Trust from dealers who are members of the Financial Industry Regulatory Authority, Inc. and who make a market in the security, at least one of which shall be in writing. If two bid quotations are not readily available for any securities, such securities shall be valued in good faith at fair value pursuant to procedures approved by the Board of Trustees of the Trust. Futures contracts and options are valued at the closing prices for such instruments established by the exchange or board of trade on which they are traded, or if market quotations are not readily available, are valued at fair value in good faith pursuant to procedures approved by the Board of Trustees of the Trust. All other assets will be valued at fair value on a consistent basis using methods determined in good faith by the Board of Trustees of the Trust.

     "Maximum Applicable Rate," with respect to Preferred Shares, has the meaning set forth in Section 11.10(a)(vi) of these Bylaws.

     "Moody's" means Moody's Investors Service, Inc. or its successors.

     "Moody's Discount Factor" means, for purposes of determining the Discounted Value of any Moody's Eligible Asset, the percentage determined as follows. The Moody's Discount Factor for any Moody's Eligible Asset other than the securities set forth below will be the percentage provided in writing by Moody's.

          (i) Corporate debt securities: The percentage determined by reference to the rating on such asset with reference to the remaining term to maturity of such asset, in accordance with the table set forth below.

Term to Maturity of                                                                                     Below B and
Corporate Debt Security                            Aaa      Aa        A       Baa      Ba       B        Unrated(1)
------------------------------------------         ---      ---      ---      ---      ---      ---     ------------
1 year or less  .                                  109%     112%     115%     118%     137%     150%        250%
2 years or less (but longer than 1 year)           115      118      122      125      146      160         250
3 years or less (but longer than 2 years)          120      123      127      131      153      168         250
4 years or less (but longer than 3 years)          126      129      133      138      161      176         250
5 years or less (but longer than 4 years)          132      135      139      144      168      185         250
7 years or less (but longer than 5 years)          139      143      147      152      179      197         250
10 years or less (but longer than 7 years)         145      150      155      160      189      208         250
15 years or less (but longer than 10 years)        150      155      160      165      196      216         250
20 years or less (but longer than 15 years)        150      155      160      165      196      228         250
30 years or less (but longer than 20 years)        150      155      160      165      196      229         250
Greater than 30 years                              165      173      181      189      205      240         250

____________
1 Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for the Trust's assets can be derived from other sources as well as combined with a number of sources as presented by the Trust to Moody's, securities rated below B by Moody's and unrated securities, which are securities rated by neither Moody's, S&P nor Fitch Ratings, are limited to 10% of Moody's Eligible Assets. If a corporate debt security is unrated by Moody's, S&P and Fitch Ratings, the Trust will use the percentage set forth under "Below B and Unrated" in this table. Ratings assigned by S&P or Fitch Ratings are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of credits for which the rating by S&P and/or Fitch Ratings does not seem to approximate a Moody's rating equivalent.

     The Moody's Discount Factors presented in the immediately preceding table will also apply to Moody's Eligible Assets that are FHLB, FNMA and FFCB Debentures and to rated TRACERs and TRAINs, whereby the ratings in the table will be applied to the underlying securities and the Market Value of each underlying security will be its proportionate amount of the Market Value of the TRACER or TRAIN, provided that the Moody's Discount Factors determined from the table shall be multiplied by a factor of 120% for purposes of calculating the Discounted Value of TRAINs. The Moody's Discount Factors presented in the immediately preceding table will also apply to corporate debt securities that do not pay interest in U.S. dollars or euros, provided that the Moody's Discount Factor determined from the table shall be multiplied by a factor of 110% for purposes of calculating the Discounted Value of such securities.

     (ii) Preferred stock: The Moody's Discount Factor for preferred stock shall be (A) for preferred stocks issued by a utility, 155%; (B) for preferred stocks of industrial and financial issuers, 209%; and (C) for auction rate preferred stocks, 350%.

     (iii) Short-term instruments: The Moody's Discount Factor applied to short-term portfolio securities, including without limitation corporate debt securities, Short Term Money Market Instruments and municipal debt obligations, will be (A) 100%, so long as such portfolio securities mature or have a demand feature at par exercisable within the Moody's Exposure Period; (B) 115%, so long as such portfolio securities do not mature within the Moody's Exposure Period or have a demand feature at par not exercisable within the Moody's Exposure Period; and (C) 125%, if such securities are not rated by Moody's, so long as such portfolio securities are rated at least A-1+/AA or SP-1+/AA by S&P and mature or have a demand feature at par exercisable within the Moody's Exposure Period. A Moody's Discount Factor of 100% will be applied to cash.

     (iv) U.S. Government Securities and U.S. Treasury Strips:

                                              U.S. Government Securities    U.S. Treasury Strips
Remaining Term to Maturity                          Discount Factor            Discount Factor
---------------------------------------       --------------------------    --------------------
1 year or less                                            107%                      107%
2 years or less (but longer than 1 year)                  113                       115
3 years or less (but longer than 2 years)                 118                       121
4 years or less (but longer than 3 years)                 123                       128
5 years or less (but longer than 4 years)                 128                       135
7 years or less (but longer than 5 years)                 135                       147
10 years or less (but longer than 7 years)                141                       163
15 years or less (but longer than 10 years)               146                       191
20 years or less (but longer than 15 years)               154                       218
30 years or less (but longer than 20 years)               154                       244

     (v) Rule 144A Securities: The Moody's Discount Factor applied to Rule 144A Securities for Rule 144A Securities whose terms include rights to registration under the Securities Act within one year and Rule 144A Securities which do not have registration rights within one year will be 120% and 130%, respectively, of the Moody's Discount Factor which would apply were the securities registered under the Securities Act.

     (vi) Bank Loans: The Moody's Discount Factor applied to senior Bank Loans ("Senior Loans") shall be the percentage specified in the table below opposite such Moody's Loan Category:

Moody's Loan Category       Discount Factor
---------------------       ---------------
          A                       118%
          B                       137%
          C                       161%
          D                       222%
          E                       222%

     (vii) Asset-backed and mortgage-backed securities: The Moody's Discount Factor applied to asset-backed securities shall be 131%. The Moody's Discount Factor applied to collateralized mortgage obligations, planned amortization class bonds and targeted amortization class bonds shall be determined by reference to the weighted average life of the security and whether cash flow is retained (i.e., controlled by a trustee) or excluded (i.e., not controlled by a trustee), in accordance with the table set forth below.

Remaining Term to Maturity                    Cash Flow Retained    Cash Flow Excluded
-----------------------------------------     ------------------    ------------------
3 years or less                                       133%                 141%
7 years or less (but longer than 3 years)             142                  151
10 years or less (but longer than 7 years)            158                  168
20 years or less (but longer than 10 years)           174                  185

     The Moody's Discount Factor applied to residential mortgage pass-throughs (including private-placement mortgage pass-throughs) shall be determined by reference to the coupon paid by such security and whether cash flow is retained (i.e., controlled by a trustee) or excluded (i.e., not controlled by a trustee), in accordance with the table set forth below.

Coupon        Cash Flow Retained    Cash Flow Excluded
----------    ------------------    ------------------
5%                  166%                  173%
6%                  162                   169
7%                  158                   165
8%                  154                   161
9%                  151                   157
10%                 148                   154
11%                 144                   154
12%                 142                   151
13%                 139                   148
adjustable          165                   172

The Moody's Discount Factor applied to fixed-rate pass-throughs that are not rated by Moody's and are serviced by a servicer approved by Moody's shall be determined by reference to the table in the following paragraph (relating to whole loans).

     The Moody's Discount Factor applied to whole loans shall be determined by reference to the coupon paid by such security and whether cash flow is retained (i.e., controlled by a trustee) or excluded (i.e., not controlled by a trustee), in accordance with the table set forth below.

Coupon       Cash Flow Retained   Cash Flow Excluded
-----------  -------------------  -------------------
5%                172%                 179%
6%                167                  174
7%                163                  170
8%                159                  165
9%                155                  161
10%               151                  158
11%               148                  157
12%               145                  154
13%               142                  151
adjustable        170                  177

          (viii) Municipal debt obligations: The Moody's Discount Factor applied to municipal debt obligations shall be the percentage determined by reference to the rating on such asset and the shortest Exposure Period set forth opposite such rating that is the same length as or is longer than the Moody's Exposure Period, in accordance with the table set forth below (provided that, except as provided in the following table, any municipal obligation (excluding any short-term municipal obligation) not rated by Moody's but rated by S&P shall be deemed to have a Moody's rating which is one full rating category lower than its S&P rating):

Exposure Period      Aaa(1) Aa(1) A(1)  Baa(1) Other(2) (V)MIG-1(3) SP-1+(4) Unrated(5)
-------------------  ------ ----- ----- ------ -------- ----------- -------- ----------
7 weeks               151%  159%  166%   173%     187%      136%     148%       225%

8 weeks or less but   154   161   168    176      190       137      149        231
greater than seven
weeks

9 weeks or less but   158   163   170    177      192       138      150        240
 greater than eight
 weeks

____________
(1)  Moody's rating.

(2)  Municipal debt obligations not rated by Moody's but rated BBB by S&P.

(3) Municipal debt obligations rated MIG-1 or (V)MIG-1, which do not mature or have a demand feature at par exercisable in 30 days and which do not have a long-term rating.

(4) Municipal debt obligations not rated by Moody's but rated SP-1+ by S&P, which do not mature or have a demand feature at par exercisable in 30 days and which do not have a long-term rating.

(5) Municipal debt obligations rated less than Baa3 or not rated by Moody's and less than BBB or not rated by S&P, not to exceed 10% of Moody's Eligible Assets.

          (ix) Structured Notes: The Moody's Discount Factor applied to Structured Notes will be (A) in the case of a corporate issuer, the Moody's Discount Factor determined in accordance with paragraph (i) under this definition, whereby the rating on the issuer of the Structured Note will be the rating on the Structured Note for purposes of determining the Moody's Discount Factor in the table in paragraph (i); and (B) in the case of an issuer that is the U.S. government or an agency or instrumentality thereof, the Moody's Discount Factor determined in accordance with paragraph (iii) under this definition.

          (x) REITs:

          (a) Common stock and preferred stock of REITs and other real estate companies:

                                                                       Discount Factor (1,2)
                                                                       ---------------------
Common stock of REITs                                                            154%
Preferred stock of REITs
 with senior implied or unsecured Moody's (or Fitch Ratings) rating              154%
 without senior implied or unsecured Moody's (or Fitch Ratings) rating           208%
Preferred stock of other real estate companies
 with senior implied or unsecured Moody's (or Fitch Ratings) rating              208%
 Without senior implied or unsecured Moody's (or Fitch Ratings) rating           250%

____________
(1) A Discount Factor of 250% will be applied if dividends on such securities have not been paid consistently (either quarterly or annually) over the previous three years, or for such shorter time period that such securities have been outstanding.

(2) A Discount Factor of 250% will be applied if the market capitalization (including common stock and preferred stock) of an issuer is below $500 million.

          (b) Debt securities of REITs and other real estate companies:

                               Moody's Rating Category
                               ------------------------
Term to Maturity  AAA    AA    A    BAA    BA   B    CAA   NR(1)
----------------  ----  ----  ----  ----  ----  ---- ----  -----
1 year            109%  112%  115%  118%  119%  125%  225%  250%
2 year            115%  118%  122%  125%  127%  133%  225%  250%
3 year            120%  123%  127%  131%  133%  140%  225%  250%
4 year            126%  129%  133%  138%  140%  147%  225%  250%
5 year            132%  135%  139%  144%  146%  154%  225%  250%
7 year            139%  143%  147%  152%  156%  164%  225%  250%
10 year           145%  150%  155%  160%  164%  173%  225%  250%
15 year           150%  155%  160%  165%  170%  180%  225%  250%
20 year           150%  155%  160%  165%  170%  190%  225%  250%
30 year           150%  155%  160%  165%  170%  191%  225%  250%

____________

(1) If a security is unrated by Moody's but is rated by Fitch Ratings, a rating two numeric ratings below the rating by Fitch Ratings will be used (e.g., where the rating is AAA, a Moody's rating of Aa2 will be used; where the rating by Fitch Ratings is AA+, a Moody's rating of Aa3 will be used). If a security is unrated by either Moody's or Fitch Ratings, the Trust will use the percentage set forth under "NR" in this table.

          (xi) Convertible securities (including convertible preferred stock):
     (1) For Convertible securities having a Delta between 0.4 and 0.0, the Moody's Discount Factor shall be 100% of the Moody's Discount Factor applied to non-convertible corporate debt securities (i.e. using the Moody's Discount Factors found in the subsection (ii) of this definition),
     (2) for convertible securities having a Delta between 0.8 and 0.4, the Moody's Discount Factor shall be 192% for securities rated Baa or above and 226% for securities rated Ba and below, and (3) for convertible securities having a Delta between

     1.0 and 0.8, the Moody's Discount Factor shall be 195% for securities rated Baa or above and 229% for securities rated Ba and below; provided, however, that for any unrated convertible security, the Moody's Discount Factor shall be 250%.(1,2)

     (1) Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for applicable Trust assets can be derived from other sources as well as combined with a number of sources as presented by the Trust to Moody's, unrated fixed-income and convertible securities, which are securities that are not rated by any of Moody's, S&P or Fitch Ratings, are limited to 10% of Moody's Eligible Assets for purposes of calculations related to the Preferred Shares Basic Maintenance Amount. If a convertible security is not rated by any of Moody's, S&P or Fitch Ratings, the Trust will consider the security unrated for the purposes of the discounts discussed above. Ratings assigned by S&P and/or Fitch Ratings are generally accepted at face value. However, adjustments to face value may be made to particular categories of credits for which the ratings by S&P and/or Fitch Ratings do not seem to approximate a Moody's rating equivalent. Split-rated securities assigned by S&P and Fitch Ratings (i.e., these Rating Agencies assign different rating categories to the security) will be accepted at the lower of the two ratings.

     (2)  Discount factors are for 7-week exposure period.

     For the purposes of determining such discount factors, "Delta", which is intended to express the change in the price of the convertible security per unit of change in the price of the common stock into which the convertible security is convertible, shall be the number provided by Merrill Lynch, Pierce, Fenner and Smith, Incorporated or such other provider as the Trust shall determine from time to time. The Trust shall use commercially reasonable efforts to update such Delta figures monthly.

     Upon conversion to common stock, the Discount Factors applicable to common stock will apply:

Common Stocks(1)         Large-Cap   Mid-Cap   Small Cap
-----------------------  ----------  --------  ---------
7 week exposure period      200%      205%       220%

(1) Market cap for Large-cap stocks are $10 billion and up, Mid-cap stocks range between $2 billion and $10 billion, and Small-cap stocks are $2 billion and below. "

     "Moody's Eligible Assets" means

          (i) cash (including interest and dividends due on assets rated (A) Baa3 or higher by Moody's if the payment date is within five Business Days of the Valuation Date, (B) A2 or higher if the payment date is within thirty days of the Valuation Date, and (C) A1 or higher if the payment date is within the Moody's Exposure Period) and receivables for Moody's Eligible Assets sold if the receivable is due within five Business Days of the Valuation Date, and if the trades which generated such receivables are (A) settled through clearing house firms or (B) (1) with counterparties having a Moody's long-term debt rating of at least Baa3 or (2) with counterparties having a Moody's Short Term Money Market Instrument rating of at least P-1;

          (ii) Short Term Money Market Instruments so long as (A) such securities are rated at least P-1, (B) in the case of demand deposits, time deposits and overnight funds, the supporting entity is rated at least A2, or (C) in all other cases, the supporting entity (1) is rated A2 and the security matures within one month, (2) is rated A1 and the security matures within three months or (3) is rated at least Aa3 and the security matures within six months; provided, however, that for purposes of this definition, such instruments (other than commercial paper rated by S&P and not rated by Moody's) need not meet any otherwise applicable S&P rating criteria;

          (iii) U.S. Government Securities and U.S. Treasury Strips;

          (iv) Rule 144A Securities;

          (v) Senior Loans and other Bank Loans approved by Moody's;

          (vi) Corporate debt securities if (A) such securities are rated Caa or higher by Moody's; (B) such securities provide for the periodic payment of interest in cash in U.S. dollars or euros, except that such securities that do not pay interest in U.S. dollars or euros shall be considered Moody's Eligible Assets if they are rated by Moody's or S&P; (C) for securities which provide for conversion or exchange into equity capital at some time over their lives, the issuer must be rated at least B3 by Moody's and the discount factor will be 250%; (D) for debt securities rated Ba1 and below, no more than 10% of the original amount of such issue may constitute Moody's Eligible Assets; (E) such securities have been registered under the Securities Act or are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act as determined by the Trust's investment manager or portfolio manager acting pursuant to procedures approved by the Board of Trustees, except that such securities that are not subject to U.S. federal securities laws shall be considered Moody's Eligible Assets if they are publicly traded; and (F) such securities are not subject to extended settlement.

          Notwithstanding the foregoing limitations, (x) corporate debt securities not rated at least Caa by Moody's or not rated by Moody's shall be considered to be Moody's Eligible Assets only to the extent the Market Value of such corporate debt securities does not exceed 10% of the aggregate Market Value of all Moody's Eligible Assets; provided, however, that if the Market Value of such corporate debt securities exceeds 10% of the aggregate Market Value of all Moody's Eligible Assets, a portion of such corporate debt securities (selected by the Trust) shall not be considered Moody's Eligible Assets, so that the Market Value of such corporate debt securities (excluding such portion) does not exceed 10% of the aggregate Market Value of all Moody's Eligible Assets; and (y) corporate debt securities rated by neither Moody's nor S&P shall be considered to be Moody's Eligible Assets only to the extent such securities are issued by entities which (i) have not filed for bankruptcy within the past three years, (ii) are current on all principal and interest in their fixed income obligations, (iii) are current on all preferred stock dividends, and (iv) possess a current, unqualified auditor's report without qualified, explanatory language.

          (vii) Preferred stocks if (A) dividends on such preferred stock are cumulative, (B) such securities provide for the periodic payment of dividends thereon in cash in U.S. dollars or euros and do not provide for conversion or exchange into, or have warrants attached entitling the holder to receive, common stock or its equivalent at any time over the respective lives of such securities, (C) the issuer of such a preferred stock has common stock listed on either the New York Stock Exchange or the American Stock Exchange (or their successors), (D) the issuer of such a preferred stock has a senior debt rating from Moody's of Baa1 or higher or a preferred stock rating from Moody's of Baa3 or higher and (E) such preferred stock has paid consistent cash dividends in U.S. dollars or euros over the last three years or has a minimum rating of A1 (if the issuer of such preferred stock has other preferred issues outstanding that have been paying dividends consistently for the last three years, then a preferred stock without such a dividend history would also be eligible). In addition, the preferred stocks must have the following diversification requirements:
     (X) the preferred stock issue must be greater than $50 million and (Y) the minimum holding by the Trust of each issue of preferred stock is $500,000 and the maximum holding of preferred stock of each issue is $5 million. In addition, preferred stocks issued by transportation companies will not be considered Moody's Eligible Assets;

          (viii) Asset-backed and mortgage-backed securities:

               (A) Asset-backed securities if (1) such securities are rated at least Aa3 by Moody's or at least AA by S&P, (2) the securities are part of an issue that is $250 million or greater, or the issuer of such securities has a total of $500 million or greater of asset-backed securities outstanding at the time of purchase of the securities by the Trust and (3) the expected average life of the securities is not greater than 4 years;

               (B) Collateralized mortgage obligations ("CMOs"), including CMOs with interest rates that float at a multiple of the change in the underlying index according to a pre-set formula, provided that any CMO held by the Trust (1) has been rated Aaa by Moody's or AAA by S&P, (2) does not have a coupon which floats inversely, (3) is not portioned as an interest-only or principal-only strip and (4) is part of an issuance that had an original issue size of at least $100 million;

               (C) Planned amortization class bonds ("PACs") and targeted amortization class bonds ("TACs") provided that such PACs or TACs are
          (1) backed by certificates of either the Federal National Mortgage Association ("FNMA"), the Government National Mortgage Association ("GNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") representing ownership in single-family first lien mortgage loans with original terms of 30 years, (2) part of an issuance that had an original issue size of at least $10 million, (3) part of PAC or TAC classes that have payment priority over other PAC or TAC classes, (4) if TACs, TACs that do not support PAC classes, and (5) if TACs, not considered reverse TACs (i.e., do not protect against extension risk);

               (D) Consolidated senior debt obligations of Federal Home Loan Banks ("FHLBs"), senior long-term debt of the FNMA, and consolidated systemwide bonds and FCS Financial Assistance Corporation Bonds of Federal Farm Credit Banks ("FFCBs") (collectively, "FHLB, FNMA and FFCB Debentures"), provided that such FHLB, FNMA and FFCB Debentures are (1) direct issuance corporate debt rated Aaa by Moody's, (2) senior debt obligations backed by the FHLBs, FFCBs or FNMA, (3) part of an issue entirely denominated in U.S. dollars and (4) not callable or exchangeable debt issues;

               (E) Mortgage pass-throughs rated at least Aa by Moody's and pass-throughs issued prior to 1987 (if rated AA by S&P and based on fixed-rate mortgage loans) by Travelers Mortgage Services, Citicorp Homeowners, Citibank, N.A., Sears Mortgage Security or RFC - Salomon Brothers Mortgage Securities, Inc., provided that (1) certificates must evidence a proportional, undivided interest in specified pools of fixed or adjustable rate mortgage loans, secured by a valid first lien, on one- to four-family residential properties and (2) the securities are publicly registered (not issued by FNMA, GNMA or FHLMC);

               (F) Private-placement mortgage pass-throughs provided that (1) certificates represent a proportional undivided interest in specified pools of fixed-rate mortgage loans, secured by a valid first lien, on one- to four-family residential properties, (2) documentation is held by a trustee or independent custodian, (3) pools of mortgage loans are serviced by servicers that have been approved by FNMA or FHLMC and funds shall be advanced to meet deficiencies to the extent provided in the pooling and servicing agreements creating such certificates, and
          (4) pools have been rated Aa or better by Moody's; and

               (G) Whole loans (e.g., direct investments in mortgages) provided that (1) at least 65% of such loans (a) have seasoning of no less than 6 months, (b) are secured by single-family detached residences, (c) are owner-occupied primary residences, (d) are secured by a first-lien, fully-documented mortgage, (e) are neither currently delinquent (30 days or more) nor delinquent during the preceding year,
          (f) have loan-to-value ratios of 80% or below, (g) carry normal hazard insurance and title insurance, as well as special hazard insurance, if applicable, (h) have original terms to maturity not greater than 30 years, with at least one year remaining to maturity, (i) have a minimum of $10,000 remaining principal balance, (j) for loans underwritten after January 1, 1978, FNMA and/or FHLMC forms are used for fixed-rate loans, and (k) are whole loans and not participations;
          (2) for loans that do not satisfy the requirements set forth in the foregoing clause (1), (a) non-owner occupied properties represent no greater than 15% of the aggregate of either the adjustable-rate pool or the fixed-rate pool, (b) multi-family properties (those with five or more units) represent no greater than 15% of the aggregate of either the adjustable-rate pool or the fixed-rate pool, (c) condominiums represent no greater than 10% of the aggregate of either the adjustable-rate pool or the fixed-rate pool, and any condominium project must be 80% occupied at the time the loan is originated, (d) properties with loan-to-value ratios exceeding 80% represent no greater than 25% of the aggregate of either the adjustable-rate pool or the fixed-rate pool and that the portion of the mortgage on any such property that exceeds a loan-to-value ratio of 80% is insured with Primary Mortgage Insurance from an insurer rated at least Baa3 by Moody's and (e) loan balances in excess of the current FHLMC limit plus $75,000 represent no greater than 25% of the aggregate of either the adjustable-rate pool or the fixed-rate pool, loan balances in excess of $350,000 represent no greater than 10% of the aggregate of either the adjustable-rate pool or the fixed-rate pool, and loan balances in excess of $1,000,000 represent no greater than 5% of the aggregate of either the adjustable-rate pool or the fixed-rate pool;
          (3) no greater than 5% of the pool of loans is concentrated in any one zip code; (4) the pool of loans contains at least 100 loans or $2 million in loans per servicer; (5) for adjustable-rate mortgages ("ARMs"), (a) any ARM is indexed to the National Cost of Funds index, the 11th District Cost of Funds index, the 1-year Treasury or the 6-month Treasury, (b) the margin over the given index is between 0.15% and 0.25% for either cost-of-funds index and between 0.175% and 0.325% for Treasuries, (c) the maximum yearly interest rate increase is 2%,
          (d) the maximum life-time interest rate increase is 6.25% and (e) ARMs may include Federal Housing Administration and Department of Veterans Affairs loans; and (6) for "teaser" loans, (a) the initial discount from the current ARM market rate is no greater than 2%, (b) the loan is underwritten at the market rate for ARMs, not the "teaser" rate, and (c) the loan is seasoned six months beyond the "teaser" period.

          (ix) Any municipal debt obligation that (A) pays interest in cash, (B) does not have a Moody's rating, as applicable, suspended by Moody's, and
     (C) is part of an issue of municipal debt obligations of at least $5,000,000, except for municipal debt obligations rated below A by Moody's, in which case the minimum issue size is $10,000,000;

          (x) Structured Notes, rated TRACERs and TRAINs;

          (xi) Financial contracts, as such term is defined in Section 3(c)(2)(B)(ii) of the 1940 Act, not otherwise provided for in this definition but only upon receipt by the Trust of a letter from Moody's specifying any conditions on including such financial contract in Moody's Eligible Assets and assuring the Trust that including such financial contract in the manner so specified would not affect the credit rating assigned by Moody's to the Preferred Shares;

          (xii) common stock, preferred stock or any debt security of REITs or real estate companies; and

          (xiii) Convertible securities (including convertible preferred stock), provided that (A) the issuer of common stock must have a Moody's senior unsecured debt of Caa or better, or an S&P or a Fitch Ratings rating of CCC or better, (B) the common stocks must be traded on the New York Stock Exchange, the American Stock Exchange, or the NASDAQ, (C) dividends must be paid in U.S. dollars, (D) the portfolio of convertible bonds must be diversified as set forth in the table set forth below, (E) the company shall not hold shares exceeding the average weekly trading volume during the preceding month, and (F) synthetic convertibles are excluded from asset eligibility.

                                   Convertible Bonds Diversification Guidelines
                                   ---------------------------------------------
 Type                Maximum Single Issuer (%)(1)  Maximum Single Industry (%)  Maximum Single State  (%)(1)
-------------------- ---------------------------   ---------------------------  ----------------------------
Utility                         4                      50                            7(2)


Other                           6                      20                          n/a

____________

(1) Percentage represent a portion of the aggregate market value and number of outstanding shares of the convertible stock portfolio.

(2) Utility companies operating in more than one state should be diversified according to the state in which they generate the largest part of their revenues. Publicly available information on utility company revenues by state is available from the Uniform Statistical Report (USR) or the Federal Energy Regulation Commission (FERC)."

     In addition, portfolio holdings as described below must be within the following diversification and issue size requirements in order to be included in Moody's Eligible Assets:

             Maximum Single    Maximum Single      Minimum Issue Size
Ratings (1)    Issuer (2,3)    Industry (3,4)      ($in million) (5)
-----------  ---------------  ---------------     -------------------
Aaa              100%              100%               $        100
Aa                20                60                         100
A                 10                40                         100
Baa                6                20                         100
Ba                 4                12                          50(6)
B1-B2              3                 8                          50(6)
B3 or below        2                 5                          50(6)

____________
(1) Refers to the preferred stock and senior debt rating of the portfolio holding.

(2) Companies subject to common ownership of 25% or more are considered as one issuer.

(3) Percentages represent a portion of the aggregate Market Value of the portfolio holdings.

(4) Industries are determined according to Moody's Industry Classifications, as defined herein.

(5)  Except for preferred stock, which has a minimum issue size of $50 million.

(6) Portfolio holdings from issues ranging from $50 million to $100 million are limited to 20% of the Trust's total assets.

     Where the Trust sells an asset and agrees to repurchase such asset in the future, the Discounted Value of such asset will constitute a Moody's Eligible Asset and the amount the Trust is required to pay upon repurchase of such asset will count as a liability for the purposes of the Preferred Shares Basic Maintenance Amount. Where the Trust purchases an asset and agrees to sell it to a third party in the future, cash receivable by the Trust thereby will constitute a Moody's Eligible Asset if the long-term debt of such other party is rated at least A2 by Moody's and such agreement has a term of 30 days or less; otherwise the Discounted Value of such purchased asset will constitute a Moody's Eligible Asset. For the purposes of calculation of Moody's Eligible Assets, portfolio securities which have been called for redemption by the issuer thereof shall be valued at the lower of Market Value or the call price of such portfolio securities.

     Notwithstanding the foregoing, an asset will not be considered a Moody's Eligible Asset to the extent that it (i) has been irrevocably deposited for the payment of (i)(A) through (i)(E) under the definition of Preferred Shares Basic Maintenance Amount or to the extent it is subject to any Liens, except for (A) Liens which are being contested in good faith by appropriate proceedings and which Moody's has indicated to the Trust will not affect the status of such asset as a Moody's Eligible Asset, (B) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (C) Liens to secure payment for services rendered or cash advanced to the Trust by its investment manager or portfolio manager, the Trust's custodian, transfer agent or registrar or the Auction Agent and (D) Liens arising by virtue of any repurchase agreement, or (ii) has been segregated against obligations of the Trust in connection with an outstanding derivative transaction.

     "Moody's Exposure Period" means the period commencing on a given Valuation Date and ending 49 days thereafter.

     "Moody's Forward Commitment" has the meaning set forth in Section 11.8(d) of these Bylaws.

     "Moody's Hedging Transactions" has the meaning set forth in Section 11.8(a) of these Bylaws.

     "Moody's Industry Classification" means, for the purposes of determining Moody's Eligible Assets, each of the following industry classifications (or such other classifications as Moody's may from time to time approve for application to the Preferred Shares):

     1. Aerospace and Defense: Major Contractor, Subsystems, Research, Aircraft Manufacturing, Arms, Ammunition

     2. Automobile: Automobile Equipment, Auto-Manufacturing, Auto Parts Manufacturing, Personal Use Trailers, Motor Homes, Dealers

     3. Banking: Bank Holding, Savings and Loans, Consumer Credit, Small Loan, Agency, Factoring, Receivables

     4. Beverage, Food and Tobacco: Beer and Ale, Distillers, Wines and Liquors, Distributors, Soft Drink Syrup, Bottlers, Bakery, Mill Sugar, Canned Foods, Corn

          Refiners, Dairy Products, Meat Products, Poultry Products, Snacks, Packaged Foods, Candy, Gum, Seafood, Frozen Food, Cigarettes, Cigars, Leaf/Snuff, Vegetable Oil

     5. Buildings and Real Estate: Brick, Cement, Climate Controls, Contracting, Engineering, Construction, Hardware, Forest Products (building-related only), Plumbing, Roofing, Wallboard, Real Estate, Real Estate Development, REITs, Land Development

     6. Chemicals, Plastics and Rubber: Chemicals (non-agricultural), Industrial Gases, Sulfur, Plastics, Plastic Products, Abrasives, Coatings, Paints, Varnish, Fabricating

     7. Containers, Packaging and Glass: Glass, Fiberglass, Containers made of: Glass, Metal, Paper, Plastic, Wood or Fiberglass

     8.   Personal and Non-Durable Consumer Products (manufacturing only):
          Soaps, Perfumes, Cosmetics, Toiletries, Cleaning Supplies, School Supplies

     9.   Diversified/Conglomerate Manufacturing

     10.  Diversified/Conglomerate Service

     11.  Diversified Natural Resources, Precious Metals and Minerals:
          Fabricating, Distribution

     12. Ecological: Pollution Control, Waste Removal, Waste Treatment and Waste Disposal

     13. Electronics: Computer Hardware, Electric Equipment, Components, Controllers, Motors, Household Appliances, Information Service Communicating Systems, Radios, TVs, Tape Machines, Speakers, Printers, Drivers, Technology

     14.  Finance: Investment Brokerage, Leasing, Syndication, Securities

     15. Farming and Agriculture: Livestock, Grains, Produce, Agriculture Chemicals, Agricultural Equipment, Fertilizers

     16.  Grocery: Grocery Stores, Convenience Food Stores

     17. Healthcare, Education and Childcare: Ethical Drugs, Proprietary Drugs, Research, Health Care Centers, Nursing Homes, HMOs, Hospitals, Hospital Supplies, Medical Equipment

     18.  Home and Office Furnishings, Housewares, and Durable Consumer
          Products: Carpets, Floor Coverings, Furniture, Cooking, Ranges

     19.  Hotels, Motels, Inns and Gaming

     20.  Insurance: Life, Property and Casualty, Broker, Agent, Surety

     21. Leisure, Amusement, Motion Pictures, Entertainment: Boating, Bowling, Billiards, Musical Instruments, Fishing, Photo Equipment, Records, Tapes, Sports, Outdoor Equipment (camping), Tourism, Resorts, Games, Toy Manufacturing, Motion Picture Production Theaters, Motion Picture Distribution

     22.  Machinery (non-agricultural, non-construction, non-electronic):
          Industrial, Machine Tools, Steam Generators

     23. Mining, Steel, Iron and Non-Precious Metals: Coal, Copper, Lead, Uranium, Zinc, Aluminum, Stainless Steel, Integrated Steel, Ore Production, Refractories, Steel Mill Machinery, Mini-Mills, Fabricating, Distribution and Sales of the foregoing

     24.  Oil and Gas: Crude Producer, Retailer, Well Supply, Service and
          Drilling

     25. Printing, Publishing, and Broadcasting: Graphic Arts, Paper, Paper Products, Business Forms, Magazines, Books, Periodicals, Newspapers, Textbooks, Radio, TV, Cable Broadcasting Equipment

     26. Cargo Transport: Rail, Shipping, Railroads, Railcar Builders, Ship Builders, Containers, Container Builders, Parts, Overnight Mail, Trucking, Truck Manufacturing, Trailer Manufacturing, Air Cargo, Transport

     27. Retail Stores: Apparel, Toy, Variety, Drug, Department, Mail Order Catalog, Showroom

     28. Telecommunications: Local, Long Distance, Independent, Telephone, Telegraph, Satellite, Equipment, Research, Cellular

     29. Textiles and Leather: Producer, Synthetic Fiber, Apparel Manufacturer, Leather Shoes

     30.  Personal Transportation: Air, Bus, Rail, Car Rental

     31.  Utilities: Electric, Water, Hydro Power, Gas

     32. Diversified Sovereigns: Semi-sovereigns, Canadian Provinces, Supra-national Agencies

     The Trust will use its discretion in determining which industry classification is applicable to a particular investment in consultation with the Independent Accountant and Moody's, to the extent the Trust considers necessary.

     "Moody's Loan Category" means the following five categories (and, for purposes of this categorization, the Market Value of a Moody's Eligible Asset trading at par is equal to $1.00):

          (i) "Moody's Loan Category A" means Performing Senior Loans which have a Market Value or an Approved Price greater than or equal to $0.90.

          (ii) "Moody's Loan Category B" means: (A) Performing Senior Loans which have a Market Value or an Approved Price greater than or equal to $0.80 but less than $0.90; and (B) non-Performing Senior Loans which have a Market Value or an Approved Price greater than or equal to $0.85.

          (iii) "Moody's Loan Category C" means: (A) Performing Senior Loans which have a Market Value or an Approved Price greater than or equal to $0.70 but less than $0.80; and (B) non-Performing Senior Loans which have a Market Value or an Approved Price of greater than or equal to $0.75 but less than $0.85.

          (iv) "Moody's Loan Category D" means Senior Loans which have a Market Value or an Approved Price less than $0.75.

          (v) "Moody's Loan Category E" means non-Senior Loans which have a Market Value or an Approved Price.

     Notwithstanding any other provision contained above, for purposes of determining whether a Moody's Eligible Asset falls within a specific Moody's Loan Category, to the extent that any Moody's Eligible Asset would fall in more than one of the Moody's Loan Categories, such Moody's Eligible Asset shall be deemed to fall into the Moody's Loan Category with the lowest applicable Moody's Discount Factor.

     "Moody's Preferred Shares Asset Coverage" means, as of a particular date or time, sufficient asset coverage with respect to the Preferred Shares such that the Trust has Moody's Eligible Assets having an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount as of such date or time.

     "Moody's Preferred Shares Asset Coverage Report" means, with respect to Moody's Preferred Shares Asset Coverage, a report signed by any of the President, Treasurer, any Senior Vice President or any Vice President of the Trust which sets forth, as of the related Valuation Date, the assets of the Trust, the Market Value and the Discounted Value thereof (seriatim and in aggregate), and the Preferred Shares Basic Maintenance Amount.

     "Monthly Valuation Date" means the last Business Day of each month of the Trust in each fiscal year of the Trust.

     "1940 Act" means the Investment Company Act of 1940, as amended from time to time.

     "1940 Act Cure Date," with respect to the failure by the Trust to maintain the 1940 Act Preferred Shares Asset Coverage (as required by these Bylaws) as of the last Business Day of each month, means the last Business Day of the following month.

     "1940 Act Preferred Shares Asset Coverage" means asset coverage, as defined in Section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Trust which are shares of beneficial interest, including Preferred Shares (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares of beneficial interest of a closed-end investment company as a condition of paying dividends on its common shares).

     "Non-Call Period" has the meaning set forth under the definition of "Specific Redemption Provisions."

     "Non-Payment Period" means a period commencing on and including a Dividend Payment Date or redemption date for which the Trust shall fail to (i) declare, prior to the close of business on the second Business Day preceding such Dividend Payment Date, for payment (to the extent permitted by Section 11.2(c)(i) of these Bylaws) within three Business Days after such Dividend Payment Date to the Holders as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date, the full amount of any dividend on Preferred Shares payable on such Dividend Payment Date, provided, however, that if the Trust is not able to make such declaration in compliance with the foregoing because an unforeseen event or unforeseen events causes or cause a day that otherwise would have been a Business Day not to be a Business Day, then the Trust may make such declaration on the Business Day immediately preceding the Dividend Payment Date, if possible, or, if not possible, on the Dividend Payment Date, and in such case the Trust shall not be deemed to have failed to declare a dividend otherwise required to be declared, or (ii) deposit, irrevocably in trust, in same-day funds, with the Auction Agent by 12:00 noon, New York City time, (A) on such Dividend Payment Date the full amount of any cash dividend on such shares payable (if declared) on such Dividend Payment Date or (B) on any such redemption date for any Preferred Shares called for redemption, the Mandatory Redemption Price per share of such Preferred Shares or, in the case of an optional redemption, the Optional Redemption Price per share, and ending on and including the Business Day on which, by 12:00 noon, New York City time, all unpaid cash dividends and unpaid redemption prices shall have been so deposited or shall have otherwise been made available to Holders in same-day funds; provided that a Non-Payment Period shall not end unless the Trust shall have given at least five days' but no more than 30 days' written notice of such deposit or availability to the Auction Agent, all Existing Holders (at their addresses appearing in the Share Books) and the Securities Depository. Notwithstanding the foregoing, the failure by the Trust to deposit funds as provided for by clauses (ii)(A) or (ii)(B) above within three Business Days after any Dividend Payment Date or redemption date, as the case may be, in each case to the extent contemplated by Section 11.2(c)(i) of these Bylaws, shall not constitute a "Non-Payment Period."

     "Non-Payment Period Rate" means, initially, 300% of the applicable Reference Rate, provided that the Board of Trustees of the Trust shall have the authority to adjust, modify, alter or change from time to time the initial Non-Payment Period Rate if the Board of Trustees of the Trust determines and each of Fitch Ratings and Moody's (and any Substitute Rating Agency in lieu of Fitch Ratings or Moody's in the event Fitch Ratings or Moody's shall not rate the Preferred Shares) advises the Trust in writing that such adjustment, modification, alteration or change will not adversely affect its then current ratings on the Preferred Shares.

     "Normal Dividend Payment Date" has the meaning set forth in Section 11.2(b)(i) of these Bylaws.

     "Notice of Redemption" means any notice with respect to the redemption of Preferred Shares pursuant to Section 11.4 of these Bylaws.

     "Notice of Revocation" has the meaning set forth in Section 11.2(c)(iii) of these Bylaws.

     "Notice of Special Dividend Period" has the meaning set forth in Section 11.2(c)(iii) of these Bylaws.

     "Optional Redemption Price" means $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) to the date fixed for redemption plus any applicable redemption premium attributable to the designation of a Premium Call Period.

     "Outstanding" means, as of any date (i) with respect to Preferred Shares, Preferred Shares theretofore issued by the Trust except, without duplication,
(A) any Preferred Shares theretofore canceled or delivered to the Auction Agent for cancellation, or redeemed by the Trust, or as to which a Notice of Redemption shall have been given and Deposit Securities shall have been deposited in trust or segregated by the Trust pursuant to Section 11.4(c) hereto and (B) any Preferred Shares as to which the Trust or any Affiliate (other than an Affiliate that is a Broker-Dealer) thereof shall be a Beneficial Owner, provided that Preferred Shares held by an Affiliate shall be deemed outstanding for purposes of calculating Moody's Preferred Shares Asset Coverage and (ii) with respect to other preferred shares of beneficial interest of the Trust, the meaning equivalent to that for Preferred Shares as set forth in clause (i).

     "Parity Shares" means the Preferred Shares and each other outstanding series of preferred shares of beneficial interest of the Trust the holders of which, together with the holders of the Preferred Shares, shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to the full respective preferential amounts to which they are entitled, without preference or priority one over the other.

     "Performing" means with respect to the issuer of any asset that is a Bank Loan or other debt, the issuer of such investment is not in default of any payment obligations in respect thereof.

     "Person" means and includes an individual, a corporation, a partnership, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

     "Potential Beneficial Owner" means a customer of a Broker-Dealer or a Broker-Dealer that is not a Beneficial Owner of Preferred Shares but that wishes to purchase such shares, or that is a Beneficial Owner that wishes to purchase additional Preferred Shares.

     "Potential Holder" means any Broker-Dealer or any such other Person as may be permitted by the Trust, including any Existing Holder, who may be interested in acquiring Preferred Shares (or, in the case of an Existing Holder, additional Preferred Shares).

     "Preferred Shares" means the Series M Preferred Shares, the Series T Preferred Shares, the Series W Preferred Shares, the Series TH Preferred Shares and the Series F Preferred Shares.

     "Preferred Shares Basic Maintenance Amount," as of any Valuation Date, means the dollar amount equal to the sum of (i)(A) the product of the number of Preferred Shares Outstanding on such date multiplied by $25,000, plus any redemption premium applicable to Preferred Shares then subject to redemption;
(B) the aggregate amount of dividends that will have accumulated at the respective Applicable Rates (whether or not earned or declared) to (but not including) the first respective Dividend Payment Dates for each series of Preferred Shares Outstanding that follow such Valuation Date; (C) the aggregate amount of dividends that would accumulate on shares of each series of Preferred Shares Outstanding from such first respective Dividend Payment Date therefor through the 49th day after such Valuation Date, at the Maximum Applicable Rate (calculated as if such Valuation Date were the Auction Date for the Dividend Period commencing on such Dividend Payment Date) for a 7-Day Dividend Period of shares of such series to commence on such Dividend Payment Date, multiplied by the Volatility Factor (except that (1) if such Valuation Date occurs during a Non-Payment Period, the dividend for purposes of calculation would accumulate at the then current Non-Payment Period Rate and (2) for those days during the period described in this clause (C) in respect of which the Applicable Rate in effect immediately prior to such Dividend Payment Date will remain in effect, the dividend for purposes of calculation would accumulate at such Applicable Rate in respect of those days); (D) the amount of anticipated expenses of the Trust for the 90 days subsequent to such Valuation Date; and (E) any current liabilities as of such Valuation Date to the extent not reflected in any of
(i)(A) through (i)(D) (including, without limitation, any payables for portfolio securities of the Trust purchased as of such Valuation Date and any liabilities incurred for the purpose of clearing securities transactions) less (ii) the value (i.e., the face value of cash, short-term securities rated MIG-1, VMIG-1 or P-1, and short-term securities that are the direct obligation of the U.S. government, provided in each case that such securities mature on or prior to the date upon which any of (i)(A) through (i)(E) become payable, otherwise the Discounted Value) of any of the Trust's assets irrevocably deposited by the Trust for the payment of any of (i)(A) through (i)(E).

     "Premium Call Period" has the meaning set forth under the definition of "Specific Redemption Provisions."

     "Pricing Service" means any pricing service designated by the Board of Trustees of the Trust and approved by Moody's for purposes of determining whether the Trust has Moody's Preferred Shares Asset Coverage.

     "Quarterly Valuation Date" means the last Business Day of the last month of each fiscal quarter of the Trust in each fiscal year of the Trust, commencing September 30, 2003.

     "Rating Agency" means a nationally recognized statistical rating organization.

     "Rating Agency Preferred Shares Asset Coverage Report" means a Moody's Preferred Shares Asset Coverage Report, a Fitch Preferred Shares Asset Coverage Report or a similar report to be provided to another Rating Agency, as applicable.

     "Rating Agency Preferred Shares Asset Coverage" means, (i) with respect to the asset coverage specifications of Fitch Ratings, Fitch Preferred Shares Asset Coverage, (ii) with respect to the asset coverage specifications of Moody's, Moody's Preferred Shares Asset Coverage, and (iii) with respect to a Substitute Rating Agency then rating the Preferred Shares, the asset coverage specifications of such Substitute Rating Agency.

     "Rating Agency Preferred Shares Asset Coverage Cure Date," with respect to the failure by the Trust to satisfy Fitch Preferred Shares Asset Coverage, Moody's Preferred Shares Asset Coverage or asset coverage specified by a Substitute Rating Agency then rating the Preferred Shares (as required by
Section 11.7(a) of these Bylaws) as of a given Valuation Date, means the tenth Business Day following such Valuation Date.

     "Reference Rate" means the applicable "AA" Financial Composite Commercial Paper Rate (for a Dividend Period of fewer than 184 days) or the applicable Treasury Index Rate (for a Dividend Period of 184 days or more).

     "REITs" means real estate investment trusts.

     "Request for Special Dividend Period" has the meaning set forth in Section 11.2(c)(iii) of these Bylaws.

     "Response" has the meaning set forth in Section 11.2(c)(iii) of these Bylaws.

     "Rule 144A Securities" means securities which are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act as determined by the Trust's investment manager or portfolio manager acting pursuant to procedures approved by the Board of Trustees of the Trust.

     "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successors.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Securities Depository" means The Depository Trust Company and its successors and assigns or any successor securities depository selected by the Trust as securities depository for the Preferred Shares that agrees to follow the procedures required to be followed by such securities depository in connection with the Preferred Shares.

     "Senior Loans" has the meaning set forth under the definition of "Moody's Discount Factor."

     "Series M Preferred Shares" means the Auction Rate Cumulative Preferred Shares, Series M.

     "Series T Preferred Shares" means the Auction Rate Cumulative Preferred Shares, Series T.

     "Series W Preferred Shares" means the Auction Rate Cumulative Preferred Shares, Series W.

     "Series TH Preferred Shares" means the Auction Rate Cumulative Preferred Shares, Series TH.

     "Series F Preferred Shares" means the Auction Rate Cumulative Preferred Shares, Series F.

     "7-Day Dividend Period" means a Subsequent Dividend Period that (a) consists of seven days or (b) would consist of seven days but for the fact that the Dividend Payment Date which immediately follows, or the Dividend Payment Date which falls within, such Subsequent Dividend Period is not a Business Day.

     "Share Books" means the books maintained by the Auction Agent setting forth at all times a current list, as determined by the Auction Agent, of Existing Holders of the Preferred Shares.

     "Share Register" means the register of Holders maintained on behalf of the Trust by the Auction Agent in its capacity as transfer agent and registrar for the Preferred Shares.

     "Short Term Dividend Period" means a Special Dividend Period consisting of a specified number of days, evenly divisible by seven and not fewer than fourteen nor more than 364.

     "Short Term Money Market Instruments" means the following types of instruments if, on the date of purchase or other acquisition thereof by the Trust, the remaining term to maturity thereof is not in excess of 180 days (or 270 days for instruments rated at least Aaa for purposes of determining Moody's Eligible Assets):

          (i) commercial paper rated either F1 by Fitch Ratings or A-1 by S&P if such commercial paper matures in 30 days or P-1 by Moody's and either F1+ by Fitch Ratings or A-1+ by S&P if such commercial paper matures in over 30 days;

          (ii) demand or time deposits in, and banker's acceptances and certificates of deposit of (A) a depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia);

          (iii) overnight funds;

          (iv) U.S. Government Securities; and

          (v) Eurodollar demand or time deposits in, or certificates of deposit of, the head office or the London branch office of a depository institution or trust company if the certificates of deposit, if any, and the long-term unsecured debt obligations (other than such obligations the ratings of which are based on the credit of a person or entity other than such depository institution or trust company) of such depository institution or trust company that have (1) credit ratings on each Valuation Date of at least P-1 from Moody's and either F1+ from Fitch Ratings or A-1+ from S&P, in the case of commercial paper or certificates of deposit, and (2) credit ratings on each Valuation Date of at least Aa3 from Moody's and either AA-from Fitch Ratings or AA- from S&P, in the case of long-term unsecured debt obligations; provided, however, that in the case of any such investment that matures in no more than one Business Day from the date of purchase or other acquisition by the Trust, all of the foregoing requirements shall be applicable except that the required long-term unsecured debt credit rating of such depository institution or trust company from Moody's, Fitch Ratings and S&P shall be at least A2, A and A, respectively; and provided further, however, that the foregoing credit rating requirements shall be deemed to be met with respect to a depository institution or trust company if (1) such depository institution or trust company is the principal depository institution in a holding company system, (2) the certificates of deposit, if any, of such depository institution or trust company are not rated on any Valuation Date below P-1 by Moody's, F1+ by Fitch Ratings or A-1+ by S&P and there is no long-term rating, and (3) the holding company shall meet all of the foregoing credit rating requirements (including the preceding proviso in the case of investments that mature in no more than one Business Day from the date of purchase or other acquisition by the Trust); and provided further, that the interest receivable by the Trust shall not be subject to any withholding or similar taxes.

     "Special Dividend Period" means a Short Term Dividend Period or a Long Term Dividend Period.

     "Specific Redemption Provisions" means, with respect to a Special Dividend Period either, or both of, (i) a period (a "Non-Call Period") determined by the Board of Trustees of the Trust, after consultation with the Auction Agent and the Broker-Dealers, during which the Preferred Shares subject to such Special Dividend Period shall not be subject to redemption at the option of the Trust and (ii) a period (a "Premium Call Period"), consisting of a number of whole years and determined by the Board of Trustees of the Trust, after consultation with the Auction Agent and the Broker-Dealers, during each year of which the Preferred Shares subject to such Special Dividend Period shall be redeemable at the Trust's option at a price per share equal to $25,000 plus accumulated but unpaid dividends (whether or not earned or declared) to (but not including) the date fixed for redemption, plus a premium expressed as a percentage or percentages of $25,000, as determined by the Board of Trustees of the Trust after consultation with the Auction Agent and the Broker-Dealers.

     "Structured Notes" means privately negotiated debt obligations where the principal and/or interest is determined by reference to the performance of a benchmark asset or market (an "embedded index"), such as selected securities or an index of securities, or the differential performance of two assets or markets, such as indices reflecting bonds.

     "Subsequent Dividend Period" has the meaning set forth in Section 11.2(c)(i) of these Bylaws.

     "Substitute Rating Agency" means a Rating Agency selected by Citigroup Global Markets Inc. or its affiliates and successors, after consultation with the Trust, to act as the substitute Rating Agency to determine the credit ratings of the Preferred Shares.

     "Sufficient Clearing Bids" has the meaning set forth in Section 11.10(d)(i) of these Bylaws.

     "TRACERs" means traded custody receipts representing direct ownership in a portfolio of underlying securities.

     "TRAINs" means Targeted Return Index Securities, which are trust certificates comprised of bonds that are chosen to track a particular index.

     "Treasury Bill" means a direct obligation of the U.S. government having a maturity at the time of issuance of 364 days or less.

     "Treasury Bonds" means United States Treasury Bonds or Notes.

     "Treasury Index Rate" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities having the same number of 30-day periods to maturity as the length of the applicable Dividend Period, determined, to the extent necessary, by linear interpolation based upon the yield for such securities having the next shorter and next longer number of 30-day periods to maturity treating all Dividend Periods with a length greater than the longest maturity for such securities as having a length equal to such longest maturity, in all cases based upon data set forth in the most recent weekly statistical release published by the Board of Governors of the Federal Reserve System (currently in H.15 (519)); provided, however, if the most recent such statistical release shall not have been published during the 15 days preceding the date of computation, the foregoing computations shall be based upon the average of comparable data as quoted to the Trust by at least three recognized dealers in U.S. government securities selected by the Trust.

     "U.S. Government Securities" means direct obligations of the United States or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

     "U.S. Treasury Securities" means direct obligations of the United States Treasury that are entitled to the full faith and credit of the United States.

     "U.S. Treasury Strips" means securities based on U.S. Treasury Securities created through the Separate Trading of Registered Interest and Principal of Securities program.

     "Valuation Date" means, for purposes of determining whether the Trust is maintaining Rating Agency Preferred Shares Asset Coverage, the last Business Day of each week commencing with the Date of Original Issue.

     "Volatility Factor" means 1.89.

     "Voting Period" has the meaning set forth in Section 11.5(b) of these Bylaws.

     (b) The foregoing definitions of Accountant's Confirmation, Closing Transactions, Cure Date, Deposit Securities, Discounted Value, Fitch Covered Forward Commitment, Fitch Criteria, Fitch Net OC, Fitch Net OC Test, Fitch Preferred Shares Asset Coverage, Fitch Preferred Shares Asset Coverage Report, Fitch Total OC, Fitch Total OC Test, Independent Accountant, Market Value, Maximum Applicable Rate, Monthly Valuation Date, Moody's Advance Rate, Moody's Discount Factor, Moody's Eligible Assets, Moody's Exposure Period, Moody's Forward Commitment, Moody's Hedging Transactions, Moody's Industry Classification, Moody's Loan Category, Moody's Preferred Shares Asset Coverage, Moody's Preferred Shares Asset Coverage Report, 1940 Act Cure Date, 1940 Act Preferred Shares Asset Coverage, Preferred Shares Basic Maintenance Amount, Quarterly Valuation Date, Rating Agency Preferred Shares Asset Coverage Report, Rating Agency Preferred Shares Asset Coverage, Rating Agency Preferred Shares Asset Coverage Cure Date, Short Term Money Market Instruments, Treasury Bonds, Valuation Date and Volatility Factor (and any terms defined within such definitions) have been determined by the Board of Trustees of the Trust in order to obtain a rating of "AAA" from Fitch Ratings and a rating of "Aaa" from Moody's on the Preferred Shares; and the Board of Trustees of the Trust shall have the authority, without shareholder approval, to amend, alter or repeal from time to time the foregoing definitions (and any terms defined within such definitions) and the restrictions and guidelines set forth thereunder if Fitch Ratings, Moody's or any Substitute Rating Agency advises the Trust in writing that such amendment, alteration or repeal will not adversely affect its then current rating on the Preferred Shares.

     11.2 Dividends. (a) The Holders of a particular series of Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Trustees of the Trust, out of funds legally available therefor, cumulative dividends each consisting of cash at the Applicable Rate and no more, payable on the respective dates set forth below. Dividends on the shares of each series of Preferred Shares so declared and payable shall be paid in preference to and in priority over any dividends declared and payable on the Common Shares.

     (b) (i) Cash dividends on shares of each series of Preferred Shares shall accumulate from the Date of Original Issue and shall be payable, when, as and if declared by the Board of Trustees of the Trust, out of funds legally available therefor, commencing on the Initial Dividend Payment Date. Following the Initial Dividend Payment Date for a series of Preferred Shares, dividends on that series of Preferred Shares will be payable, at the option of the Trust, either (i) with respect to any 7-Day Dividend Period and any Short Term Dividend Period of 35 or fewer days, on the day next succeeding the last day thereof, or
(ii) with respect to any Short Term Dividend Period of more than 35 days and with respect to any Long Term Dividend Period, monthly on the first Business Day of each calendar month during such Short Term Dividend Period or Long Term Dividend Period and on the day next succeeding the last day thereof (each such date referred to in clause (i) or (ii) being herein referred to as a "Normal Dividend Payment Date"), except that if such Normal Dividend Payment Date is not a Business Day, then the Dividend Payment Date shall be the first Business Day next succeeding such Normal Dividend Payment Date. Although any particular Dividend Payment Date may not occur on the originally scheduled date because of the exceptions discussed above, the next succeeding Dividend Payment Date, subject to such exceptions, will occur on the next following originally scheduled date. If for any reason a Dividend Period for a series of Preferred Shares is scheduled to begin on the same day and end on the same day as a Dividend Period for another series of Preferred Shares, then the last day of such Dividend Period for such other series of Preferred Shares shall be the second Business Day next succeeding such scheduled day unless the Trust obtains the opinion of tax counsel referred to in this paragraph. Subject to the limitation in the next sentence, if for any reason a Dividend Payment Date cannot be fixed as described above, then the Board of Trustees of the Trust shall fix the Dividend Payment Date. However, no Dividend Period of any series of Preferred Shares shall be co-extensive with any Dividend Period of any other series of Preferred Shares unless the Trust has received an opinion of tax counsel that having such co-extensive periods will not affect the deductibility, for federal income tax purposes, of dividends paid on the different series of Preferred Shares. The Board of Trustees of the Trust before authorizing a dividend may change a Dividend Payment Date if such change does not adversely affect the contract rights of the Holders of Preferred Shares set forth in the Declaration of Trust or the Bylaws. The Initial Dividend Period, 7-Day Dividend Periods and Special Dividend Periods with respect to a series of Preferred Shares are hereinafter sometimes referred to as "Dividend Periods." Each dividend payment date determined as provided above is hereinafter referred to as a "Dividend Payment Date."

     (ii) Each dividend shall be paid to the Holders as they appear in the Share Register as of 12:00 noon, New York City time, on the Business Day preceding the Dividend Payment Date. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as they appear on the Share Register on a date, not exceeding 15 days prior to the payment date therefor, as may be fixed by the Board of Trustees of the Trust.

     (c) (i) During the period from and including the Date of Original Issue to but excluding the Initial Dividend Payment Date for a series of Preferred Shares (the "Initial Dividend Period"), the Applicable Rate for such series of Preferred Shares shall be the Initial Dividend Rate. Commencing on the Initial Dividend Payment Date for a series of Preferred Shares, the Applicable Rate on that series for each subsequent dividend period (hereinafter referred to as a "Subsequent Dividend Period"), which Subsequent Dividend Period shall commence on and include a Dividend Payment Date and shall end on and include the calendar day prior to the next Dividend Payment Date (or last Dividend Payment Date in a Dividend Period if there is more than one Dividend Payment Date), shall be equal to the rate per annum that results from implementation of the Auction Procedures.

     For a series of Preferred Shares, the Applicable Rate for such series for each Dividend Period commencing during a Non-Payment Period shall be equal to the Non-Payment Period Rate; and each Dividend Period, commencing after the first day of and during, but not after the end of, a Non-Payment Period shall be a 7-Day Dividend Period. Except in the case of the willful failure of the Trust to pay a dividend on a Dividend Payment Date or to redeem any Preferred Shares on the date set for such redemption, any amount of any dividend due on any Dividend Payment Date (if, prior to the close of business on the second Business Day preceding such Dividend Payment Date, the Trust has declared such dividend payable on such Dividend Payment Date to the Holders of such Preferred Shares as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date) or redemption price with respect to any Preferred Shares not paid to such Holders when due may be paid to such Holders in the same form of funds by 12:00 noon, New York City time, on any of the first three Business Days after such Dividend Payment Date or due date, as the case may be, provided that such amount is accompanied by a late charge calculated for such period of non-payment at the Non-Payment Period Rate applied to the amount of such non-payment based on the actual number of days comprising such period (excluding any days that would have been Business Days but for the occurrence of any unforeseen event or unforeseen events that caused such days not to be Business Days) divided by 365, and in such case such period shall not constitute a Non-Payment Period; provided, however, that the Trust shall not be required to pay any late charge if it declares a dividend on the Dividend Payment Date or the Business Day immediately preceding such Dividend Payment Date in accordance with clause (i) of the definition of "Non-Payment Period" and deposits payment for such dividend as contemplated by clause (ii)(A) of the definition of "Non-Payment Period" on or before the second Business Day succeeding the day on which the dividend was declared. In the case of a willful failure of the Trust to pay a dividend on a Dividend Payment Date or to redeem any Preferred Shares on the date set for such redemption, the preceding sentence shall not apply and the Applicable Rate for the Dividend Period commencing during the Non-Payment Period resulting from such failure shall be the Non-Payment Period Rate. For the purposes of the foregoing, payment to a person in same-day funds on any Business Day at any time shall be considered equivalent to payment to such person in New York Clearing House (next-day) funds at the same time on the preceding Business Day, and any payment made after 12:00 noon, New York City time, on any Business Day shall be considered to have been made instead in the same form of funds and to the same person before 12:00 noon, New York City time, on the next Business Day.

     (ii) The amount of cash dividends per share of any series of Preferred Shares payable (if declared) on the Initial Dividend Payment Date, each Dividend Payment Date of any 7-Day Dividend Period and each Dividend Payment Date of each Short Term Dividend Period shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction, the numerator of which will be the number of days in such Dividend Period or part thereof that such share was outstanding and the denominator of which will be 365, multiplying the amount so obtained by $25,000, and rounding the amount so obtained to the nearest cent. During any Long Term Dividend Period, the amount of cash dividends per share of a series of Preferred Shares payable (if declared) on any Dividend Payment Date shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction, the numerator of which will be such number of days in such part of such Dividend Period that such share was outstanding and for which dividends are payable on such Dividend Payment Date and the denominator of which will be 360, multiplying the amount so obtained by $25,000, and rounding the amount so obtained to the nearest cent.

     (iii) The Trust may, at its sole option and to the extent permitted by law, by telephonic and written notice (a "Request for Special Dividend Period") to the Auction Agent and to each Broker-Dealer, request that the next succeeding Dividend Period for a series of Preferred Shares be a number of days (other than seven), evenly divisible by seven and not fewer than fourteen nor more than 364 in the case of a Short Term Dividend Period or one whole year or more but not greater than five years in the case of a Long Term Dividend Period, specified in such notice, provided that the Trust may not give a Request for Special Dividend Period for a Dividend Period of greater than 28 days (and any such request shall be null and void) unless, for any Auction occurring after the initial Auction, Sufficient Clearing Bids were made in the last occurring Auction and unless full cumulative dividends and any amounts due with respect to redemptions have been paid in full. Such Request for Special Dividend Period, in the case of a Short Term Dividend Period, shall be given on or prior to the second Business Day but not more than seven Business Days prior to an Auction Date for a series of Preferred Shares and, in the case of a Long Term Dividend Period, shall be given on or prior to the second Business Day but not more than 28 days prior to an Auction Date for a series of Preferred Shares. Upon receiving such Request for Special Dividend Period, the Broker-Dealer(s) shall jointly determine the Optional Redemption Price of the Preferred Shares during such Special Dividend Period and the Specific Redemption Provisions and shall give the Trust and the Auction Agent written notice (a

"Response") of such determination by no later than the second Business Day prior to such Auction Date. In making such determination the Broker-Dealer(s) will consider (1) existing short-term and long-term market rates and indices of such short-term and long-term rates, (2) existing market supply and demand for short-term and long-term securities, (3) existing yield curves for short-term and long-term securities comparable to the Preferred Shares, (4) industry and financial conditions which may affect the Preferred Shares, (5) the investment objectives of the Trust, and (6) the Dividend Periods and dividend rates at which current and potential beneficial holders of the Preferred Shares would remain or become beneficial holders. After providing the Request for Special Dividend Period to the Auction Agent and each Broker-Dealer as set forth above, the Trust may by no later than the second Business Day prior to such Auction Date give a notice (a "Notice of Special Dividend Period") to the Auction Agent, the Securities Depository and each Broker-Dealer which notice will specify (i) the duration of the Special Dividend Period, (ii) the Optional Redemption Price as specified in the related Response and (iii) the Specific Redemption Provisions, if any, as specified in the related Response. The Trust also shall provide a copy of such Notice of Special Dividend Period to Fitch Ratings, Moody's and any Substitute Rating Agency. The Trust shall not give a Notice of Special Dividend Period and, if the Trust has given a Notice of Special Dividend Period, the Trust is required to give telephonic and written notice of its revocation (a "Notice of Revocation") to the Auction Agent, each Broker-Dealer, and the Securities Depository on or prior to the Business Day prior to the relevant Auction Date if (x) either the 1940 Act Preferred Shares Asset Coverage is not satisfied or the Trust shall fail to maintain both Fitch Preferred Shares Asset Coverage and Moody's Preferred Shares Asset Coverage, on each of the two Valuation Dates immediately preceding the Business Day prior to the relevant Auction Date on an actual basis and on a pro forma basis giving effect to the proposed Special Dividend Period (using as a pro forma dividend rate with respect to such Special Dividend Period the dividend rate which the Broker-Dealers shall advise the Trust is an approximately equal rate for securities similar to the Preferred Shares with an equal dividend period) or (y) sufficient funds for the payment of dividends payable on the immediately succeeding Dividend Payment Date have not been irrevocably deposited with the Auction Agent by the close of business on the third Business Day preceding the Auction Date immediately preceding such Dividend Payment Date. The Trust also shall provide a copy of such Notice of Revocation to Fitch Ratings, Moody's and any Substitute Rating Agency. If the Trust is prohibited from giving a Notice of Special Dividend Period as a result of any of the factors enumerated in clause
(x) or (y) above or if the Trust gives a Notice of Revocation with respect to a Notice of Special Dividend Period for any series of Preferred Shares, the next succeeding Dividend Period will be a 7-Day Dividend Period. In addition, in the event Sufficient Clearing Bids are not made in an Auction, or if an Auction is not held for any reason, such next succeeding Dividend Period will be a 7-Day Dividend Period and the Trust may not again give a Notice of Special Dividend Period for the Preferred Shares (and any such attempted notice shall be null and void) until Sufficient Clearing Bids have been made in an Auction with respect to a 7-Day Dividend Period. If an Auction is not held because an unforeseen event or unforeseen events cause a day that otherwise would have been a Dividend Payment Date or an Auction Date not to be a Business Day, then the length of the Dividend Period relating to such Dividend Payment Date shall be extended by seven days (or a multiple thereof if necessary because of such unforeseen event or events) (an "Extension Period"), the Applicable Rate for such Extension Period shall be the Applicable Rate for the Dividend Period so extended and the Dividend Payment Date for such Dividend Period shall be the first Business Day next succeeding the end of such Extension Period.

     (d) (i) Holders shall not be entitled to any dividends, whether payable in cash, property or Preferred Shares, in excess of full cumulative dividends as herein provided. Except for the late charge payable pursuant to Section 11.2(c)(i) hereof, no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the Preferred Shares that may be in arrears.

     (ii) For so long as any Preferred Share is Outstanding, the Trust shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Shares or other shares of beneficial interest, if any, ranking junior to the Preferred Shares as to dividends or upon liquidation) in respect of the Common Shares or any other shares of beneficial interest of the Trust ranking junior to or on a parity with the Preferred Shares as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Trust ranking junior to the Preferred Shares as to dividends and upon liquidation) or any other such Parity Shares (except by conversion into or exchange for stock of the Trust ranking junior to or on a parity with the Preferred Shares as to dividends and upon liquidation), unless (A) immediately after such transaction, the Trust shall maintain both Fitch Preferred Shares Asset Coverage and Moody's Preferred Shares Asset Coverage, and the Trust shall maintain the 1940 Act Preferred Shares Asset Coverage, (B) full cumulative dividends on Preferred Shares due on or prior to the date of the transaction have been declared and paid or shall have been declared and sufficient funds for the payment thereof deposited with the Auction Agent and (C) the Trust has redeemed the full number of Preferred Shares required to be redeemed by any provision for mandatory redemption contained herein.

     (e) Each dividend shall consist of cash at the Applicable Rate.

     (f) No fractional Preferred Shares shall be issued.

     (g) Solely for purposes of the proviso in clause (i) under the definition of "Non-Payment Period," the second parenthetical in the second sentence of the second paragraph of Section 11.2(c)(i) of these Bylaws and the last sentence of
Section 11.2(c)(iii) of these Bylaws, any day on which banks in New York City generally are closed, for any reason, while the New York Stock Exchange remains open for trading and any day which otherwise would be a Business Day as defined in these Bylaws on which the Auction Agent is closed for business, for any reason, shall be considered a day which is not a Business Day.

     11.3 Liquidation Rights. Upon any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, the Holders shall be entitled to receive, out of the assets of the Trust available for distribution to shareholders, before any distribution or payment is made upon any Common Shares or any other shares of beneficial interest ranking junior in right of payment upon liquidation to the Preferred Shares, the sum of $25,000 per share plus accumulated but unpaid dividends (whether or not earned or declared) thereon to the date of distribution, and after such payment the Holders will be entitled to no other payments. If upon any liquidation, dissolution or winding up of the Trust, the amounts payable with respect to the Preferred Shares and any other Outstanding class or series of preferred shares of beneficial interest of the Trust ranking on a parity with the Preferred Shares as to payment upon liquidation are not paid in full, the Holders and the holders of such other class or series will share ratably in any such distribution of assets in proportion to the respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the Holders will not be entitled to any further participation in any distribution of assets by the Trust. A consolidation, merger or statutory share exchange of the Trust with or into any other Trust or entity or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all or any part of the assets of the Trust shall not be deemed or construed to be a liquidation, dissolution or winding up of the Trust.

     11.4 Redemption. (a) Preferred Shares shall be redeemable by the Trust as provided below:

     (i) To the extent permitted under the 1940 Act and Massachusetts law, upon giving a Notice of Redemption, the Trust at its option may redeem shares of any series of Preferred Shares, in whole or in part, out of funds legally available therefor, at the Optional Redemption Price per share, on any Dividend Payment Date; provided that no Preferred Share may be redeemed at the option of the Trust during (A) the Initial Dividend Period with respect to a series of shares or (B) a Non-Call Period to which such share is subject.

     (ii) The Trust shall redeem, out of funds legally available therefor, at the Mandatory Redemption Price per share, Preferred Shares to the extent permitted under the 1940 Act and Massachusetts law, on a date fixed by the Board of Trustees of the Trust, if the Trust fails (x) to maintain both Fitch Preferred Shares Asset Coverage and Moody's Preferred Shares Asset Coverage as provided in Section 11.7(a) or (y) to satisfy the 1940 Act Preferred Shares Asset Coverage as provided in Section 11.6, and such failure is not cured on or before the Rating Agency Preferred Shares Asset Coverage Cure Date or the 1940 Act Cure Date (herein collectively referred to as a "Cure Date"), as the case may be. The number of Preferred Shares to be redeemed shall be equal to the lesser of (i) the minimum number of Preferred Shares the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, together with all other preferred shares of beneficial interest of the Trust subject to redemption or retirement, would result in (x) the Trust having both Fitch Preferred Shares Asset Coverage and Moody's Preferred Shares Asset Coverage or (y) satisfaction of the 1940 Act Preferred Shares Asset Coverage, as the case may be, on such Cure Date (provided that, if there is no such minimum number of Preferred Shares and other preferred shares of beneficial interest of the Trust the redemption of which would have such result, all Preferred Shares and other preferred shares of beneficial interest of the Trust then Outstanding shall be redeemed), and (ii) the maximum number of Preferred Shares, together with all other preferred shares of beneficial interest of the Trust subject to redemption or retirement, that can be redeemed out of funds expected to be legally available therefor on such redemption date. In determining the number of Preferred Shares required to be redeemed in accordance with the foregoing, the Trust shall allocate the number required to be redeemed which would result in (x) the Trust having Fitch Preferred Shares Asset Coverage and Moody's Preferred Shares Asset Coverage or
(y) satisfaction of the 1940 Act Preferred Shares Asset Coverage, as the case may be, pro rata among Preferred Shares of all series and other preferred shares of beneficial interest of the Trust subject to redemption pursuant to provisions similar to those contained in this Section 11.4(a)(ii); provided that Preferred Shares which may not be redeemed at the option of the Trust due to the designation of a Non-Call Period applicable to such shares (A) will be subject to mandatory redemption only to the extent that other shares are not available to satisfy the number of shares required to be redeemed and (B) will be selected for redemption in an ascending order of outstanding number of days remaining in the Non-Call Period (with shares with the lowest number of days to be redeemed first) and by lot in the event of shares having an equal number of days remaining in such Non-Call Period. The Trust shall effect such redemption on a Business Day which is not later than 35 days after such Cure Date, except that if the Trust does not have funds legally available for the redemption of all of the required number of Preferred Shares and other preferred shares of beneficial interest of the Trust which are subject to mandatory redemption or the Trust otherwise is unable to effect such redemption on or prior to 35 days after such Cure Date, the Trust shall redeem those Preferred Shares which it is unable to redeem on the earliest practicable date on which it is able to effect such redemption out of funds legally available therefor.

     (b) Notwithstanding any other provision of this Section 11.4, no Preferred Shares may be redeemed pursuant to Section 11.4(a)(i) of these Bylaws unless (i) all dividends in arrears on all remaining outstanding Parity Shares shall have been or are being contemporaneously paid or declared and set apart for payment, and (ii) redemption thereof would not result in the Trust's failure to maintain Fitch Preferred Shares Asset Coverage or Moody's Preferred Shares Asset Coverage. In the event that less than all the outstanding shares of a series of Preferred Shares are to be redeemed and there is more than one Holder, the shares of that series of Preferred Shares to be redeemed shall be selected by lot or such other method as the Trust shall deem fair and equitable.

     (c) Whenever Preferred Shares are to be redeemed, the Trust, not less than 17 nor more than 30 days prior to the date fixed for redemption, shall mail a notice ("Notice of Redemption") by first-class mail, postage prepaid, to each Holder of Preferred Shares to be redeemed and to the Auction Agent. The Notice of Redemption shall set forth (i) the redemption date, (ii) the amount of the redemption price, (iii) the aggregate number of Preferred Shares of such series to be redeemed, (iv) the place or places where Preferred Shares of such series are to be surrendered for payment of the redemption price, (v) a statement that dividends on the shares to be redeemed shall cease to accumulate on such redemption date and (vi) the provision of these Bylaws pursuant to which such shares are being redeemed. No defect in the Notice of Redemption or in the mailing or publication thereof shall affect the validity of the redemption proceedings, except as required by applicable law.

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

     If the Notice of Redemption shall have been given as aforesaid and, concurrently or thereafter, the Trust shall have deposited in trust with the Auction Agent, or segregated in an account at the Trust's custodian bank for the benefit of the Auction Agent, Deposit Securities (with a right of substitution) having an aggregate Discounted Value (calculated using Moody's Eligible Assets and Moody's Discount Factors for these purposes) equal to the redemption payment for the Preferred Shares as to which such Notice of Redemption has been given with irrevocable instructions and authority to pay the redemption price to the Holders of such shares, then upon the date of such deposit or, if no such deposit is made, then upon such date fixed for redemption (unless the Trust shall default in making the redemption payment), all rights (including without limitation voting rights) of the Holders of such shares as shareholders of the Trust by reason of the ownership of such shares will cease and terminate (except their right to receive the redemption price in respect thereof, but without interest), and such shares shall no longer be deemed Outstanding; provided, however, that unless otherwise provided in the Fitch Criteria, such shares shall be deemed to be Outstanding for purposes of calculating Fitch Preferred Shares Asset Coverage (but not for the other purposes specified above, including with respect to the rights of Holders). The Trust shall be entitled to receive, from time to time, from the Auction Agent the interest, if any, on such Deposit Securities deposited with it and the Holders of any shares so redeemed shall have no claim to any of such interest. In case the Holder of any shares so called for redemption shall not claim the redemption payment for his shares within one year after the date of redemption, the Auction Agent shall, upon demand, pay over to the Trust such amount remaining on deposit and the Auction Agent shall thereupon be relieved of all responsibility to the Holder of such shares called for redemption and such Holder thereafter shall look only to the Trust for the redemption payment.

     11.5 Voting Rights. (a) General. Except as otherwise provided in the Declaration of Trust or Bylaws or as otherwise required by applicable law, each Holder of Preferred Shares shall be entitled to one vote for each share held on each matter submitted to a vote of shareholders of the Trust, and the holders of Outstanding preferred shares of beneficial interest of the Trust, including Preferred Shares, and of Common Shares shall vote together as a single class; provided that the holders of Outstanding preferred shares of beneficial interest of the Trust, including Preferred Shares, shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Trust, to elect two Trustees of the Trust. Subject to
Section 11.5(b) hereof, the holders of shares of beneficial interest of the Trust, including the holders of preferred shares of beneficial interest of the Trust, including Preferred Shares, voting as a single class, shall elect the balance of the trustees.

     (b) Right to Elect Majority of Board of Trustees. Except as otherwise required by law, during any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a "Voting Period"), the number of trustees constituting the Board of Trustees of the Trust shall be automatically increased by the smallest number that, when added to the two trustees elected exclusively by the holders of preferred shares of beneficial interest of the Trust, would constitute a majority of the Board of Trustees of the Trust as so increased by such smallest number; and the holders of preferred shares of beneficial interest of the Trust shall be entitled, voting separately as one class (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Trust), to elect such smallest number of additional trustees, together with the two trustees that such holders are in any event entitled to elect.

     A Voting Period shall commence:

     (i) if at any time accumulated dividends (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the outstanding Preferred Shares equal to at least two full years' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Auction Agent for the payment of such accumulated dividends; or

     (ii) if at any time holders of any preferred shares of beneficial interest of the Trust, including the holders of Preferred Shares, are entitled to elect a majority of the trustees of the Trust under the 1940 Act.

     Upon the termination of a Voting Period, the voting rights described in this Section 11.5(b) shall cease, subject always, however, to the revesting of such voting rights in the Holders upon the further occurrence of any of the events described in Section 11.5(b).

     (c) Right to Vote with Respect to Certain Other Matters. So long as any Preferred Shares are outstanding, the Trust shall not, without the affirmative vote of the holders of a majority of the Preferred Shares Outstanding at the time, voting separately as one class: (i) authorize, create or issue any class or series of shares of beneficial interest ranking prior to the Preferred Shares or any other series of preferred shares of beneficial interest of the Trust with respect to payment of dividends or the distribution of assets on liquidation; provided, however, that no vote is required to authorize the issuance of another series of Preferred Shares or another class of preferred shares of beneficial interest of the Trust that is substantially identical in all respects to the Preferred Shares, or (ii) amend, alter or repeal the provisions of the Declaration of Trust or Bylaws, whether by merger, consolidation or otherwise, so as to adversely affect any of the contract rights expressly set forth in the Declaration of Trust or Bylaws of holders of Preferred Shares or any other preferred shares of beneficial interest of the Trust. To the extent permitted under the 1940 Act, in the event shares of more than one series of Preferred Shares are outstanding, the Trust shall not approve any of the actions set forth in clause (i) or (ii) which adversely affects the contract rights expressly set forth in the Declaration of Trust or Bylaws of a Holder of a series of Preferred Shares differently than those of a Holder of any other series of Preferred Shares without the affirmative vote of the holders of at least a majority of the Preferred Shares of each series adversely affected and Outstanding at such time (each such adversely affected series voting separately as a class). Unless a higher percentage is provided for under the Declaration of Trust or these Bylaws, the affirmative vote of the holders of a majority of the outstanding preferred shares of beneficial interest of the Trust, including Preferred Shares, voting together as a single class, will be required to approve any plan of reorganization (including bankruptcy proceedings) adversely affecting such shares or any action requiring a vote of security holders under Section 13(a) of the 1940 Act. To the extent permitted under the 1940

Act, in the event shares of more than one series of Preferred Shares are outstanding, with respect to any action requiring Shareholder approval pursuant to the operation of Section 2 or Section 3 of Article V of the Declaration of Trust, the affirmative vote of at least seventy-five percent of the Preferred Shares of each series Outstanding at such time (each such series voting separately as a class) shall also be required. The class (and, where applicable, series) vote of holders of preferred shares of beneficial interest of the Trust, including Preferred Shares, described above will in each case be in addition to a separate vote of the requisite percentage of Common Shares and preferred shares of beneficial interest of the Trust, including Preferred Shares, voting together as a single class necessary to authorize the action in question.

     (d) Voting Procedures.

     (i) As soon as practicable after the accrual of any right of the holders of preferred shares of beneficial interest of the Trust to elect additional trustees as described in Section 11.5(b) above, the Trust shall call a special meeting of such holders and instruct the Auction Agent and any other registrar for preferred shares of beneficial interest of the Trust other than Preferred Shares to mail a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 20 days after the date of mailing of such notice. If the Trust fails to send such notice to the Auction Agent and any other applicable registrar, or if the Trust does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting held during a Voting Period at which trustees are to be elected, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Trust), shall be entitled to elect the number of Trustees prescribed in Section 11.5(b) above. At any such meeting or adjournment thereof in the absence of a quorum, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting without notice, other than by an announcement at the meeting, to a date not more than 120 days after the original record date.

     (ii) Except as otherwise required by applicable law, for purposes of determining any rights of the Holders to vote on any matter or the number of shares required to constitute a quorum, whether such right is created by these Bylaws, by the other provisions of the Declaration of Trust, by statute or otherwise, a Preferred Share which is not Outstanding shall not be counted.

     (iii) The terms of office of all persons who are trustees of the Trust at the time of a special meeting of Holders and holders of other preferred shares of beneficial interest of the Trust to elect trustees shall continue, notwithstanding the election at such meeting by the Holders and such other holders of the number of trustees that they are entitled to elect, and the persons so elected by the Holders and such other holders, together with the two incumbent trustees elected by the Holders and such other holders of preferred shares of beneficial interest of the Trust and the remaining incumbent trustees elected by the holders of the Common Shares and preferred shares of beneficial interest of the Trust, shall constitute the duly elected trustees of the Trust.

     (iv) Simultaneously with the expiration of a Voting Period, the terms of office of the additional trustees elected by the Holders and holders of other preferred shares of beneficial interest of the Trust pursuant to Section 11.5(b) above shall terminate, the remaining trustees shall constitute the trustees of the Trust and the voting rights of the Holders and such other holders to elect additional trustees pursuant to Section 11.5(b) above shall cease, subject to the provisions of the last sentence of Section 11.5(b).

     (e) Exclusive Remedy. Unless otherwise required by law, the Holders shall not have any rights or preferences other than those specifically set forth herein. The Holders shall have no preemptive rights or rights to cumulative voting. In the event that the Trust fails to pay any dividends on the Preferred Shares, the exclusive remedy of the Holders shall be the right to vote for trustees pursuant to the provisions of this Section 11.5.

     11.6 1940 Act Preferred Shares Asset Coverage. The Trust shall maintain, as of the last Business Day of each month in which any Preferred Shares are outstanding, the 1940 Act Preferred Shares Asset Coverage.

     11.7 Rating Agency Preferred Shares Asset Coverage. (a) So long as any Preferred Shares are outstanding and any Rating Agency then rating the Preferred Shares so requires, the Trust shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date, both Fitch Preferred Shares Asset Coverage and Moody's Preferred Shares Asset Coverage. Upon any failure to maintain Fitch Preferred Shares Asset Coverage or Moody's Preferred Shares Asset Coverage, the Trust will use its best efforts to alter the composition of its portfolio to achieve both Fitch Preferred Shares Asset Coverage and Moody's Preferred Shares Asset Coverage on or prior to the Rating Agency Preferred Shares Asset Coverage Cure Date.

     (b) On or before 5:00 p.m., New York City time, on the third Business Day after a Valuation Date on which the Trust fails to satisfy Rating Agency Preferred Shares Asset Coverage specified by a particular Rating Agency, the Trust shall complete and deliver to (i) the Auction Agent and (ii) such Rating Agency, the Rating Agency Preferred Shares Asset Coverage Report called for by such Rating Agency, as of the date of such failure, which will be deemed to have been delivered to such recipient if the recipient receives a copy or telecopy, telex or other electronic transcription thereof and on the same day the Trust mails to the recipient for delivery on the next Business Day the complete Rating Agency Preferred Shares Asset Coverage Report. The Trust will deliver to each applicable Rating Agency a Rating Agency Preferred Shares Asset Coverage Report called for by such Rating Agency on or before 5:00 p.m., New York City time, on the third Business Day after a Valuation Date on which the Trust cures its failure to maintain Rating Agency Preferred Shares Asset Coverage specified by such Rating Agency, or, with respect to Moody's, on which the Trust fails to maintain Eligible Assets with an aggregate Discounted Value which exceeds the Preferred Shares Basic Maintenance Amount by 5% or more. The Trust will also deliver (i) a Fitch Preferred Shares Asset Coverage Report to the Auction Agent and Fitch Ratings as of each Monthly Valuation Date on or before the third Business Day after such date and (ii) a Moody's Preferred Shares Asset Coverage Report to the

Auction Agent and Moody's as of each Quarterly Valuation Date on or before the third Business Day after such date. Additionally, on or before 5:00 p.m., New York City time, on the third Business Day after the first day of a Special Dividend Period, the Trust will deliver (i) a Fitch Preferred Shares Asset Coverage Report to the Auction Agent and Fitch Ratings and (ii) a Moody's Preferred Shares Asset Coverage Report to the Auction Agent and Moody's. The Trust shall also provide (i) Fitch Ratings with a Fitch Preferred Shares Asset Coverage Report when specifically requested by Fitch Ratings or as otherwise required under the Fitch Criteria and (ii) Moody's with a Moody's Preferred Shares Asset Coverage Report when specifically requested by Moody's.

     (c) With respect to Moody's ratings of the Preferred Shares, within twenty Business Days after the date of delivery of a Moody's Preferred Shares Asset Coverage Report to the Auction Agent and Moody's in accordance with the third sentence of Section 11.7(b) above relating to a Quarterly Valuation Date (except as described in the following sentence), the Independent Accountant will confirm in writing to the Auction Agent and Moody's, (i) the mathematical accuracy of the calculations reflected in such Report, (ii) that, in such Report, the Trust correctly determined the assets of the Trust which constitute Moody's Eligible Assets at such Quarterly Valuation Date in accordance with these Bylaws, (iii) that, in such Report, the Trust determined whether the Trust had, at such Quarterly Valuation Date in accordance with these Bylaws, Moody's Eligible Assets with an aggregate Discounted Value at least equal to the Preferred Shares Basic Maintenance Amount, (iv) with respect to the S&P ratings on portfolio securities of the Trust, the issuer name, issue size and coupon rate, if any, listed in such Report, that the Independent Accountant has verified such information in reference to third-party information sources (such as Reuters or Bloomberg) and the Independent Accountant shall provide a listing in its letter of any differences, (v) with respect to the Fitch Ratings' ratings on portfolio securities of the Trust, the issuer name, issue size and coupon rate, if any, listed in such Report, that the Independent Accountant has verified such information in reference to third-party information sources (such as Reuters or Bloomberg) and the Independent Accountant shall provide a listing in its letter of any differences, (vi) with respect to the Moody's ratings on portfolio securities of the Trust, the issuer name, issue size and coupon rate, if any, listed in such Report, that the Independent Accountant has verified such information in reference to third-party information sources (such as Reuters or Bloomberg) and the Independent Accountant shall provide a listing in its letter of any differences and (vii) that the Independent Accountant has compared the prices in such Report to the prices in the applicable pricing appraisal report provided by the custodian of the Trust's assets to the Trust for purposes of valuing securities in the Trust's portfolio and verified that such information agrees (in the event such information does not agree, the Independent Accountant will provide a listing in its letter of such differences) (such confirmation is herein called the "Accountant's Confirmation"). Notwithstanding the foregoing sentence, the Independent Accountant will provide the confirmation described in the foregoing sentence with respect to Moody's Preferred Shares Asset Coverage Reports delivered pursuant to the third sentence of Section 11.7(b) above only for such Moody's Preferred Shares Asset Coverage Reports relating to the last fiscal quarter of each fiscal year.

     (d) With respect to Moody's ratings of the Preferred Shares, within twenty Business Days after the date of delivery to the Auction Agent and Moody's of a Moody's Preferred Shares Asset Coverage Report in accordance with the second sentence of Section 11.7(b) above relating to the Rating Agency Preferred Shares Asset Coverage Cure Date with respect to such failure, the Trust shall cause the Independent Accountant to provide to the Auction Agent and Moody's an Accountant's Confirmation as to such Moody's Preferred Shares Asset Coverage Report.

     (e) With respect to Moody's ratings of the Preferred Shares, if any Accountant's Confirmation delivered to Moody's pursuant to subparagraph (c) or
(d) of this Section 11.7 shows that an error was made in the Moody's Preferred Shares Asset Coverage Report for a particular Valuation Date for which such Accountant's Confirmation was required to be delivered, or shows that a lower aggregate Discounted Value for the aggregate of all Moody's Eligible Assets of the Trust was determined by the Independent Accountant, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Trust, and the Trust shall accordingly amend and deliver the Moody's Preferred Shares Asset Coverage Report to the Auction Agent and Moody's promptly following receipt by the Trust of such Accountant's Confirmation.

     (f) Within five Business Days after the Date of Original Issue of the Preferred Shares, the Trust will complete and deliver to Moody's a Moody's Preferred Shares Asset Coverage Report as of the close of business on such Date of Original Issue. Also, on or before 5:00 p.m., New York City time, on the first Business Day after Common Shares are repurchased by the Trust, the Trust will complete and deliver (i) a Fitch Preferred Shares Asset Coverage Report to Fitch Ratings and (ii) a Moody's Preferred Shares Asset Coverage Report to Moody's, in each case as of the close of business on such date that Common Shares are repurchased.

     11.8 Certain Other Restrictions. (a) For so long as any Preferred Shares are rated by Moody's, the Trust will not buy or sell financial futures contracts, write, purchase or sell call options on financial futures contracts or purchase put options on financial futures contracts or write call options (except covered call options) on portfolio securities unless it receives written confirmation from Moody's that engaging in such transactions would not impair the ratings then assigned to the Preferred Shares by Moody's, except that the Trust may purchase or sell exchange-traded financial futures contracts based on any index approved by Moody's or Treasury Bonds, and purchase, write or sell exchange-traded put options on such financial futures contracts, any index approved by Moody's or Treasury Bonds, and purchase, write or sell exchange-traded call options on such financial futures contracts, any index approved by Moody's or Treasury Bonds (collectively "Moody's Hedging Transactions"), subject to the following limitations:

          (i) the Trust will not engage in any Moody's Hedging Transaction based on any index approved by Moody's (other than transactions that terminate a futures contract or option held by the Trust by the Trust's taking the opposite position thereto ("Closing Transactions")) that would cause the Trust at the time of such transaction to own or have sold:

               (A) outstanding financial futures contracts based on such index exceeding in number 10% of the average number of daily traded financial futures contracts based on such index in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal; or

               (B) outstanding financial futures contracts based on any index approved by Moody's having a Market Value exceeding 50% of the Market Value of all portfolio securities of the Trust constituting Moody's Eligible Assets owned by the Trust (other than Moody's Eligible Assets already subject to a Moody's Hedging Transaction);

          (ii) the Trust will not engage in any Moody's Hedging Transaction based on Treasury Bonds (other than Closing Transactions) that would cause the Trust at the time of such transaction to own or have sold:

               (A) outstanding financial futures contracts based on Treasury Bonds with such contracts having an aggregate Market Value exceeding 20% of the aggregate Market Value of Moody's Eligible Assets owned by the Trust and rated Aa by Moody's (or, if not rated by Moody's but rated by S&P, rated AAA by S&P); or

               (B) outstanding financial futures contracts based on Treasury Bonds with such contracts having an aggregate Market Value exceeding 80% of the aggregate Market Value of all portfolio securities of the Trust constituting Moody's Eligible Assets owned by the Trust (other than Moody's Eligible Assets already subject to a Moody's Hedging Transaction) and rated Baa or A by Moody's (or, if not rated by Moody's but rated by S&P, rated A or AA by S&P)

     (for purposes of the foregoing clauses (i) and (ii), the Trust shall be deemed to own the number of financial futures contracts that underlie any outstanding options written by the Trust);

          (iii) the Trust will engage in Closing Transactions to close out any outstanding financial futures contract based on any index approved by Moody's if the amount of open interest in such index as reported by The Wall Street Journal is less than an amount to be mutually determined by Moody's and the Trust;

          (iv) the Trust will engage in a Closing Transaction to close out any outstanding financial futures contract by no later than the fifth Business Day of the month in which such contract expires and will engage in a Closing Transaction to close out any outstanding option on a financial futures contract by no later than the first Business Day of the month in which such option expires;

          (v) the Trust will engage in Moody's Hedging Transactions only with respect to financial futures contracts or options thereon having the next settlement date or the settlement date immediately thereafter;

          (vi) the Trust (A) will not engage in options and futures transactions for leveraging or speculative purposes, except that an option or futures transaction shall not for these purposes be considered a leveraged position or speculative so long as the combination of the Trust's non-derivative positions, together with the relevant option or futures transaction, produces a synthetic investment position, or the same economic result, that could be achieved by an investment, consistent with the Trust's investment objectives and policies, in a security that is not an option or futures transaction, and (B) will not write any call options or sell any financial futures contracts for the purpose of hedging the anticipated purchase of an asset prior to completion of such purchase; and

          (vii) while the Trust may use options and futures transactions for hedging and risk management purposes, it will not enter into an option or futures transaction unless, after giving effect thereto, the Trust would continue to have Moody's Preferred Shares Asset Coverage.

     (b) For purposes of determining whether the Trust has Moody's Preferred Shares Asset Coverage, the Discounted Value of Moody's Eligible Assets that the Trust is obligated to deliver or receive pursuant to an outstanding futures contract or option shall be as follows:

          (i) assets subject to call options written by the Trust that are either exchange-traded and "readily reversible" or that expire within 49 days after the date as of which such valuation is made shall be valued at the lesser of (A) Discounted Value and (B) the exercise price of the call option written by the Trust;

          (ii) assets subject to call options written by the Trust not meeting the requirements of clause (i) of this sentence shall have no value;

          (iii) assets subject to put options written by the Trust shall be valued at the lesser of (A) the exercise price and (B) the Discounted Value of the assets subject to the option;

          (iv) futures contracts shall be valued at the lesser of (A) settlement price and (B) the Discounted Value of the assets subject to the futures contract, provided that, if a contract matures within 49 days after the date as of which such valuation is made, where the Trust is the seller the contract may be valued at the settlement price and where the Trust is the buyer the contract may be valued at the Discounted Value of the assets subject to the futures contract; and

          (v) where delivery may be made to the Trust with any security of a class of securities, the Trust shall assume that it will take delivery of the security with the lowest Discounted Value.

     (c) For purposes of determining whether the Trust has Moody's Preferred Shares Asset Coverage, the following amounts shall be subtracted from the aggregate Discounted Value of the Moody's Eligible Assets held by the Trust to the extent the relevant asset is a Moody's Eligible Asset:

          (vi) 10% of the exercise price of a written call option;

          (vii) the exercise price of any written put option;

          (viii) where the Trust is the seller under a financial futures contract, 10% of the settlement price of the financial futures contract;

          (ix) where the Trust is the purchaser under a financial futures contract, any amounts payable by the Trust under such financial futures contract;

          (x) the settlement price of the underlying financial futures contract if the Trust writes put options on a financial futures contract; and

          (xi) 105% of the Market Value of the underlying financial futures contract if the Trust writes call options on a financial futures contract and does not own the underlying contract.

     (d) For so long as any Preferred Shares are rated by Moody's, the Trust will not enter into any "Moody's Forward Commitment," herein defined as any contract to purchase securities for a fixed price at a future date beyond customary settlement time (other than such contracts that constitute Moody's Hedging Transactions), except that the Trust may enter into Moody's Forward Commitments subject to the following limitations:

          (xii) for each Moody's Forward Commitment, the Trust will maintain with its custodian (A) cash, cash equivalents or short-term, fixed-income securities rated P-1, MIG-1 or VMIG-1 by Moody's or A-1 by S&P and maturing in one year or less with a fair market value that equals or exceeds the amount by which the Trust's obligations under any Moody's Forward Commitments to which it is from time to time a party exceed obligations to the Trust arising from securities sales by the Trust that are scheduled to settle at a future date, or (B) long-term, fixed-income securities with a then current market value that equals or exceeds the amount by which the Trust's obligations under any Moody's Forward Commitments to which it is from time to time a party exceed obligations to the Trust arising from securities sales by the Trust that are scheduled to settle on a future date, or (C) a combination of assets described in (A) and (B) above that in the aggregate equals or exceeds the amount by which the Trust's obligations under any Moody's Forward Commitments to which it is from time to time a party exceed obligations to the Trust arising from securities sales by the Trust that are scheduled to settle on a future date; and

          (xiii) the Trust will not enter into a Moody's Forward Commitment unless, after giving effect thereto, the Trust would continue to have Moody's Preferred Shares Asset Coverage.

For purposes of determining whether the Trust has Moody's Preferred Shares Asset Coverage, the Discounted Value of all Moody's Forward Commitments to which the Trust is a party and of all securities deliverable to the Trust pursuant to such Moody's Forward Commitments shall be zero.

     (e) For so long as any Preferred Shares are Outstanding and Moody's is rating such shares, the Trust, unless it has received written confirmation from Moody's that such action would not impair the rating then assigned to the Preferred Shares by Moody's, will not:

          (xiv) borrow money except for the purpose of clearing transactions in portfolio securities (which borrowings under any circumstances shall be limited to an amount equal to 5% of the Market Value of the Trust's assets at the time of such borrowings and which borrowings shall be repaid within 60 days and not be extended or renewed and shall not cause the Trust to fail to satisfy Moody's Preferred Shares Asset Coverage);

          (xv) engage in short sales of securities;

          (xvi) lend any securities;

          (xvii) issue any class or series of shares of beneficial interest ranking prior to or on a parity with the Preferred Shares with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the Trust;

          (xviii) merge or consolidate into or with any other corporation or entity; and

          (xix) change any Pricing Service of the Trust.

     (f) For so long as any Preferred Shares are rated by Fitch Ratings, the Trust will not enter into any "Fitch Covered Forward Commitment," herein defined as any contract to purchase securities for a fixed price at a future date beyond customary settlement time which, after giving effect thereto, would result in the Trust failing to satisfy Fitch Preferred Shares Asset Coverage.

     11.9 Notice. All notices or communications, unless otherwise specified in these Bylaws, shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid. Notice shall be deemed given on the earlier of the date received or the date seven days after which such notice is mailed.

     11.10 Auction Procedures. (a) Certain Definitions. As used in this Section 11.10, the following terms shall have the following meanings, unless the context otherwise requires:

          (i) "Auction Date" means the first Business Day preceding the first day of a Dividend Period.

          (ii) "Available Preferred Shares" has the meaning specified in Section 11.10(d)(i)(A) below.

          (iii) "Bid" has the meaning specified in Section 11.10(b)(i)(B) below.

          (iv) "Bidder" has the meaning specified in Section 11.10(b)(i)(B) below.

          (v) "Hold Order" has the meaning specified in Section 11.10(b)(i)(B) below.

          (vi) "Maximum Applicable Rate" for any Dividend Period will be the Applicable Percentage of the Reference Rate. The Auction Agent will round each applicable Maximum Applicable Rate to the nearest one-thousandth (0.001) of one percent per annum, with any such number ending in five ten-thousandths of one percent being rounded upwards to the nearest one-thousandth (0.001) of one percent. The Auction Agent will not round the applicable Reference Rate as part of its calculation of the Maximum Applicable Rate. The "Applicable Percentage" shall be the percentage determined based on the lower of the credit ratings assigned on such date by Moody's and Fitch Ratings as follows:

   Moody's        Fitch        Applicable
Credit Rating  Credit Rating   Percentage
-------------  -------------  -----------
Aa3 or above   AA- or above       150%
  A3 to A1       A- to A+         160%
Baa3 to Baa1   BBB- to BBB+       250%
Below Baa3      Below BBB-        275%

          The Applicable Percentage as so determined shall be further subject to upward but not downward adjustment in the discretion of the Board of Trustees of the Trust after consultation with the Broker-Dealers, provided that the Board of Trustees has received assurance from Moody's and Fitch Ratings and from any other Rating Agency then rating the Preferred Shares that such increase will not impair such Rating Agency's rating thereof, and further provided that immediately following any such increase the Trust would satisfy both Fitch Preferred Shares Asset Coverage and Moody's Preferred Shares Asset Coverage. The Trust shall take all reasonable action necessary to enable Moody's and Fitch Ratings to provide a rating for each series of Preferred Shares. If Moody's or Fitch Ratings shall not make such a rating available, Citigroup Global Markets Inc. or its affiliates and successors, after consultation with the Trust, shall select another Rating Agency to act as a Substitute Rating Agency.

          (vii) "Order" has the meaning specified in Section 11.10(b)(i)(B) below.

          (viii) "Preferred Shares" means the Preferred Shares being auctioned pursuant to this Section 11.10.

          (ix) "Sell Order" has the meaning specified in Section 11.10(b)(i)(B) below.

          (x) "Submission Deadline" means 1:00 p.m., New York City time, on any Auction Date or such other time on any Auction Date as may be specified by the Auction Agent from time to time as the time by which each Broker-Dealer must submit to the Auction Agent in writing all Orders obtained by it for the Auction to be conducted on such Auction Date.

          (xi) "Submitted Bid" has the meaning specified in Section 11.10(d)(i) below.

          (xii) "Submitted Hold Order" has the meaning specified in Section 11.10(d)(i) below.

          (xiii) "Submitted Order" has the meaning specified in Section 11.10(d)(i) below.

          (xiv) "Submitted Sell Order" has the meaning specified in Section 11.10(d)(i) below.

          (xv) "Sufficient Clearing Bids" has the meaning specified in Section 11.10(d)(i) below.

          (xvi) "Winning Bid Rate" has the meaning specified in Section 11.10(d)(i)(C) below.

     (b) Orders by Beneficial Owners, Potential Beneficial Owners, Existing Holders and Potential Holders.

          (i) Unless otherwise permitted by the Trust, Beneficial Owners and Potential Beneficial Owners may only participate in Auctions through their Broker-Dealers. Broker-Dealers will submit the Orders of their respective customers who are Beneficial Owners and Potential Beneficial Owners to the Auction Agent, designating themselves as Existing Holders in respect of shares subject to Orders submitted or deemed submitted to them by Beneficial Owners and as Potential Holders in respect of shares subject to Orders submitted to them by Potential Beneficial Owners. A Broker-Dealer may also hold Preferred Shares in its own account as a Beneficial Owner. A Broker-Dealer may thus submit Orders to the Auction Agent as a Beneficial Owner or a Potential Beneficial Owner and therefore participate in an Auction as an Existing Holder or Potential Holder on behalf of both itself and its customers. On or prior to the Submission Deadline on each Auction
     Date:

               (A) each Beneficial Owner may submit to its Broker-Dealer information as to:

                    (1) the number of Outstanding Preferred Shares, if any, held by such Beneficial Owner which such Beneficial Owner desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period for such shares;

                    (2) the number of Outstanding Preferred Shares, if any, held by such Beneficial Owner which such Beneficial Owner desires to continue to hold, provided that the Applicable Rate for the next succeeding Dividend Period for such shares shall not be less than the rate per annum specified by such Beneficial Owner; and/or

                    (3) the number of Outstanding Preferred Shares, if any, held by such Beneficial Owner which such Beneficial Owner offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and

               (B) each Broker-Dealer, using a list of Potential Beneficial Owners that shall be maintained in good faith for the purpose of conducting a competitive Auction, shall contact Potential Beneficial Owners, including Persons that are not Beneficial Owners, on such list to determine the number of Outstanding Preferred Shares, if any, which each such Potential Beneficial Owner offers to purchase, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Beneficial Owner.

               For the purposes hereof, the communication by a Beneficial Owner or Potential Beneficial Owner to a Broker-Dealer, or the communication by a Broker-Dealer acting for its own account to the Auction Agent, of information referred to in clause (A) or (B) of this Section 11.10(b)(i) is hereinafter referred to as an "Order" and each Beneficial Owner and each Potential Beneficial Owner placing an Order, including a Broker-Dealer acting in such capacity for its own account, is hereinafter referred to as a "Bidder"; an Order containing the information referred to in clause (A)(1) of this Section 11.10(b)(i) is hereinafter referred to as a "Hold Order"; an Order containing the information referred to in clause (A)(2) or (B) of this Section 11.10(b)(i) is hereinafter referred to as a "Bid"; and an Order containing the information referred to in clause (A)(3) of this
          Section 11.10(b)(i) is hereinafter referred to as a "Sell Order." Inasmuch as a Broker-Dealer participates in an Auction as an Existing Holder or a Potential Holder only to represent the interests of a Beneficial Owner or Potential Beneficial Owner, whether it be its customers or itself, all discussion herein relating to the consequences of an Auction for Existing Holders and Potential Holders also applies to the underlying beneficial ownership interests represented.

          (ii) (A) A Bid by a Beneficial Owner or an Existing Holder shall constitute an irrevocable offer to sell:

                    (1) the number of Outstanding Preferred Shares specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate per annum specified in such Bid; or

                    (2) such number or a lesser number of Outstanding Preferred
               Shares to be determined as set forth in Section 11.10(e)(i)(D) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein; or

                    (3) a lesser number of Outstanding Preferred Shares to be
               determined as set forth in Section 11.10(e)(ii)(C) if such specified rate per annum shall be higher than the Maximum Applicable Rate and Sufficient Clearing Bids do not exist.

               (B) A Sell Order by a Beneficial Owner or an Existing Holder shall constitute an irrevocable offer to sell:

                    (1) the number of Outstanding Preferred Shares specified in such Sell Order; or

                    (2) such number or a lesser number of Outstanding Preferred
               Shares to be determined as set forth in Section 11.10(e)(ii)(C) if Sufficient Clearing Bids do not exist.

               (C) A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

                    (1) the number of Outstanding Preferred Shares specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate per annum specified in such Bid; or

                    (2) such number or a lesser number of Outstanding Preferred
               Shares to be determined as set forth in Section 11.10(e)(i)(E) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein.

               (c) Submission of Orders by Broker-Dealers to Auction Agent.

          (i) Each Broker-Dealer shall submit in writing or through the Auction Agent's auction processing system to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer, designating itself (unless otherwise permitted by the Trust) as an Existing Holder in respect of shares subject to Orders submitted or deemed submitted to it by Beneficial Owners and as a Potential Holder in respect of shares subject to Orders submitted to it by Potential Beneficial Owners, and specifying with respect to each Order:

               (A) the name of the Bidder placing such Order (which shall be the Broker-Dealer unless otherwise permitted by the Trust);

               (B) the aggregate number of Outstanding Preferred Shares that are the subject of such Order;

               (C) to the extent that such Bidder is a Beneficial Owner or an Existing Holder:

                    (1) the number of Outstanding Preferred Shares, if any,
               subject to any Hold Order placed by such Beneficial Owner or Existing Holder;

                    (2) the number of Outstanding Preferred Shares, if any,
               subject to any Bid placed by such Beneficial Owner or Existing Holder and the rate per annum specified in such Bid; and

                    (3) the number of Outstanding Preferred Shares, if any,
               subject to any Sell Order placed by such Beneficial Owner or Existing Holder; and

               (D) to the extent such Bidder is a Potential Holder, the rate per annum specified in such Potential Holder's Bid.

          (ii) If any rate per annum specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one-thousandth (.001) of 1%.

          (iii) If an Order or Orders covering all of the Outstanding Preferred Shares held by an Existing Holder are not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order (in the case of an Auction relating to a Special Dividend Period of 28 days or less) or a Sell Order (in the case of an Auction relating to a Special Dividend Period of longer than 28 days) to have been submitted on behalf of such Existing Holder covering the number of Outstanding Preferred Shares held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

          (iv) If one or more Orders on behalf of an Existing Holder covering in the aggregate more than the number of Outstanding Preferred Shares held by such Existing Holder are submitted to the Auction Agent, such Order shall be considered valid as follows and in the following order of priority:

               (A) any Hold Order submitted on behalf of such Existing Holder shall be considered valid up to and including the number of Outstanding Preferred Shares held by such Existing Holder; provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of Preferred Shares subject to such Hold Orders exceeds the number of Outstanding Preferred Shares held by such Existing Holder, the number of Preferred Shares subject to each of such Hold Orders shall be reduced pro rata so that such Hold Orders, in the aggregate, will cover exactly the number of Outstanding Preferred Shares held by such Existing Holder;

               (B) any Bids submitted on behalf of such Existing Holder shall be considered valid, in the ascending order of their respective rates per annum if more than one Bid is submitted on behalf of such Existing Holder, up to and including the excess of the number of Outstanding Preferred Shares held by such Existing Holder over the number of Preferred Shares subject to any Hold Order referred to in Section 11.10(c)(iv)(A) above (and if more than one Bid submitted on behalf of such Existing Holder specifies the same rate per annum and together they cover more than the remaining number of shares that can be the subject of valid Bids after application of Section 11.10(c)(iv)(A) above and of the foregoing portion of this Section 11.10(c)(iv)(B) to any Bid or Bids specifying a lower rate or rates per annum, the number of shares subject to each of such Bids shall be reduced pro rata so that such Bids, in the aggregate, cover exactly such remaining number of shares); and the number of shares, if any, subject to Bids not valid under this Section 11.10(c)(iv)(B) shall be treated as the subject of a Bid by a Potential Holder; and

               (C) any Sell Order shall be considered valid up to and including the excess of the number of Outstanding Preferred Shares held by such Existing Holder over the number of Preferred Shares subject to Hold Orders referred to in Section 11.10(c)(iv)(A) and Bids referred to in
          Section 11.10(c)(iv)(B); provided that if more than one Sell Order is submitted on behalf of any Existing Holder and the number of Preferred Shares subject to such Sell Orders is greater than such excess, the number of Preferred Shares subject to each of such Sell Orders shall be reduced pro rata so that such Sell Orders, in the aggregate, cover exactly the number of Preferred Shares equal to such excess.

          (v) If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate per annum and number of Preferred Shares therein specified.

          (vi) Any Order submitted by a Beneficial Owner as a Potential Beneficial Owner to its Broker-Dealer, or by a Broker-Dealer to the Auction Agent, prior to the Submission Deadline on any Auction Date shall be irrevocable.

          (vii) The Trust shall not be responsible for a Broker-Dealer's failure to act in accordance with the instructions of Beneficial Owners or Potential Beneficial Owners or failure to comply with the provisions of this Section 11.10.

     (d) Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate.

          (i) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or, more generally, as a "Submitted Order") and shall determine:

          (A) the excess of the total number of Outstanding Preferred Shares over the number of Outstanding Preferred Shares that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available Preferred Shares");

          (B) from the Submitted Orders whether the number of Outstanding Preferred Shares that are the subject of Submitted Bids by Potential Holders specifying one or more rates per annum equal to or lower than the Maximum Applicable Rate exceeds or is equal to the sum of:

                    (1) the number of Outstanding Preferred Shares that are the subject of Submitted Bids by Existing Holders specifying one or more rates per annum higher than the Maximum Applicable Rate, and

                    (2) the number of Outstanding Preferred Shares that are
               subject to Submitted Sell Orders (if such excess or such equality exists (other than because the number of Outstanding Preferred Shares in clause (1) above and this clause (2) are each zero because all of the Outstanding Preferred Shares are the subject of Submitted Hold Orders), such Submitted Bids by Potential Holders being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

               (C) if Sufficient Clearing Bids exist, the lowest rate per annum specified in the Submitted Bids (the "Winning Bid Rate") that if:

                    (1) each Submitted Bid from Existing Holders specifying the
               Winning Bid Rate and all other Submitted Bids from Existing Holders specifying lower rates per annum were rejected, thus entitling such Existing Holders to continue to hold the Preferred Shares that are the subject of such Submitted Bids, and

                    (2) each Submitted Bid from Potential Holders specifying the
               Winning Bid Rate and all other Submitted Bids from Potential Holders specifying lower rates per annum were accepted, thus entitling the Potential Holders to purchase the Preferred Shares that are the subject of such Submitted Bids, would result in the number of shares subject to all Submitted Bids specifying the Winning Bid Rate or a lower rate per annum being at least equal to the Available Preferred Shares.

          (ii) Promptly after the Auction Agent has made the determinations pursuant to Section 11.10(d)(i), the Auction Agent shall advise the Trust of the Maximum Applicable Rate and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:

               (A) if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate;

               (B) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding Preferred Shares are the subject of Submitted Hold Orders), that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Maximum Applicable Rate; or

               (C) if all of the Outstanding Preferred Shares are the subject of Submitted Hold Orders, that the Dividend Period next succeeding the Auction shall automatically be the same length as the immediately preceding Dividend Period and the Applicable Rate for the next succeeding Dividend Period shall be equal to 80% of the Reference Rate on the date of the Auction.

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     (e) Acceptance and Rejection of Submitted Bids and Submitted Sell Orders
and Allocation of Shares. Existing Holders shall continue to hold the Preferred Shares that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to Section 11.10(d)(i), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

          (i) If Sufficient Clearing Bids have been made, subject to the provisions of Section 11.10(e)(iii) and Section 11.10(e)(iv), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:

               (A) the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate per annum that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the Outstanding Preferred Shares that are the subject of such Submitted Sell Order or Submitted Bid;

               (B) the Submitted Bid of each of the Existing Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding Preferred Shares that are the subject of such Submitted Bid;

               (C) the Submitted Bid of each of the Potential Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be accepted;

               (D) the Submitted Bid of each of the Existing Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding Preferred Shares that are the subject of such Submitted Bid, unless the number of Outstanding Preferred Shares subject to all such Submitted Bids shall be greater than the number of Outstanding Preferred Shares ("Remaining Shares") equal to the excess of the Available Preferred Shares over the number of Outstanding Preferred Shares subject to Submitted Bids described in Section 11.10(e)(i)(B) and Section 11.10(e)(i)(C), in which event the Submitted Bids of each such Existing Holder shall be accepted, and each such Existing Holder shall be required to sell Outstanding Preferred Shares, but only in an amount equal to the difference between (1) the number of Outstanding Preferred Shares then held by such Existing Holder subject to such Submitted Bid and (2) the number of Preferred Shares obtained by multiplying (x) the number of Remaining Shares by (y) a fraction the numerator of which shall be the number of Outstanding Preferred Shares held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding Preferred Shares subject to such Submitted Bids made by all such Existing Holders that specified a rate per annum equal to the Winning Bid Rate; and

               (E) the Submitted Bid of each of the Potential Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of Outstanding Preferred Shares obtained by multiplying (x) the difference between the Available Preferred Shares and the number of Outstanding Preferred Shares subject to Submitted Bids described in Section 11.10(e)(i)(B),
          Section 11.10(e)(i)(C) and Section 11.10(e)(i)(D) by (y) a fraction the numerator of which shall be the number of Outstanding Preferred Shares subject to such Submitted Bid and the denominator of which shall be the number of Outstanding Preferred Shares subject to such Submitted Bids made by all such Potential Holders that specified rates per annum equal to the Winning Bid Rate.

          (ii) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding Preferred Shares are subject to Submitted Hold Orders), subject to the provisions of Section 11.10(e)(iii), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

               (A) the Submitted Bid of each Existing Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be rejected, thus entitling such Existing Holder to continue to hold the Outstanding Preferred Shares that are the subject of such Submitted Bid;

               (B) the Submitted Bid of each Potential Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus requiring such Potential Holder to purchase the Outstanding Preferred Shares that are the subject of such Submitted Bid; and

               (C) the Submitted Bids of each Existing Holder specifying any rate per annum that is higher than the Maximum Applicable Rate shall be accepted and the Submitted Sell Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (1) the number of Outstanding Preferred Shares then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (2) the number of Preferred Shares obtained by multiplying (x) the difference between the Available Preferred Shares and the aggregate number of Outstanding Preferred Shares subject to Submitted Bids described in Section 11.10(e)(ii)(A) and
          Section 11.10(e)(ii)(B) by (y) a fraction the numerator of which shall be the number of Outstanding Preferred Shares held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding Preferred Shares subject to all such Submitted Bids and Submitted Sell Orders.

               If all of the Outstanding shares of a series of Preferred Shares are subject to Submitted Hold Orders, all Submitted Bids for shares of such series shall be rejected.

          (iii) If, as a result of the procedures described in Section 11.10(e), any Existing Holder would be entitled or

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     required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a Preferred Share on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the number of Preferred Shares to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that each Outstanding Preferred Share purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be a whole Preferred Share.

          (iv) If, as a result of the procedures described in Section 11.10(e), any Potential Holder would be entitled or required to purchase less than a whole Preferred Share on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate Preferred Shares for purchase among Potential Holders so that only whole Preferred Shares are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any Preferred Shares on such Auction Date.

          (v) Based on the results of each Auction, the Auction Agent shall determine, with respect to each Broker-Dealer that submitted Bids or Sell Orders on behalf of Existing Holders or Potential Holders, the aggregate number of Outstanding Preferred Shares to be purchased and the aggregate number of the Outstanding Preferred Shares to be sold by such Potential Holders and Existing Holders and, to the extent that such aggregate number of Outstanding shares to be purchased and such aggregate number of Outstanding shares to be sold differ, the Auction Agent shall determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Outstanding Preferred Shares.

     (f) Miscellaneous.

          (i) To the extent permitted by applicable law, the Trust may in its sole discretion interpret the provisions of this Section 11.10 to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification that does not substantially adversely affect the rights of Beneficial Owners of Preferred Shares.

          (ii) Unless otherwise permitted by the Trust, a Beneficial Owner or an Existing Holder (A) may sell, transfer or otherwise dispose of Preferred Shares only pursuant to a Bid or Sell Order in accordance with the procedures described in this Section 11.10 or to or through a Broker-Dealer or to such other persons as may be permitted by the Trust, provided that in the case of all transfers other than pursuant to Auctions such Beneficial Owner or Existing Holder, its Broker-Dealer, if applicable, or its Agent Member advises the Auction Agent of such transfer and (B) except as otherwise required by law, shall have the ownership of the Preferred Shares held by it maintained in book entry form by the Securities Depository in the account of its Agent Member, which in turn will maintain records of such Beneficial Owner's beneficial ownership. The Trust may not submit an Order in any Auction.

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

          (iii) All of the Outstanding Preferred Shares of a series shall be registered in the name of the nominee of the Securities Depository unless otherwise required by law or unless there is no Securities Depository. If there is no Securities Depository, at the Trust's option and upon its receipt of such documents as it deems appropriate, any Preferred Shares may be registered in the Share Register in the name of the Beneficial Owner thereof and such Beneficial Owner thereupon will be entitled to receive certificates therefor and required to deliver certificates therefor upon transfer or exchange thereof.

     11.11 Securities Depository; Stock Certificates. (a) If there is a Securities Depository, all of the Preferred Shares of each series shall be issued to the Securities Depository and registered in the name of the Securities Depository or its nominee. Certificates may be issued as necessary to represent Preferred Shares. All such certificates shall bear a legend to the effect that such certificates are issued subject to the provisions restricting the transfer of Preferred Shares contained in these Bylaws. Unless the Trust shall have elected, during a Non-Payment Period, to waive this requirement, the Trust will also issue stop-transfer instructions to the Auction Agent for the Preferred Shares. Except as provided in paragraph (b) below, the Securities Depository or its nominee will be the Holder, and no Beneficial Owner shall receive certificates representing its ownership interest in such shares.

     (b) If the Applicable Rate applicable to all Preferred Shares of a series shall be the Non-Payment Period Rate or there is no Securities Depository, the Trust may at its option issue one or more new certificates with respect to such shares (without the legend referred to in Section 11.11(a)) registered in the names of the Beneficial Owners or their nominees and rescind the stop-transfer instructions referred to in Section 11.11(a) with respect to such shares.

                                   ARTICLE 12
                            AMENDMENT TO THE BYLAWS

     12.1 General. Except to the extent that the Declaration of Trust or applicable law requires a vote or consent of Shareholders, these Bylaws may be amended, changed, altered or repealed, in whole or part, only by resolution of a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such Trustees.

     12.2 Article 11. Without limiting the provisions of Section 12.1, the Board of Trustees of the Trust may, by resolution duly adopted, without shareholder approval (except as otherwise required by Article 11 or required by applicable law), amend Article 11 to (a) reflect any amendments thereto which the Board of Trustees of the Trust is entitled to adopt pursuant to the terms of Article 11 without shareholder approval or (b) add additional series of Preferred Shares or additional shares of a series of Preferred Shares (and terms relating thereto) to the series and Preferred Shares described herein. Each such additional series and all such additional Preferred Shares shall be governed by the terms of
Article 11.

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                                                                       Exhibit 1

                      FITCH CRITERIA DATED AUGUST 16, 2011

                                      -70-